NOTICE OF ANNUAL MEETING
                                                  OF SHAREHOLDERS
                                                  AND MANAGEMENT PROXY CIRCULAR


                                 A WHOLE NEW WAY
                                    [GRAPHIC]



[LOGO] NATIONAL
       BANK
       OF CANADA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Holders of Common Shares of National Bank of Canada will be held on Wednesday, March 11, 1998 at 8:30 a.m. at The Queen Elizabeth Hotel, 900 Rene- Levesque Blvd. West, Montreal, Quebec, for the following purposes:

a) to receive the Annual Report including the Consolidated Financial Statements for the financial year ended October 31, 1997 and the Auditors' Report thereon;

b)   to elect Directors;

c)   to appoint Auditors;

d) to examine and to vote on the proposals submitted by Shareholders regarding the following matters:

     - Form of Proxy allowing a separate vote for each person proposed as a director;

     -    Stated number of directors fixed at 24;

     -    Cumulative voting for the purpose of electing directors;

     -    Adoption of a code of procedure for shareholder meetings;

     - Appointment of an ombudsman who is not a current or retired employee of the Bank;

     - Ineligibility of candidates as directors if they sit on more than five other boards of directors;

     - Increase in proportion of women candidates for the board of directors, up to one-third by the year 2000; and

e) to transact such other business as may properly be brought before the Meeting.


By Order of the Board,


/s/ Francoise Bureau

Francoise Bureau, Assistant Secretary
Montreal, December 23, 1997


Holders of Common Shares of the Bank who are unable to attend the Meeting are requested to complete, date and sign the enclosed Form of Proxy. In order to be valid, proxies must be returned to: General Trust of Canada, Stock and Bond Transfer Services, P.O. Box 888, Station B, Montreal, Quebec, H3B 9Z9, in the postage-paid envelope provided or by fax to (514) 871-7442, no later than 5:00 p.m. on March 9, 1998.

MANAGEMENT PROXY CIRCULAR
as at December 23, 1997

SOLICITATION OF PROXIES

This Management Proxy Circular is furnished in connection with the solicitation by the Management of National Bank of Canada (the "Bank") of proxies to be used at the Annual Meeting (the "Meeting") of Holders of Common Shares of the Bank, to be held at the time and place and for the purposes set forth in the Notice of Meeting accompanying this Management Proxy Circular and at any adjournment thereof. The solicitation will be done by mail and by telephone by employees or agents of the Bank. The costs of the solicitation by Management will be borne by the Bank. The Bank also reserves the option of calling on the services of an external firm to solicit proxies on its behalf; it estimates that the costs which might be incurred for such solicitation would be nominal.

APPOINTMENT AND REVOCATION OF PROXIES

The proxyholders designated in the enclosed Form of Proxy are Directors or Officers of the Bank. If a Shareholder wishes to appoint a person not designated in the Form of Proxy, he or she may do so by striking out the names appearing thereon and inserting the name of such person in the blank space provided.
A proxyholder is not required to be a Shareholder of the Bank. In order to be valid, proxies must be returned to General Trust of Canada ("General Trust"), Stock and Bond Transfer Services, P.O. Box 888, Station B, Montreal, Quebec, H3B 9Z9, in the postage-paid envelope provided or by fax to (514) 871-7442, no later than 5:00 p.m. on March 9, 1998.

A Shareholder may revoke a proxy by depositing an instrument in writing executed by him or her or by his or her duly authorized agent:

i) at the Head Office of the Bank, c/o Secretary's Office, 600 de La Gauchetiere West, 4th Floor, Montreal, Quebec, H3B 4L2, no later than the last business day preceding the day of the Meeting or any adjournment thereof; or

ii) with the Chairman of the Meeting on the day of the Meeting or of any adjournment thereof.

VOTING BY PROXIES

Common Shares represented by a proxy are to be voted by the proxyholders designated in the enclosed Form of Proxy in accordance with the directions of the Shareholders.

If no instructions are given, the voting rights attached to the Common Shares will be exercised by the Management of the Bank FOR the election of Directors and the appointment of Auditors and AGAINST the proposals presented by Shareholders. If no instructions are given, any other Proxyholder will exercise the voting rights attached to the shares at his or her discretion.

The Form of Proxy, if duly signed, confers discretionary authority with respect to any changes or amendments proposed with respect to the matters set out therein or any other matters which may properly come before the Meeting. Any proxy previously given is thereby revoked.

As at the date hereof, the Management of the Bank knows of no amendments or other matters which may come before the Meeting.




                                                     NATIONAL BANK OF CANADA  1

VOTING COMMON SHARES

As at December 15, 1997, 170,905,446 Common Shares of the Bank were issued and outstanding. Holders of Common Shares of record on January 20, 1998 or their duly authorized agents are entitled to receive notice of the Annual Meeting and to vote at the Meeting. However, any transferee of any share after that date who requests, no later than 10 days before the Meeting, that his or her name be included in the list is also entitled to vote upon presentation of evidence of ownership.

Unless restricted as hereinafter provided, each holder of Common Shares of record is entitled to one vote per share held. To the knowledge of the Directors and Officers of the Bank, no individual or corporation beneficially owns or exercises control over Common Shares carrying more than 10% of the voting rights attached to all of the Common Shares of the Bank.

VOTING RESTRICTIONS

The BANK ACT (Canada) (the "Act") contains provisions which prevent the voting rights attaching to the common shares of a bank from being exercised if the shares are held by the government of Canada or of a province or an agency thereof or by the government of a foreign country or any political subdivision thereof or an agency thereof.

CONFIDENTIALITY OF VOTES

In order to protect the confidential nature of voting by proxy, General Trust, the registrar and transfer agent of the Bank, receives the votes exercised by proxy and compiles the results for the Meeting. It submits a Form of Proxy to the Bank only when a Shareholder clearly wants his or her personal opinion made known to Management or when it is required to do so by law.

PRESENTATION OF FINANCIAL STATEMENTS

The Annual Report including the Consolidated Financial Statements of the Bank for the financial year ended October 31, 1997 and the Auditors' Report on these financial statements will be submitted to the Meeting.

ELECTION OF DIRECTORS

The Management of the Bank recommends voting FOR the election of the nominees to the Board of Directors proposed on pages 3 and 4. Each Director elected at the Meeting will hold office until the subsequent Annual Meeting of the Bank, the election or appointment of a replacement, or until the position is vacated, whichever event occurs first.

During the financial year ended October 31, 1997, the Board of Directors of the Bank held 14 meetings.

The number of meetings held by each Committee of the Board during this period was as follows:

Executive Committee:                                                       7
Conduct Review and Corporate
   Governance Committee:                                                   6
Credit Committee:                                                          9
Audit Committee:                                                           4

In accordance with the requirements of the Act, the table below also presents a record of attendance by Directors at meetings of the Board of Directors and of its committees during the financial year ended October 31, 1997. It should be noted that the table includes attendance by Directors as guests at meetings of the committees and that Mr. Montambault was a member of the Executive Committee until June 1997.

This table provides a list of the names of the nominees to the Board of Directors, their principal occupation and sector of activity, the number of shares of the Bank which they beneficially own or over which they exercise control, as well as the date of their initial appointment as Director of the Bank.

2  NATIONAL BANK OF CANADA


NAME AND PLACE               PRINCIPAL                                     DIRECTOR            COMMON (A) AND
OF RESIDENCE                 OCCUPATION                                    SINCE               FIRST PREFERRED (B)
                                                                                               SHARES BENEFICIALLY OWNED,
                                                                                               CONTROLLED OR DIRECTED
                                                                                               (14)
----------------------------------------------------------------------------------------------------------------------------
ANDRE BERARD (E) (C)          Chairman of the Board and                    July 1985           102,453 (a)
Montreal, Quebec              Chief Executive Officer
                              National Bank of Canada

PIERRE BOURGIE                President and Chief Executive Officer        -                       506 (a)
Montreal, Quebec              Societe Financiere Bourgie Inc.
                              (Investment company)

GERARD COULOMBE (R)           Senior Partner                               February 1994         1,680 (a)
Sainte-Marthe, Quebec         Desjardins Ducharme Stein Monast
                              (Barristers and solicitors)

MICHELLE COURCHESNE           General Manager                              -                            -
Laval, Quebec                 Montreal Symphony Orchestra

LEON COURVILLE (E) (C)        President and Chief Operating Officer        November 1993        33,260 (a)
Outremont, Quebec             National Bank of Canada

FRANCOIS JEAN COUTU (C)       President and Chief Operating Officer        January 1993          1,500 (a)
Outremont, Quebec             The Jean Coutu Group (PJC) Inc.
                              (Franchisor of a chain of pharmacies
                              and distributor of pharmaceuticals
                              and other products)

SHIRLEY A. DAWE               President                                    July 1988             1,500 (a)
Toronto, Ontario              Shirley Dawe Associates Inc.
                              (Consultants)

NICOLE DIAMOND-GELINAS        Vice-President and                           -                     2,000 (a)
St-Barnabe-Nord               General Manager
Quebec                         Aspasie Inc.
                              (Hair colour chart manufacturer)

JEAN DOUVILLE                 Chairman of the Board and                    January 1992          2,000 (a)
Montreal, Quebec              Chief Executive Officer
                              UAP Inc.
                              (Distributor of automotive parts)

 MARCEL DUTIL (E)             Chairman of the Board, President             January 1982         88,418 (a)

Outremont, Quebec             and Chief Executive Officer
                              Canam Manac Group Inc.
                              (Industrial and holding company:
                              frames, joists, steel decks
                              and transportation equipment)

PAUL GOBEIL (R) (A)           Vice-Chairman of the Board                   February 1994         4,000 (a)
Montreal, Quebec              Metro-Richelieu Inc.
                              (Distributor of food products)

DONALD M. GREEN(C)            Chairman of the Board                        July 1988             2,000 (a)
Burlington, Ontario           ACD Tridon Inc.
                              (International automotive
                              parts manufacturer)


NAME AND PLACE                ATTENDANCE         ATTENDANCE
OF RESIDENCE                  AT MEETINGS        AT MEETINGS
                              of the Board       of Committees
                              of Directors

--------------------------------------------------------------
ANDRE BERARD (E) (C)              14            12
Montreal, Quebec


PIERRE BOURGIE                     -              -
Montreal, Quebec


GERARD COULOMBE (R)               14             11
Sainte-Marthe, Quebec


MICHELLE COURCHESNE                -              -
Laval, Quebec

LEON COURVILLE (E) (C)            14              9
Outremont, Quebec

FRANCOIS JEAN COUTU (C)           13              7
Outremont, Quebec




SHIRLEY A. DAWE                   12              1
Toronto, Ontario


NICOLE DIAMOND-GElINAS             -              -
St-BarnabE-Nord
Quebec


JEAN DOUVILLE                     13              1
Montreal, Quebec



 MARCEL DUTIL (E)                 12              7

Outremont, Quebec





PAUL GOBEIL (R) (A)               12              8

Montreal, Quebec


DONALD M. GREEN(C)                13              7
Burlington, Ontario






NATIONAL BANK OF CANADA  3

NAME AND PLACE                PRINCIPAL                                    DIRECTOR            COMMON (A) AND
OF RESIDENCE                  OCCUPATION                                   SINCE0              FIRST PREFERRED (B)
                                                                                               SHARES BENEFICIALLY OWNED,
                                                                                               CONTROLLED OR DIRECTED
                                                                                               (14)
----------------------------------------------------------------------------------------------------------------------------

SUZANNE LECLAIR (A)           President and Chief Executive Officer        July 1989             5,150 (a)
Laval, Quebec                 Transit Truck Bodies Inc.
                              (Manufacturer of truck bodies)

BERNARD LEMAIRE (e)           Chairman of the Board                        October 1983         40,000 (a)

Kingsey Falls, Quebec         Cascades Inc.
                              (Manufacturer of paper and plastic)

GASTON MALETTE (R)(A)         Chairman of the Board                        July 1988            26,460 (b)
Timmins, Ontario              Malette Inc.
                              (Kraft pulp and forestry
                              products company)

LEONCE MONTAMBAULT            Corporate Director                           January 1990         10,703 (a)
Sillery, Quebec

GORDON F. OSBALDESTON         Professor Emeritus                           July 1988             2,070 (a)
London, Ontario               Ivey School of Business
                              University of Western Ontario
                              (Educational institution)

J.-ROBERT OUIMET (C)          President and Chief Executive Officer        November 1972        65,500 (a)
Montreal, Quebec              Ouimet-Cordon Bleu Inc.
                              (Manufacturing and marketing
                              of food products)

ROBERT PARIZEAU (E)(R)        Chairman of the Board                        December 1978        10,073 (a)
Montreal, Quebec              AON Parizeau Inc.
                              (Insurance brokerage)

MICHEL PERRON(R)              Chairman of the Board and                    October 1979         50,000 (a)
Westmount, Quebec             Chief Executive Officer
                              Somiper Inc.
                              (Investment company)

RAYMOND ROYER(C)              President and Chief Executive Officer        July 1989            23,496 (a)
Ile-Bizard, Quebec            Domtar Inc.
                              (Manufacturer of pulp, paper and
                              forestry products)

LINO SAPUTO (E) (C)           President and Chief Executive Officer        July 1989           221,035 (a)
Montreal, Quebec              Saputo Cheese Limited
                              (Manufacturer of dairy products)

CLAUDE F. SAVOIE (A)          President                                    January 1988          8,850 (a)
Moncton, New Brunswick        Acadian Construction
                              (1991) Ltd.
                              (General contractors)

PAUL-GASTON TREMBLAY (A)      President                                    0ctober 1978          5,665 (a)
Chicoutimi, Quebec            Primo-Gestion Inc.
                              (Management Consultant and
                              Corporate Director)



NAME AND PLACE                ATTENDANCE          ATTENDANCE
OF RESIDENCE                  AT MEETINGS        AT MEETINGS
                              OF THE BOARD       OF COMMITTEES
                              OF DIRECTORS

-----------------------------------------------------------------

SUZANNE LECLAIR (A)               12              6
Laval, Quebec


BERNARD LEMAIRE (E)                7              5

Kingsey Falls, Quebec


GASTON MALETTE (R)(A)              9              8
Timmins, Ontario



LEONCE MONTAMBAULT                12             11
Sillery, Quebec

GORDON F. OSBALDESTON             12              1
London, Ontario



J.-ROBERT OUIMET (C)              10              6
Montreal, Quebec



ROBERT PARIZEAU (E)(R)            14             13
Montreal, Quebec


MICHEL PERRON(R)                   8              4
Westmount, Quebec



RAYMOND ROYER(C)                  10              8
Ile-Bizard, Quebec



LINO SAPUTO (E) (C)               11             15
Montreal, Quebec


CLAUDE F. SAVOIE (A)              14              4
Moncton, New Brunswick



PAUL-GASTON TREMBLAY (A)          14              7
Chicoutimi, Quebec



MEMBER OF THE EXECUTIVE COMMITTEE: (E)
MEMBER OF THE CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE: (R) MEMBER OF THE CREDIT COMMITTEE: (C)
MEMBER OF THE AUDIT COMMITTEE: (A)



4  NATIONAL BANK OF CANADA

The above nominees provided the information as to the shares beneficially owned or over which control was exercised by them.

Maurice J. Closs, Director since August 1988, and Guy St-Germain, Director since November 1974, will not be standing for re-election. During the past financial year, Mr. Closs and Mr. St-Germain attended 13 and 14 meetings of the Board of Directors, respectively. Mr. St-Germain attended 4 meetings of the Executive Committee and 6 meetings of the Conduct Review and Corporate Governance Committee.

This year, the Bank is nominating three new candidates for election as
Directors: Pierre Bourgie, Michelle Courchesne and Nicole Diamond-Gelinas. During the past five years, Pierre Bourgie has been President and Chief Executive Officer of Urgel Bourgie Limitee and Societe Financiere Bourgie Inc. and is currently the President and Chief Executive Officer of Societe Financiere Bourgie Inc. Michelle Courchesne was Deputy Minister of the department of culture and communications (Quebec) from 1991 to 1995 and has held the position of General Manager of the Montreal Symphony Orchestra since that time. Nicole Diamond-Gelinas has been Vice-President and General Manager of Aspasie Inc. since 1976.


OTHER FUNCTIONS HELD BY DIRECTORS IN BANK SUBSIDIARIES

Andre Berard is a Director of Natcan International Trade Finance and Investment Company Ltd. and Natcan Finance (Asia) Limited.

Leon Courville is a Director and Chairman of the Board of General Trust and of National Bank Life Insurance Company, and a Director of Natcan (Nominees) Ltd. and Natcan Finance (Asia) Limited.

Jean Douville and Robert Parizeau are Directors of Levesque, Beaubien and Company Inc.

Suzanne Leclair, Gordon F. Osbaldeston and Michel Perron are Directors of Natcan Trust Company.

Gerard Coulombe, Francois Jean Coutu, Jean Douville, Paul Gobeil, Leonce Montambault and Claude F. Savoie are Directors of National Bank Life Insurance Company.

Paul-Gaston Tremblay is a Director of General Trust.


APPOINTMENT OF AUDITORS

For the financial year beginning November 1, 1997 and ending October 31, 1998, the Management of the Bank recommends voting for the appointment of Samson Belair/Deloitte & Touche, General Partnership, and Mallette Maheu, General Partnership, as auditors of the Bank.

In the past five years, Samson Belair/Deloitte & Touche, General Partnership, acted as auditor in 1993, 1994 and 1997 and Mallette Maheu, General Partnership, acted as auditor of the Bank in 1994 and 1995.

SHAREHOLDER PROPOSALS

Seven proposals made by Shareholders were received by the Bank within the time limits prescribed in the Act.

The text of these proposals is presented in Appendix I of this Circular.

The Management of the Bank recommends voting AGAINST these proposals.



                                                      NATIONAL BANK OF CANADA  5

REMUNERATION PAID BY THE BANK AND
ITS SUBSIDIARIES TO COMPENSATED DIRECTORS
AND OFFICERS

DEFINITIONS

In this Circular, the following expressions have the meanings set out below.

"COMPENSATED DIRECTORS" refers to the Directors of the Bank who are not Officers and who receive compensation from the Bank in their capacity as Directors thereof or of one of its subsidiaries, as applicable.

"EXECUTIVE OFFICERS" refers, within the meaning of applicable securities legislation, to the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Executive Vice-President - Treasury, Brokerage and Corporate Banking, the Executive Vice-Presidents and the Senior Vice-Presidents.

"NAMED EXECUTIVE OFFICERS" refers, within the meaning of applicable securities legislation, to the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Executive Vice-President - Treasury, Brokerage and Corporate Banking, the President and Chief Executive Officer of Levesque Beaubien Geoffrion Inc. and the Senior Vice-President and Senior Executive Vice-President - Corporate Financing, Levesque Beaubien Geoffrion Inc.

"OFFICERS" refers to the Officers of the Bank, namely, the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Executive Vice-President - Treasury, Brokerage and Corporate Banking, the Executive Vice-Presidents, the Senior Vice-Presidents and the Vice-Presidents.


AGGREGATE REMUNERATION

The information below is provided in compliance with the provisions of the securities legislation of various Canadian provinces.

The Compensated Directors receive the following annual base remuneration and attendance vouchers:

- Annual base remuneration of $10,000 for the Board of Directors of the Bank, $3,500 for the Executive Committee of the Board of Directors and $1,800 for the other committees of the Bank's Board of Directors. Additional base remuneration of $3,000 is paid to the Chair of each committee of the Bank. The Compensated Directors receive a voucher of $1,000 per meeting attended;

- Annual base remuneration of $1,800 for the Board of Directors of Levesque, Beaubien and Company Inc. The Compensated Directors receive a voucher of $1,000 per meeting attended;

- Annual base remuneration of $6,000 for the Board of Directors of General Trust and $1,000 for its committees. Additional base remuneration of $1,000 is paid to the Chair of each committee of General Trust. The Compensated Directors receive a voucher of $500 per meeting attended;

- Annual base remuneration of $2,500 for the Boards of Directors of Natcan Insurance Company and National Bank Life Insurance Company and $1,800 for their committees. Additional base remuneration of $3,000 is paid to the Chair of each committee of National Bank Life Insurance Company. The Compensated Directors receive a voucher of $1,000 per meeting attended.

The Bank and its subsidiaries pay the expenses incurred by Compensated Directors to attend meetings.



6  NATIONAL BANK OF CANADA

REMUNERATION OF COMPENSATED DIRECTORS AND OFFICERS OF THE BANK AND ITS SUBSIDIARIES FOR THE FINANCIAL YEAR ENDED OCTOBER 31, 1997


The table below shows the aggregate remuneration paid during the last completed financial year to Compensated Directors, as Directors of the Bank or one of its subsidiaries, and to Officers of the Bank or one of its subsidiaries, who received aggregate remuneration in excess of $75,000.



------------------------------------------------------------------------------------------------------------------------
                                                      FEES          SALARIES        BONUSES          OTHER       TOTAL
                                                        $              $               $               $           $
------------------------------------------------------------------------------------------------------------------------
REMUNERATION OF DIRECTORS

Number of Compensated Directors: 25
(including those who ceased to be a Director during the year)

Corporations incurring the expenses:

  National Bank of Canada                            687,782                                                     687,782
  Natcan Trust Company                                22,000                                                      22,000
  Levesque, Beaubien and Company Inc.                 15,700                                                      15,700
  General Trust of Canada                             13,500                                                      13,500
  National Bank Life Insurance Company                49,000                                                      49,000
------------------------------------------------------------------------------------------------------------------------

REMUNERATION OF OFFICERS

Number of Officers: 78

Corporation incurring the expenses:

  National Bank of Canada                                        11,826,076    4,867,143(1)     645,973(2)    17,339,192
------------------------------------------------------------------------------------------------------------------------

TOTALS                                               787,982     11,826,076    4,867,143        645,973       18,127,174


------------------------------------------------------------------------------------------------------------------------


(1)  BONUSES GRANTED UNDER THE SHORT-TERM INCENTIVE COMPENSATION PROGRAM.

(2) CONTRIBUTIONS MADE BY THE BANK TO THE PENSION PLAN FOR DESIGNATED EMPLOYEES AND THE EMPLOYEE SHARE OWNERSHIP PLAN OF THE BANK.



During the past financial year, no severance payments were made to Officers of the Bank.


SUMMARY OF COMPENSATION

For the last completed financial year, the Bank had 20 Executive Officers.

The following table, presented in accordance with applicable securities legislation, shows the aggregate compensation paid by the Bank and its subsidiaries during each of the three most recently completed financial years to the persons who, as at October 31, 1997, were Named Executive Officers.



                                                      NATIONAL BANK OF CANADA  7

SUMMARY OF AGGREGATE COMPENSATION OF NAMED EXECUTIVE OFFICERS




----------------------------------------------------------------------------------------------------------------------------------
                                                                                           LONG-TERM COMPENSATION
                                                                                           ----------------------
                                                           ANNUAL COMPENSATION             AWARDS         PAYOUTS
                                                 -----------------------------------
NAME AND POSITION                   YEAR         SALARY          BONUS         OTHER     SECURITIES       LONG-TERM        ALL
                                                    $              $           ANNUAL       UNDER         INCENTIVE       OTHER
                                                                              COMPEN-   OPTIONS/SARS       PROGRAM       COMPEN-
                                                                             SATION(1)     AWARDED(2)     PAYOUTS(3)      SATION
                                                                                 $                            $              $

----------------------------------------------------------------------------------------------------------------------------------
ANDRE BERARD, Chairman of
the Board and Chief Executive
Officer                             1997        575,000        588,080         10,325        145,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1996        487,910        588,080         31,330        134,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1995        487,910        454,940         27,616         90,000        363,870        Nil
----------------------------------------------------------------------------------------------------------------------------------
LEON COURVILLE, President and
Chief Operating Officer             1997        385,000        360,000          4,155         74,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1996        329,096        360,000         10,228         75,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1995        329,096        275,000         11,303         48,000        134,134        Nil
----------------------------------------------------------------------------------------------------------------------------------
JEAN TURMEL, Senior Executive
Vice-President - Treasury,
Brokerage and Corporate Banking     1997        337,000        615,000          2,510         57,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1996        306,159        574,246         10,055         60,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1995        306,159        449,246          7,046         32,000        163,081        Nil
----------------------------------------------------------------------------------------------------------------------------------
PIERRE BRUNET, President and
Chief Executive Officer
Levesque Beaubien Geoffrion
Inc.(4)                             1997        200,000      1,800,000          N/A            N/A            N/A          N/A
                              ----------------------------------------------------------------------------------------------------
                                    1996        200,000      1,306,000          N/A            N/A            N/A          N/A
                              ----------------------------------------------------------------------------------------------------
                                    1995        175,000        510,000          N/A            N/A            N/A          N/A
----------------------------------------------------------------------------------------------------------------------------------
REAL RAYMOND, Senior
Vice-President and Senior
Executive Vice-President
Corporate Financing
Levesque Beaubien
Geoffrion Inc.                      1997        219,397        115,000             82         29,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1996        199,452        100,000          3,046         32,000          Nil          Nil
                              ----------------------------------------------------------------------------------------------------
                                    1995        186,507         70,000          2,608         20,000         54,172        Nil
----------------------------------------------------------------------------------------------------------------------------------



(1) THE AMOUNTS IN THIS COLUMN ONLY REPRESENT BENEFITS RELATING TO LOANS GRANTED AT PREFERRED INTEREST RATES TO NAMED EXECUTIVE OFFICERS. THE NAMED EXECUTIVE OFFICERS HAVE THE USE OF A LEASED CAR AND MAY, AT THEIR OPTION, PARTICIPATE IN THE EMPLOYEE SHARE PURCHASE PLAN OF THE BANK; THE AGGREGATE VALUE OF THESE BENEFITS FOR THE FINANCIAL YEAR ENDED OCTOBER 31, 1997 DOES NOT EXCEED THE LESSER OF: $50,000 OR 10% OF THE ANNUAL SALARY AND BONUSES PAID TO NAMED EXECUTIVE OFFICERS.

(2) THESE SECURITIES WERE GRANTED UNDER THE STOCK OPTION PLAN AND THE STOCK APPRECIATION RIGHTS PLAN OF THE BANK. FOR FURTHER INFORMATION, REFER TO THE "STOCK OPTION PLAN" AND "STOCK APPRECIATION RIGHTS PLAN" SECTIONS.

(3) THESE AMOUNTS REPRESENT LOANS GRANTED UNDER THE BANK'S FORMER LONG-TERM BONUS PROGRAM FOR THE 1992-1995 CYCLE. FOR FURTHER INFORMATION, REFER TO THE "LONG-TERM INCENTIVE COMPENSATION PROGRAMS" SECTION.

(4) THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS OF LEVESQUE, BEAUBIEN AND COMPANY INC. APPROVES THE AGGREGATE REMUNERATION OF PIERRE BRUNET.




8  NATIONAL BANK OF CANADA

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

The Bank has a short-term incentive compensation program which complements the base salary of Officers. Under the terms of this program, bonuses are generally granted once a year if so justified by the results of the Bank and the relevant sector in relation to the objectives set.


LONG-TERM INCENTIVE COMPENSATION PROGRAMS

FORMER LONG-TERM BONUS PROGRAM

On November 1, 1993, the Bank decided to discontinue its Long-Term Bonus Program described below.

Under the provisions of this former program based on three-year cycles, interest-free loans were granted to Officers in accordance with their line level, salary and individual performance. These loans were used to purchase Common Shares of the Bank at the market price prevailing at the time of purchase. Each of the loans remained in effect as long as it had not been repaid, unless the participant ceased to be employed by the Bank or to be a qualified Officer. A bonus, granted to participants at the end of the three-year cycle, allowed them to repay all or part of the loan granted at the start of the cycle. For the 1992-1995 cycle, 63 Officers participated in this program and acquired shares for an aggregate consideration of $1,184,660.

At the end of the 1992-1995 cycle, total bonuses of $2,390,702 were paid to participants, representing, before taxes, repayment of 100% of the loans granted at the start of the 1992-1995 cycle. Repayment of these loans, approved by the Board of Directors, was effected based on the performance objectives reached for each cycle. All the loans granted under this program were repaid between December 15, 1994 and December 22, 1995.


STOCK OPTION PLAN (THE "PLAN")

The Plan was introduced by the Bank on September 30, 1993 and was approved by its Shareholders at the Annual Meeting held on February 3, 1994.

The purpose of the Plan is to give Officers and other selected managers an opportunity to benefit from the appreciation in the value of the Common Shares of the Bank, thereby ensuring their interests are compatible with those of the Shareholders.

The Plan is administered by a Bank committee (the "Committee") which awards the options to employees based on their performance and their contribution to the Bank's success. Each year, this Committee is responsible for determining which employees may participate, and for setting the terms and conditions of each award.

The maximum number of Common Shares that may be issued under the Plan is 8,000,000. The maximum number of Common Shares reserved per participant may not exceed 5% of the total number of Common Shares issued and outstanding.

The exercise price for each option awarded shall be equal to the closing price of the Common Shares of the Bank on the Montreal Exchange or the Toronto Stock Exchange, whichever is higher, on the business day preceding the date of the award.

In accordance with the Plan, options may be exercised in whole or in part before the termination date determined by the Committee at the time they are awarded, without exceeding the limit of 10 years. They shall expire on the termination date or, in the event of certain circumstances provided for in the Plan, shall expire in a specific timeframe. No options may be exercised in the first year after they are awarded.

A fourth award was granted under the Plan during the financial year ended October 31, 1997, with options on a total of 833,000 Common Shares being awarded to 344 Bank employees. In fact, options on a total of 302,500 and 233,000 Common Shares were awarded to 18




                                                      NATIONAL BANK OF CANADA  9

Executive Officers and 54 other Officers respectively, at an exercise price of $13.50. These options, up to 25% of which will be exercisable by their holders as of December 1997, with a further 25% exercisable as of December 1998, another 25% exercisable as of December 1999, and the remainder as of December 2000, shall expire on December 31, 2006. During the 30-day period prior to the options being awarded, the closing price of the Common Shares on the Montreal Exchange and the Toronto Stock Exchange fluctuated between $12.90 and $14.40.

STOCK APPRECIATION RIGHTS PLAN (THE "SAR PLAN")

The SAR Plan, which complements the Stock Option Plan, was presented to the Conduct Review and Corporate Governance Committee on October 30, 1996 and took effect following approval by the Bank's Board of Directors on November 7, 1996. This plan has the same objectives as the Stock Option Plan and enables the Bank to award stock appreciation rights ("SARs") on a discretionary basis to Officers and selected managers instead of options. Under this plan, participants entitled to SARs may receive, on the exercise date of the SAR, a cash amount equal to the difference between the value of a share on the exercise date of the SAR and the exercise price of the SAR. The exercise price for each SAR awarded shall be equal to the closing price of the Common Shares of the Bank on the Montreal Exchange or the Toronto Stock Exchange, whichever is higher, on the business day preceding the date of the award. Linking compensation to the appreciation in the value of Common Shares in this way ensures that the interests of employees awarded SARs are compatible with those of the Shareholders.

A first award was granted under the SAR Plan during the financial year ended October 31, 1997, with a total of 828,000 SARs being awarded to 344 Bank employees. In fact, a total of 302,500 and 228,000 SARs were awarded to 18 Executive Officers and 54 other Officers respectively, at an exercise price of $13.50. These SARs, which are exercisable in the same proportions and during the same periods as the options which were awarded during the financial year ended October 31, 1997, shall expire on December 31, 2006. During the 30-day period prior to the SARs being awarded, the closing price of the Common Shares on the Montreal Exchange and the Toronto Stock Exchange fluctuated between $12.90 and $14.40.

The table below specifies the number of stock options and SARs awarded to Named Executive Officers under the two plans during the financial year ended October 31, 1997.

OPTIONS/SARS AWARDED DURING THE FINANCIAL YEAR ENDED OCTOBER 31, 1997



------------------------------------------------------------------------------------------------------------------------
NAME                  NUMBER OF OPTIONS/ % OF TOTAL OPTIONS/   EXERCISE PRICE OF        MARKET VALUE           EXPIRY
                      SARS AWARDED       SARS AWARDED              OPTION/SAR            OF SHARE ON            DATE
                                         TO EMPLOYEES                                    AWARD DATE
                                         DURING FINANCIAL                $                    $
                                         YEAR
------------------------------------------------------------------------------------------------------------------------
ANDRE BERARD              145,000               8.7                  13.50                13.50             2006/12/31


LEON COURVILLE             74,000               4.5                  13.50                13.50             2006/12/31


JEAN TURMEL                57,000               3.4                  13.50                13.50             2006/12/31


PIERRE BRUNET (1)             N/A               N/A                    N/A                  N/A                    N/A


REAL RAYMOND                29,00               1.7                  13.50                13.50             2006/12/31

------------------------------------------------------------------------------------------------------------------------


(1) AS AN EMPLOYEE OF LEVESQUE BEAUBIEN GEOFFRION INC., PIERRE BRUNET DOES NOT PARTICIPATE IN THE STOCK OPTION PLAN OR THE STOCK APPRECIATION RIGHTS PLAN OF THE BANK.




10  NATIONAL BANK OF CANADA

The following table lists the number of Common Shares of the Bank acquired by each of the Named Executive Officers upon exercising stock options during the financial year ended October 31, 1997, the total value realized on exercise, and the number and value of Common Shares of the Bank affected by unexercised options under the terms of the SAR Plan as at October 31, 1997.

The value realized on exercise is equal to the difference between the fair market value of the Common Shares of the Bank on the exercise date and the exercise price of the option. The value of unexercised options at financial year end is equal to the difference between the exercise price of the options and the fair market value of Common Shares of the Bank as at October 31, 1997, namely $20.15 per share. It should be noted that the SARs awarded during the financial year ended October 31, 1997 could not be exercised before December 1997.



                   OPTIONS EXERCISED AND NUMBER AND VALUE OF UNEXERCISED OPTIONS FOR FINANCIAL YEAR ENDED OCTOBER 31, 1997

---------------------------------------------------------------------------------------------------------------------------------
 Name               Number of Shares     Aggregate        Number of Unexercised                       Value of Unexercised
                    Acquired on          Value Realized   Options at Financial                        Options at Financial
                    Exercise                              Year End                                    Year End
                                               $                                                           $              $
                                                          Exercisable            Unexercisable        Exercisable   Unexercisable

---------------------------------------------------------------------------------------------------------------------------------
 Andre Berard             46,500              359,260             78,500                 306,000         785,775       2,501,025

 Leon Courville             0                   0                 66,750                 162,250         640,763       1,333,588

 Jean Turmel                0                   0                 50,500                 124,500         481,200       1,019,050

 Pierre Brunet              N/A                 N/A                 N/A                     N/A             N/A            N/A

 Real Raymond             20,500              116,925              8,000                  66,500          73,200        550,100


PENSION PLAN FOR NAMED EXECUTIVE OFFICERS
OF THE BANK

Four of the Named Executive Officers of the Bank participate in a defined benefit pension plan. This plan is fully funded according to the most recent actuarial valuation. For each year of service credited, the plan grants 2% of the average eligible earnings, defined as the average earnings for the 60 highest-paid consecutive months, based on salary and 25% of the bonus paid as of January 1, 1996 (except for the Senior Vice-President and Senior Executive Vice-President - Corporate Financing, Levesque Beaubien Geoffrion Inc., for whom it is 20% of his salary), less the pension acquired under the Canada or Quebec pension plans ("CPP/QPP") while the Named Executive Officer participated in the Bank pension plan. However, this benefit shall not exceed the maximum pension prescribed under the INCOME TAX ACT (Canada), currently $1,722 per year of service credited. The normal retirement age is 60. However, the plan does allow for early retirement, with the employer's consent, as of 55 years of age. In such case, the benefits payable shall be reduced by the lesser of: 5% for each year of early retirement prior to age 60 or 2.5% for each year by which the sum of the participant's age and years of service falls short of 90.


                                                     NATIONAL BANK OF CANADA  11

POST-RETIREMENT ALLOWANCE PROGRAM

Named Executive Officers of the Bank are also entitled to receive a post-retirement allowance for life.

This program, in which four of the Named Executive Officers participate, grants an allowance which, for each year of service credited under this program (maximum 35 years), is equal to the difference between the pension which would be payable if there were no provision for a maximum pension and the pension actually paid under the pension plan for the years recognized under the Post-Retirement Allowance Program. For purposes of calculating the pension not subject to a maximum, the average salary is limited to $250,000 for the Senior Vice-President and Senior Executive Vice-President - Corporate Financing, Levesque Beaubien Geoffrion Inc. The payment conditions of this allowance are identical to those of the pension plan.

ESTIMATED ANNUAL BENEFITS PAYABLE AT RETIREMENT TO THE NAMED EXECUTIVE OFFICERS OF THE BANK

The following tables show the estimated annual benefits payable under the Bank's pension plan and the Post-Retirement Allowance Program to the Named Executive Officers of the Bank, excluding the President and Chief Executive Officer of Levesque Beaubien Geoffrion Inc.




PENSIONS PAYABLE AS OF AGE 60 TO THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, TO THE PRESIDENT AND CHIEF OPERATING OFFICER AND TO THE SENIOR EXECUTIVE VICE-PRESIDENT - TREASURY, BROKERAGE AND CORPORATE BANKING

--------------------------------------------------------------------------------
AVERAGE ELIGIBLE                  YEARS OF PARTICIPATION
EARNINGS ($)
                      15            20           25           30          35
--------------------------------------------------------------------------------
                      $             $            $            $           $

    225,000         64,027        85,369      106,712      128,735     151,235

    250,000         71,527        95,369      119,212      143,735     168,735

    300,000         86,527        115,369     144,212      173,735     203,735

    400,000         116,527       155,369     194,212      233,735     273,735

    500,000         146,527       195,369     244,212      293,735     343,735

    600,000         176,527       235,369     294,212      353,735     413,735

    700,000         206,527       275,369     344,212      413,735     483,735
--------------------------------------------------------------------------------

THE SUM OF THE AMOUNTS IN THE "SALARY" COLUMN AND 25% OF THE AMOUNTS IN THE "BONUS" COLUMN OF THE "SUMMARY OF AGGREGATE COMPENSATION OF NAMED EXECUTIVE OFFICERS" TABLE IS USED TO CALCULATE THE AVERAGE ELIGIBLE EARNINGS FOR THE PURPOSES OF THE ABOVE PROGRAMS.

YEARS OF SERVICE CREDITED ON THE NORMAL RETIREMENT DATE UNDER THE PENSION PLAN HAVE BEEN ESTIMATED AS FOLLOWS:
     - CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER: 37 YEARS
     - PRESIDENT AND CHIEF OPERATING OFFICER: 38 YEARS
     - SENIOR EXECUTIVE VICE-PRESIDENT - TREASURY, BROKERAGE AND CORPORATE
       BANKING: 24 YEARS
HOWEVER, THE MAXIMUM NUMBER OF YEARS RECOGNIZED UNDER THE POST-RETIREMENT ALLOWANCE PROGRAM IS 35.

THE PENSION IS PAYABLE FOR LIFE. UPON THE PARTICIPANT'S DEATH, 50% OF THE PENSION IS PAYABLE TO THE SPOUSE. IF THERE IS NO SPOUSE, PART OF THE PENSION IS PAYABLE TO THE DEPENDENT CHILDREN.


12  NATIONAL BANK OF CANADA

PENSION PAYABLE AS OF AGE 60 TO THE SENIOR VICE-PRESIDENT AND SENIOR EXECUTIVE VICE-PRESIDENT - CORPORATE FINANCING, LEVESQUE BEAUBIEN GEOFFRION INC.

--------------------------------------------------------------------------------
AVERAGE ELIGIBLE                              YEARS OF PARTICIPATION
EARNINGS ($)
                      15            20          25           30          35
--------------------------------------------------------------------------------
                      $             $           $            $           $

100,000             26,334        34,945      43,556       52,414      61,348

125,000             31,751        40,369      48,973       57,830      66,764

150,000             37,168        45,779      54,390       63,247      72,181

175,000             42,584        51,195      59,806       68,664      77,598

200,000             48,001        56,612      65,223       74,080      83,014

225,000             53,418        62,029      70,640       79,497      88,431

250,000             58,834        67,445      76,056       84,914      93,848
--------------------------------------------------------------------------------

THE SUM OF THE AMOUNTS IN THE "SALARY" COLUMN AND 25% OF THE AMOUNTS IN THE "BONUS" COLUMN, UP TO 20% OF THE SALARY, IN THE "SUMMARY OF AGGREGATE COMPENSATION OF NAMED EXECUTIVE OFFICERS" TABLE IS USED TO CALCULATE THE AVERAGE ELIGIBLE EARNINGS FOR THE PURPOSES OF THE ABOVE PROGRAMS.

YEARS OF SERVICE CREDITED ON THE NORMAL RETIREMENT DATE HAVE BEEN ESTIMATED AT 35 YEARS. THE PENSION IS PAYABLE FOR LIFE. UPON THE PARTICIPANT'S DEATH, 50% OF THE PENSION IS PAYABLE TO THE SPOUSE. IF THERE IS NO SPOUSE, PART OF THE PENSION IS PAYABLE TO THE DEPENDENT CHILDREN.


PENSION PLAN FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF LEVESQUE BEAUBIEN GEOFFRION INC.

The President and Chief Executive Officer of Levesque Beaubien Geoffrion Inc. participates in a defined benefit pension plan. This plan is fully funded according to the most recent actuarial valuation. For the years of service recognized as at December 31, 1992, the credited pension may not be less than 2% of the average of the salaries earned between January 1, 1990 and December 31, 1992. For each year of service recognized as of January 1, 1993, the plan grants 2% of the salary for that year. For the purposes of the pension plan, salary is defined as regular compensation up to a maximum of $60,000.

On December 31 of each financial year, the amount of the pension credited after January 1, 1993, with the exception of the pension credited for the current year, is increased by the Consumer Price Index, subject to a maximum of 2%. The normal retirement age is 65. However, the plan does allow for early retirement as of age 55. In such case, the benefits payable shall be reduced by the lesser of: 6% for each year of early retirement prior to age 60 or 3% for each year of early retirement between age 60 and 63.

The following table indicates the estimated annual benefits payable at retirement under the pension plan to the President and Chief Executive Officer of Levesque Beaubien Geoffrion Inc.


PENSION PAYABLE AS OF AGE 65 TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF LEVESQUE BEAUBIEN GEOFFRION INC.

--------------------------------------------------------------------------------
                                    YEARS OF PARTICIPATION
SALARY ($)
                      15            20          25           30          35
--------------------------------------------------------------------------------
                      $             $           $            $           $

200,000             19,985        27,999      36,014       42,264      48,514

250,000             19,985        27,999      36,014       42,264      48,514

300,000             19,985        27,999      36,014       42,264      48,514

350,000             19,985        27,999      36,014       42,264      48,514

400,000             19,985        27,999      36,014       42,264      48,514
--------------------------------------------------------------------------------

THE SALARY IN THIS TABLE IS LIMITED TO $60,000 FOR CALCULATION PURPOSES UNDER THE PENSION PLAN.

YEARS OF SERVICE CREDITED ON THE NORMAL RETIREMENT DATE UNDER THE PENSION PLAN HAVE BEEN ESTIMATED AT 33 YEARS. THE PENSION IS PAYABLE FOR LIFE AND GUARANTEED FOR A PERIOD OF 10 YEARS AFTER RETIREMENT.


                                                     NATIONAL BANK OF CANADA  13

REPORT ON THE COMPENSATION OF THE
OFFICERS OF THE BANK

RESPECTIVE ROLES OF THE CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE AND THE EXECUTIVE COMMITTEE

The Conduct Review and Corporate Governance Committee of the Board of Directors of the Bank is responsible for the annual review of the aggregate compensation of the Named Executive Officers (except for Pierre Brunet, President and Chief Executive Officer of Levesque Beaubien Geoffrion Inc. whose compensation is approved by the Human Resources Committee of the Board of Directors of Levesque, Beaubien and Company Inc.). It analyzes their compensation conditions and submits timely recommendations to the Board of Directors in that regard based on the objectives assigned to them and the results achieved.

It is the responsibility of the Executive Committee of the Board of Directors of the Bank to recommend to the Board of Directors the general guidelines for the Bank in matters of aggregate compensation for Management, namely the Executive Vice-Presidents, the Senior Vice-Presidents and the Vice-Presidents; it also submits timely recommendations to the Board of Directors with respect to their salaries and short-term bonuses.

COMPENSATION POLICIES OF THE BANK

Compensation policies are designed to attract, motivate and retain competent Officers.

The basic principles underlying the Bank's current compensation policies are as follows:

- The aggregate compensation of Officers is aligned with corporate performance;

-    Base salaries are generally below the median for the comparison market;

- Short- and long-term incentive compensation programs support corporate objectives and offer fully competitive aggregate compensation if justified by financial and business development results;

- The proportion of variable compensation increases in line with the level of responsibility; and

- The employee benefits and pension plan are comparable, on the whole, to those of the Bank's comparison market.

The expression "comparison market" refers to a group of Canadian financial institutions consisting of banks and trust companies, and encompasses all other pertinent information obtained from compensation specialists at the Bank and from external consultants.

All compensation programs must be submitted to the Board of Directors for approval.

AGGREGATE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

COMPONENTS OF AGGREGATE COMPENSATION

The aggregate compensation of the Named Executive Officers consists of the following:

-    Base Salary
     The salary of the Named Executive Officers is based mainly on salary structures for positions with similar responsibilities and of similar complexity. In its recommendations to the Board of Directors, the Conduct Review and Corporate Governance Committee takes into account the aggregate compensation policy of the Bank, its relative size, its results in relation to the comparison market, the individual performance of each person concerned, his or her experience and specific competencies.

-    Annual Incentive Compensation
     The annual incentive compensation program offers Named Executive Officers potential additional compensation based on financial objectives set at the beginning of the year and the personal contribution of the persons concerned during that year.

-    Long-Term Incentive Compensation
     The purpose of the Stock Option Plan and the Stock Appreciation Rights Plan is to motivate the Named Executive Officers by aligning their interests with those of the Bank's Shareholders. The size of the annual awards is determined in accordance with the aggregate compensation policy. For further information in this regard, refer to the "Stock Option Plan" and the "Stock Appreciation Rights Plan" sections.


14  NATIONAL BANK OF CANADA

PERFORMANCE OF THE BANK IN 1997 AND BONUSES

The Bank performed strongly in the 1997 financial year as evidenced by its profitability which continued to improve. Net income amounted to $342 million, up 7.3% over the previous year. These results reflect the Bank's ability to adapt to new market realities and client demands.

Stronger synergy between the Bank and its subsidiaries, the introduction of new products for businesses and individuals, the implementation of a new credit risk evaluation and control system in the Commercial Banking sector, the diversification of distribution networks and the restructuring of the Bank's management in accordance with its principal markets and strategic priorities, are all achievements that will ensure the future growth of the Bank.

In light of these results, in December 1997 the Board of Directors approved the payment of bonuses and the awarding of stock appreciation rights to the Named Executive Officers of the Bank.

UPDATE OF PARAMETERS FOR AGGREGATE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In 1997, the Conduct Review and Corporate Governance Committee updated the parameters for the aggregate compensation of the Named Executive Officers of the Bank (excluding Pierre Brunet), as follows:

- Increase salaries within the parameters of the compensation policy of the Bank;

-    Increase the scope of long-term incentive-based programs;

- Adopt, as of the 1997-1998 financial year, a new methodology for managing the composition and distribution of short-term incentive compensation, taking into account the overall results of the Bank and the individual performances of the persons concerned;

- Adopt a process to refine, in the short and medium terms, the specific, concrete assessment standards applicable to the senior executives.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

The base salary of the Chairman of the Board and Chief Executive Officer was increased in 1997. It remained unchanged from 1992 to 1996.

The Conduct Review and Corporate Governance Committee awarded Mr. Berard a bonus of $588,080 in recognition of his special contribution as head of the Bank to the 1997 financial results. The proportion of long-term incentive compensation was increased with the award of 145,000 stock options and stock appreciation rights.

In the opinion of the Conduct Review and Corporate Governance Committee, the aggregate compensation paid to Mr. Berard is appropriate but remains below the practices of the comparison market.

The table entitled "Summary of Aggregate Compensation of Named Executive Officers" on page 8 presents the data pertaining to the compensation of the Chairman of the Board and Chief Executive Officer, as approved by the Board of Directors in December 1995, 1996 and 1997 under the incentive compensation programs.

This report is submitted by the Conduct Review and Corporate Governance Committee in accordance with applicable securities legislation. As at December 11, 1997, this Committee was made up of the six Directors indicated below. The Committee met six times between November 1, 1996 and October 31, 1997.
The Chairman of the Board and Chief Executive Officer is not a member of this Committee.
                                             Paul Gobeil, Chair
                                             Gerard Coulombe
                                             Gaston Malette
                                             Leonce Montambault
                                             Robert Parizeau
                                             Michel Perron


                                                     NATIONAL BANK OF CANADA  15

INDEBTEDNESS OF EXECUTIVE OFFICERS

As at December 23, 1997, total loans outstanding (other than routine indebtedness as defined by Canadian securities legislation) granted to Officers and employees of the Bank and its subsidiaries amounted to $341,339,677. This total includes mortgage loans for an aggregate amount of $324,343,129 and personal loans for an aggregate amount of $16,996,548. None of these loans was granted to a Director who was not an Officer.

The table below shows the loans granted by the Bank to Executive Officers.


TABLE OF INDEBTEDNESS OF EXECUTIVE OFFICERS

------------------------------------------------------------------------------------------------------------------------
Name and Occupation                                        Largest Amount Outstanding During            Balance as at
                                                             the Year Ended October 31, 1997           December 23, 1997
                                                                            $                                 $
------------------------------------------------------------------------------------------------------------------------
 Harvey L. Brooks, Senior Vice-President
 Ontario and Western Canada                                             201,668                            193,736
------------------------------------------------------------------------------------------------------------------------
 Richard Carter, Senior Vice-President and President
 National Bank Information Corporation                                  112,798                             57,656
------------------------------------------------------------------------------------------------------------------------
 Gisele Desrochers, Senior Vice-President
 Human Resources and Administration                                     184,986                            179,507
------------------------------------------------------------------------------------------------------------------------
 Roger P. Smock, Senior Vice-President - United States                  760,329                            745,088
------------------------------------------------------------------------------------------------------------------------



THESE LOANS ARE:
 - LOANS SECURED BY A MORTGAGE EXCEEDING THE OFFICER'S ANNUAL SALARY AS DEFINED BY SECURITIES LEGISLATION; THESE LOANS ARE GRANTED AT ONE-THIRD OF PRIME ON THE FIRST $50,000 AND AT PRIME LESS 5% ON THE AMOUNT IN EXCESS THEREOF BUT SUCH RATE CANNOT BE LOWER THAN THE RATE APPLIED TO THE FIRST $50,000;
 - PERSONAL LOANS GRANTED AT HALF OF PRIME AND FOR WHICH THE AGGREGATE BALANCE EXCEEDS $25,000.


LIABILITY INSURANCE

The Bank purchases and maintains liability insurance for the benefit of its Directors and Officers. This insurance is also for the benefit of the Bank, to cover any and all indemnity it may have to pay to a Director or Officer for any liability incurred by such person in his or her function. The policy provides coverage in the amount of $20,000,000 and the deductible for the Bank under this policy is $1,000,000. A premium of $179,000 was paid for the period from December 31, 1996 to December 31, 1997.


16  NATIONAL BANK OF CANADA

PERFORMANCE GRAPH FOR COMMON SHARES OF THE BANK

The following graph compares the cumulative total return of a $100 investment in Common Shares of the Bank made on October 31, 1992 and the cumulative total return on the TSE 300 Stock Index as well as the "TSE - Banks and Trusts" and "TSE - Financial Services" components for the five most recently completed financial years, assuming dividends are fully reinvested at the market price on each dividend payment date.

[GRAPH]


                              OCT. 1992      OCT. 1993      OCT. 1994      OCT. 1995      OCT. 1996      OCT. 1997
                                  $              $              $              $              $              $
NATIONAL BANK OF CANADA         100.00         136.43         127.17         151.47         188.79         301.04
TSE - BANKS AND TRUSTS          100.00         120.33         123.17         143.11         211.60         340.52
TSE - FINANCIAL SERVICES        100.00         122.66         125.83         146.35         220.03         359.74
TSE 300                         100.00         131.32         135.57         144.26         185.11         230.21


DIRECTORS' APPROVAL

The Board of Directors of the Bank has approved the contents of this Management Proxy Circular and the mailing thereof to the Shareholders.


/s/ Francoise Bureau

FRANCOISE BUREAU, Assistant Secretary
Montreal, December 23, 1997


                                                     NATIONAL BANK OF CANADA  17

APPENDIX I

SHAREHOLDER PROPOSALS

Proposals 1 to 5 were presented to the Management of the Bank by Yves Michaud, residing at 4765 Meridian Avenue, Montreal, Quebec, H3W 2C3.

Proposals 6 and 7 were presented to the Management of the Bank by Marie Rousseau, residing at 417
St-Joseph Boulevard, #11, Outremont, Quebec, H2V 2P3.


PROPOSAL NO. 1

FORM OF PROXY ALLOWING A SEPARATE VOTE FOR EACH PERSON PROPOSED AS A DIRECTOR

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"IT IS PROPOSED THAT THE BY-LAWS OF THE BANK INCORPORATE GUIDELINE NO. 12 ISSUED BY THE CAISSE DE DEPOT ET PLACEMENT DU QUEBEC IN MARCH 1997, WHICH STATES THAT THE FORM OF PROXY SENT TO SHAREHOLDERS SHOULD ALLOW A SEPARATE VOTE FOR EACH PERSON NOMINATED AS A DIRECTOR."

"Current practice, with the exception of the Laurentian Bank, is that shareholders, whether or not they have appointed proxies to act on their behalf at the meeting, may vote directly for the election of directors on the proxy form. However, their choice is either to vote FOR the slate of candidates presented by the bank or to "WITHHOLD" (sic) from voting. The aim of this proposal is to modify this practice so that shareholders may VOTE SEPARATELY for each candidate on the proxy form."

BANK'S POSITION:

If the only nominee directors are those presented by the Management of the Bank, separate voting, as recommended by the CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, has no real impact on the results of the vote since the number of candidates proposed is the same as the number of directors to be elected. The Bank plans to continue using a proxy form which provides for voting for the slate of candidates in order to make it easier for shareholders to express their choice for the purpose of electing the nominated directors.

For these reasons, the Management of the Bank recommends voting AGAINST this proposal.

PROPOSAL NO. 2

STATED NUMBER OF DIRECTORS FIXED AT 24

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"NUMBER OF DIRECTORS OF THE BANK FIXED AT TWENTY-FOUR (24)."

"The adoption of this proposal is imperative in order to apply cumulative voting since section 168 (1) a) of the Bank Act stipulates that "THERE SHALL BE A STATED NUMBER OF DIRECTORS FIXED BY BY-LAW AND NOT A MINIMUM AND MAXIMUM NUMBER OF DIRECTORS". The number 24 is taken from the Toronto Stock Exchange report on corporate governance (1994), page 31, 5.41: "THE EFFECTIVENESS OF A BOARD OF THIS SIZE HAS BEEN DEBATED WITHIN THE COMMITTEE. THERE IS A GENERAL VIEW WITHIN THE COMMITTEE THAT AS THE NUMBER OF DIRECTORS ON A BOARD INCREASES BEYOND A PARTICULAR THRESHOLD (APPROXIMATELY 20), THE EFFECTIVENESS OF THE BOARD DECREASES. THE PUBLIC WONDERS HOW ANY GROUP OF 30 INDIVIDUALS FUNCTIONING WITHIN TIME CONSTRAINTS CAN MAKE EFFECTIVE DECISIONS."

BANK'S POSITION:

Until December 1996, the Board of Directors of the Bank consisted of a minimum of 24 and a maximum of 48 directors. At the last Annual Meeting, more than 90% of the Shareholders of the Bank approved a resolution stating that the Board of Directors would be comprised of no less than 20 and no more than 30 directors. This amendment to the By-Laws of the Bank was presented by the Management of the Bank as part of an initiative undertaken in October 1995 to reduce the size of the Board and fully respects the spirit and the letter of the recommendations made by the Toronto Stock Exchange (Dey Report) in this regard.

Where cumulative voting does not apply, if the Bank were to specify a set number of directors, it would limit its ability to adapt to changes in the marketplace.

It is in the Bank's interest to retain some leeway to adapt the membership and representativeness of its Board of Directors to reflect its needs. The Management of the Bank therefore proposes that the decision made by the shareholders in this regard at the 1997 Annual Meeting be respected and recommends voting AGAINST this proposal.


          18  -  NATIONAL BANK OF CANADA

PROPOSAL NO. 3

CUMULATIVE VOTING FOR THE PURPOSE OF ELECTING DIRECTORS

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"IT IS PROPOSED THAT THE BY-LAWS, IN COMPLIANCE WITH SECTION 168 OF THE BANK ACT, PROVIDE FOR CUMULATIVE VOTING FOR THE PURPOSE OF ELECTING DIRECTORS."

"Cumulative voting, as set out and explained in section 168 of the Bank Act, enables minority shareholders to participate in the election of directors. This provision of the Act allows a maximum of one or two nominees who are not among those selected by the Bank to be elected to the board of directors. This provision was included in the legislation to temper the practice, which goes against the principles of corporate governance, of having the chief executive officer or the board of directors propose a slate of candidates because such a practice favours a "buddy-buddy" system through co-option and "mutual back-scratching" which could turn boards of directors into rubber stamps for senior management decisions."


BANK'S POSITION:

Cumulative voting applies only to the election of directors. Under this process, each shareholder is assigned a number of votes equal to the number of common shares he or she holds, multiplied by the number of directors to be elected. In this case, the shareholder may apply all of his or her assigned votes in favour of one or more candidates, without expressing an opinion on the others.

The concept of cumulative voting was introduced in certain corporate legislation to enable minority shareholders of companies with majority shareholders to express their point of view. If the entire capital stock is held by minority shareholders, as is the case with the National Bank since no shareholder owns more than 10% of a class of shares in compliance with the Bank Act, cumulative voting is not necessary.

Moreover, in certain cases, cumulative voting could result in one or more directors being elected by a group of shareholders with special interests. The directors elected in this manner would feel obliged to defend the positions of this group, without necessarily taking into account the interests of all the shareholders. At present, the Bank's Directors are on an equal footing and are elected by every shareholder. They are not accountable to any specific group of shareholders and work together in the interests of all shareholders.

The provisions of the Bank Act governing the election of directors allow for candidates other than those nominated by the Management of the Bank to be elected. Shareholders are therefore free to nominate one or more additional candidates, provided they meet the requirements of the Bank Act. These candidates would be voted on by all the shareholders, in the same way as the candidates proposed by Management.

In order to protect the interests of all its shareholders, the Management of the Bank recommends voting AGAINST this proposal.

PROPOSAL NO. 4

ADOPTION OF A CODE OF PROCEDURE FOR SHAREHOLDER MEETINGS

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"ADOPTION OF A CODE OF PROCEDURE FOR SHAREHOLDER MEETINGS."

"In the judgment Michaud vs. National Bank of Canada and Royal Bank of Canada J.E. 96-245 (C.S.) confirmed by the Court of Appeal, the court concluded that the intent of the legislation was for the annual meeting to be that of the shareholders and not of the officers or directors. It naturally follows on from this judgment that shareholders should not be subject to arbitrary decisions by the chair of the meeting and that they be given ample opportunity to intervene and make proposals. A code of procedure must, in particular, allow shareholders making proposals a reasonable amount of time to explain each proposal (seven to 10 minutes) and five minutes to respond to anyone opposed to such proposal. Similarly, the general meeting should not end until ALL the questions from shareholders have been heard and debated."

                                        NATIONAL BANK OF CANADA  -  19

BANK'S POSITION:

Like other financial institutions and large companies in Canada, the Bank follows the rules of common law when conducting its annual meetings. These rules give the chair of the meeting the necessary flexibility to allow everyone to express themselves freely, within a reasonable timeframe, while ensuring that the interests of shareholders are respected and that, in general, all participants are satisfied.

To enable the Bank to maintain the necessary flexibility for its meetings, the Management of the Bank recommends voting AGAINST this proposal.

PROPOSAL NO. 5

APPOINTMENT OF AN OMBUDSMAN WHO IS NOT
A CURRENT OR RETIRED EMPLOYEE OF THE BANK

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"IT IS PROPOSED THAT THE POSITION OF OMBUDSMAN BE HELD BY SOMEONE WHO IS NOT CURRENTLY OR WAS NOT FORMERLY EMPLOYED BY THE BANK."

"When it comes to justice, it is important not only that justice be rendered but that it be seen to be rendered. This elementary principle is intended to ensure that there is no appearance of conflict of interest between the person making a decision and the person affected by that decision. Appointing a current or retired employee as ombudsman could create a climate of distrust as a result of the close relationship that can or could exist between the ombudsman and his current or former employer."

BANK'S POSITION:

In the past year or so, Canadian banks have appointed ombudsmen to handle complaints from clients. To ensure efficiency, the National Bank recently created two ombudsman positions, with one ombudsman being responsible for independent businesses and the other for consumers. As is the case for the other banks, the persons appointed to these functions were selected from among the Bank's current or retired employees because of their experience and knowledge of the Bank's structure and its operations. Consequently, they are able to target their actions more precisely in response to client complaints and settle files more quickly and more efficiently than if they had come from outside the Bank.

The clients of any bank can also appeal the decision of their bank's ombudsman to the Canadian Banking Ombudsman, who is not from the banking industry. He is accountable for his actions and decisions to a non-profit organization, Canadian Banking Ombudsman Inc., whose board of directors is made up of six external representatives and five bank representatives.

In light of the foregoing, the Management of the Bank recommends voting AGAINST this proposal.

PROPOSAL NO. 6

INELIGIBILITY OF CANDIDATES AS DIRECTORS IF THEY SIT ON MORE THAN FIVE OTHER BOARDS OF DIRECTORS

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"IT IS RECOMMENDED THAT CANDIDATES WHO ALREADY SIT ON MORE THAN FIVE BOARDS OF DIRECTORS OF PUBLIC COMPANIES NOT BE ELIGIBLE FOR ELECTION TO THE BOARD OF DIRECTORS."

"Considering that approximately 10 board of directors' meetings are held per year; considering that the participants must be informed of the topics to be discussed and that they require a certain amount of time for preparation; and considering that regular attendance should be a quality that is looked for, it is therefore appropriate to favour candidates who can fully assume their role as directors and ensure that objectives of sound administration are achieved. For instance, a person sitting on six boards of directors would have to attend 60 meetings per year, representing about one third of the work year. By limiting candidates for its board to persons who sit on fewer than six boards of directors, the bank, investors and bank clients will obtain maximum efficiency from the system in its existing form."

BANK'S POSITION:

Approximately 10 years ago, the Bank established eligibility criteria as part of its selection process for new directors. These criteria, recently revised by the Conduct Review and Corporate Governance Committee of the Board of Directors, take into account the requirements of the Bank Act, the expectations and needs of the Bank, the personal qualities of the candidate in question and his or her availability.


          20  -  NATIONAL BANK OF CANADA

Directors who are members of several boards of directors provide invaluable support to the smooth running of the Board of Directors given the expertise they acquire on other boards. By systematically limiting the number of boards on which directors may sit, the Bank could be deprived of interesting candidates.

Consequently, the Management of the Bank recommends voting AGAINST this proposal.

PROPOSAL NO. 7

INCREASE IN PROPORTION OF WOMEN
CANDIDATES FOR THE BOARD OF DIRECTORS,
UP TO ONE-THIRD BY THE YEAR 2000

SHAREHOLDER'S PROPOSAL AND STATEMENT:

"IT IS RECOMMENDED THAT POLICIES OF THE NATIONAL BANK BE DEVELOPED AND ADOPTED WITH THE GOAL OF SYSTEMATICALLY INCREASING THE PROPORTION OF WOMEN CANDIDATES FOR THE BOARD OF DIRECTORS TO ONE-THIRD OF ALL CANDIDATES BY THE YEAR 2000."

"This proposal applies solely to the nomination of women candidates. It is not an initiative to establish quotas and should in no way be interpreted as a mandate to implement anti-discriminatory measures of a restrictive nature. The number of such candidates nominated may obviously exceed the number of places available, in which case it will be for the shareholders to elect the candidates who represent them best.

It is in the shareholders' interest that the bank's board of directors have as wide a representation base as possible and looking for women candidates offers many advantages in this regard. By showing greater sensitivity to women and putting that into practice, the bank can improve its competitiveness in attracting clients and employees and maintaining good relations with them."

BANK'S POSITION:

The Bank acknowledges the importance of the role women have on its Board of Directors and intends to increase their representation in the future.

In accordance with the terms of its mandate, the Conduct Review and Corporate Governance Committee of the Board of Directors of the Bank has already begun the process of identifying potential women candidates who meet the eligibility criteria in effect at the Bank. The Management of the Bank intends to benefit from the services of these persons whenever circumstances and the context allow, while remaining faithful to the orientation undertaken with respect to reducing the size of its Board of Directors.

A proposal making it compulsory to increase the number of women candidates to one-third of the representation of the Board of Directors by the year 2000 is not realistic under the circumstances.

The Management of the Bank therefore recommends voting AGAINST this proposal.

N.B. THE PROPOSALS AND STATEMENTS SUBMITTED BY SHAREHOLDERS WERE TRANSLATED INTO ENGLISH BY THE BANK. EVERY EFFORT WAS MADE TO FAITHFULLY REFLECT THE MEANING AND INTENT OF THE ORIGINAL FRENCH TEXTS.


                                        NATIONAL BANK OF CANADA  -  21

     LEGAL DEPOSIT:
     1ST QUARTER 1998
     BIBLIOTHEQUE NATIONALE DU QUEBEC
     ISBN 2-921835-07-X



[LOGO] NATIONAL
       BANK
       OF CANADA


     HEAD OFFICE:
     NATIONAL BANK TOWER
     600 DE LA GAUCHETIERE WEST
     MONTREAL, QUEBEC
     CANADA  H3B 4L2

1 9 9 7  A n n u a l  R e p o r t

[PHOTO]

A N N U A L  R E P O R T                                     1997
[LOGO]

PROFILE  OF NATIONAL BANK OF CANADA


NATIONAL BANK OF CANADA IS AN INTEGRATED FINANCIAL GROUP WHOSE MISSION IS TO PROVIDE COMPLETE FINANCIAL SERVICES TO CONSUMERS, SMALL AND MEDIUM-SIZED BUSINESSES AND LARGE CORPORATIONS IN ITS CORE MARKET, WHILE OFFERING SPECIALIZED SERVICES TO ITS CLIENTS ELSEWHERE IN THE WORLD.

THE NATIONAL BANK OFFERS A FULL ARRAY OF BANKING SERVICES, INCLUDING ALL THE INVESTMENT BANKING SERVICES REQUIRED BY LARGE CORPORATIONS. IT IS AN ACTIVE PLAYER ON INTERNATIONAL CAPITAL MARKETS AND, THROUGH ITS SUBSIDIARIES, IS INVOLVED IN SECURITIES BROKERAGE, INSURANCE, WEALTH MANAGEMENT, MUTUAL FUNDS AND RETIREMENT PLANS.

RANKING SIXTH AMONG CANADA'S CHARTERED BANKS, THE NATIONAL BANK IS THE LEADING BANKING INSTITUTION IN QUEBEC AND THE BANK OF CHOICE FOR INDEPENDENT BUSINESSES. IT HAS BRANCHES IN EVERY PROVINCE OF CANADA. THROUGH ITS REPRESENTATIVE OFFICES, SUBSIDIARIES AND ALLIANCES, IT IS ALSO PRESENT IN THE UNITED STATES, EUROPE, ASIA AND LATIN AMERICA. FOUNDED IN 1859, NATIONAL BANK OF CANADA IS THE PRODUCT OF A SERIES OF MERGERS AND ACQUISITIONS. ITS ASSETS NOW EXCEED $65 BILLION AND, TOGETHER WITH ITS SUBSIDIARIES, IT EMPLOYS OVER 16,000 PEOPLE. THE BANK'S HEAD OFFICE IS IN MONTREAL AND ITS SHARES ARE LISTED ON THE TORONTO, MONTREAL AND VANCOUVER STOCK EXCHANGES.

TABLE OF CONTENTS

 1   Highlights
 2   The Bank of Small and
       Medium-Sized Businesses
 5   Commitments and Challenges
 6   Major Accomplishments in 1997
 8   Message to Shareholders
13   Annual Information Form
15   Description of the Business of the Bank
19   Management's Discussion and Analysis
50   Management's Report
50   Auditors' Report
51   Consolidated Financial Statements
73   Corporate Governance Practices
       of the Bank
77   Directors
78   Committees of the Board of Directors
80   Officers
82   Business Development Committee Members
85   Major Subsidiaries and Offices Abroad
87   Information for Shareholders
       and Investors
88   Glossary of Financial Terms

[GRAPH]

                                                                      PERCENTAGE
                                                                        CHANGE
                                             1997           1996         1997
                                                                         ----
                                                                         1996
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS
(MILLIONS OF DOLLARS)

Net interest income                       $  1,319       $  1,136        16
Other income                                 1,056            970         9
Net income                                     342            318         7

--------------------------------------------------------------------------------

FINANCIAL RATIOS

Return on common shareholders' equity        14.0%          14.5%
Return on average assets                     0.62%          0.64%

--------------------------------------------------------------------------------

PER COMMON SHARE

Net income
  - Basic                                  $  1.86       $   1.76         6
  - Fully diluted                             1.84           1.74         6
Dividends                                    0.575           0.49        17
Book value                                   13.99          12.70        10
Stock trading range
  - High                                     20.30          13.90
  - Low                                      13.20          10.38
  - Close                                    20.15          13.00

--------------------------------------------------------------------------------

FINANCIAL POSITION
(MILLIONS OF DOLLARS)

Total assets                              $ 66,235       $ 53,134        25
Loans and bankers' acceptances              49,532         39,660        25
Deposits                                    43,270         40,125         8
Shareholders' equity and bank debentures     3,829          3,515         9
Capital ratios (BIS)
  - Tier 1                                     8.1%           6.9%
  - Total                                     11.3%          10.2%(1)

--------------------------------------------------------------------------------

OTHER INFORMATION

Number of common shares
  at end of year (IN THOUSANDS)            170,461        167,151         2
Number of common shareholders
  of record                                 34,433         36,549        (6)
Number of employees                         16,320         15,829         3
Number of branches in Canada                   637            632         1
Number of banking machines                     738            712         4

--------------------------------------------------------------------------------

(1) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996.


                                                    NATIONAL BANK OF CANADA    1

                                      [PHOTO]

THE BANK OF SMALL AND MEDIUM-SIZED BUSINESSES

National Bank of Canada is the bank of small and medium-sized businesses (SMBs) and it has every intention of remaining so. These businesses form the very foundation of the economy, partly by virtue of their irreplaceable role in a market economy and partly because of their sheer numbers.

In Quebec, businesses with fewer than 100 employees account for some 40% of total wages and employment, in addition to creating the vast majority of new jobs. Companies with assets of under $13 million generate between 40% and 50% of corporate income.

But the role of SMBs in the economy goes far beyond their numerical importance. Every large corporation started out as an SMB, and the many small businesses being created every day serve an essential function by keeping markets dynamic and flexible. Moreover, SMBs are frequently the originators of new ideas and innovations.

IMPORTANCE OF SMBS FOR THE BANK
In proportion to its size, the National Bank leads the way among Canadian banks in providing financing to independent businesses. More specifically, its 14% share of the market for bank loans of under $500,000 is about twice the Bank's size in relation to the rest of the banking industry.

In its core market, Quebec, the National Bank accounts for approximately one-third of the SMB credit market. In the rest of Canada and in the United States, the Bank serves businesses in specialized market niches.

The proportion of business loans in the National Bank's portfolio is higher than the banking industry average. In fact, more than nine out of 10 of the Bank's business loans are made to SMBs, with four-fifths of these loans being for amounts of under $750,000 and two-thirds for less than $100,000.

The Bank's SMB clients represent the full spectrum of the Canadian economy, with the result that the Bank's SMB credit portfolio is highly diversified.

2    NATIONAL BANK OF CANADA

                                      [PHOTO]

MY READY-TO-WEAR CLOTHING BOUTIQUE WAS DOING SO WELL THAT I DECIDED TO EXPAND AND PURCHASE THE BUILDING NEXT DOOR FOR A NEW LINE OF EXCLUSIVE DESIGNS. TO FINANCE THIS EXPANSION, I HAD PLANNED ON GETTING A CONVENTIONAL LOAN UNTIL THE NATIONAL BANK POINTED ME IN THE RIGHT DIRECTION BY SUGGESTING I APPLY FOR A SMALL BUSINESS LOAN.

CREATIVELY


FULL SERVICE FOR SMBS
Credit is merely one aspect of the Bank's commitment to SMBs. These clients can also count on the National Bank for the full range of banking and financial services they need to ensure their development -- from electronic data interchange to employee benefit programs, from cash management to payroll services. Whether financing is needed for advanced technology projects or audiovisual production, specialized teams are on hand to give businesses the benefit of their expertise. In the area of risk capital, the Bank also plays an active role in 24 regional funds as well as a number of specialized technology funds.

In a market that is daily becoming more global, the National Bank gives valuable support to SMBs which export their products and services. Not only does it offer the entire gamut of export-related financial services (such as letters of guarantee, bills of exchange, foreign currency bank accounts and accounts in other countries), but it is also the only Canadian bank to provide a factoring service for companies' smaller foreign receivables.

Of all the Canadian banks, the National Bank has the most extensive commercial network in the United States, consisting of 21 agencies and representative offices. This network, in conjunction with the Bank's eight cooperation agreements with European banks and its positioning in Latin America, means that the National Bank can effectively accompany its clients as they expand their operations in international markets.

The numerous partnership agreements the Bank has concluded with government export finance agencies and the information seminars and workshops regularly organized by the International division are just some of the other initiatives introduced especially for the Bank's exporting clients.

                                                    NATIONAL BANK OF CANADA    3

                                      [PHOTO]

RECOGNITION PROGRAM
Now in its third year, "The Small and Medium-Sized Enterprises of the National Bank" is a program to recognize the Bank's outstanding independent business clients. Every year, juries in each of the Bank's regions in Quebec choose three winners from among the local SMBs which have distinguished themselves. In the second phase of the program, three provincial winners are selected from among the regional finalists and are subsequently honoured at a gala event. A survey has shown that more than half of the Bank's commercial clients are aware of this program and that more than one-fifth of non-clients have heard of the program, mainly through the print media.

This year, the gold medal was awarded to MICRO THERMO, which designs innovative electronic systems for monitoring refrigeration equipment in supermarkets. LOGICIELS ET APPLICATIONS SCIENTIFIQUES (L.A.S.), a company which sells its remote sensing software in more than 40 countries, received the silver medal, while the bronze medal went to VERGERS D'EMILIE, distributors of apple- and maple-based food products in Canada and abroad.

ORIENTATIONS
The National Bank intends to maintain its standing as the principal banker and the best bank for SMBs, and it will do so by focusing more and more on the personalized relationships that companies look for with their banker.
For instance, the information technology deployed for commercial credit must, first and foremost, make it easier for clients to do business, reduce their costs and enhance the company/banker relationship.

A project is under way to simplify the Bank's dealings with its SMB clients. The more streamlined application formalities introduced for loans of under $100,000 are part of this thrust, as is the upcoming launch of an SMB credit card for financing needs of less than $50,000.

The Bank's independent business clients can be confident that they will receive, both now and in the future, financial services that are on a par with their ambitions and backed by the National Bank's vast experience in this sector.

Through its unswerving support of SMBs, the National Bank plays a pivotal role in the economic development of the communities where it is present. At the same time, it is building a franchise which offers high growth potential and which, through sound credit risk management, will enhance future profitability.

4    NATIONAL BANK OF CANADA

                                      [PHOTO]

AFTER I QUIT MY JOB, I DECIDED TO TAKE ADVANTAGE OF THE SITUATION BY OPENING MY OWN GRAPHIC ARTS STUDIO. I OWE MY SUCCESS TO NATIONAL BANK OF CANADA, WHICH GAVE ME THE ONE TOOL I NEEDED TO GET MY BUSINESS OFF ON THE RIGHT FOOT. I JUST DOWNLOADED THE BANK'S "YOUR KEY TO SUCCESS" SOFTWARE AND HAD EVERYTHING I NEEDED TO PREPARE MY BUSINESS PLAN!

INTELLIGENTLY


COMMITMENTS AND CHALLENGES

PROFITABILITY

Pursue regular growth in income and profitability.

FINANCIAL STABILITY

Manage risks prudently in the interest of shareholders and clients alike. Build up the necessary provisions to maintain the Bank's financial soundness.

THE BANK OF SMALL AND
MEDIUM-SIZED BUSINESSES

Remain the uncontested bank of small and medium-sized businesses in Quebec. Move into profitable, specialized niches elsewhere.

INVESTMENT BANK

Offer corporate clients the full spectrum of investment banking services.

Finance the Bank's growing assets under the best possible conditions, notably via international capital markets.

RETAIL BANK

Finalize the deployment of financial planners and personal bankers in the branches.

Forge even more personalized relationships with clients.

DIVERSIFICATION

Continue developing new distribution channels. Remain at the forefront of new electronic networks.

Occupy all niches of the financial industry as banking regulations are eased.

Consolidate coordination among the various members of the National Bank Financial Group.

TRAINING

Continue to promote training for personnel. Expand the Employee Recognition Program. Improve ways of recruiting and retaining personnel.

                                                    NATIONAL BANK OF CANADA    5

                                      [PHOTO]

MAJOR ACCOMPLISHMENTS IN 1997


PROFITABILITY: CONSOLIDATION AND GROWTH

Growth in net income, which reached $342 million.

Increase of 9% in loan volumes and bankers' acceptances (excluding reverse repurchase agreements), which exceeded $40 billion.

THE BANK'S PROFITABILITY

Earnings per share of $1.86, with dividends up 8.5 cents or 17%.

Higher share price brings total return to shareholders to 60%, in line with the industry.

STRONGER CAPITALIZATION

Rise of 12% in common shareholders' equity, which reached $2,384 million.

Increase in internally generated capital, innovative financing operation on the U.S. market and Tier 1 capital ratio raised to 8.1%, the highest among the major Canadian banks.

MARKET DIVERSIFICATION AND ANTICIPATION

Over 25% growth in mutual funds and savings instruments other than deposits.

Levesque Beaubien Geoffrion income up 28%.

Multiplication and diversification of distribution channels: branches in supermarkets, mortgage representatives in Vancouver, electronic data interchange services through National Bank Information Corporation.

Initial group of over 100 financial planners deployed in branches.

Other income in regular operations up by 19%. Capital market fees: +29%; income from loans and bankers' acceptances: +14%; income from trust services: +15%; credit card service revenues: +16%; insurance income: +41%.

6    NATIONAL BANK OF CANADA

                                      [PHOTO]

ACCESS MY ACCOUNTS AND MANAGE MY BUDGET BY COMPUTER? I THOUGHT I WAS DREAMING. THANKS TO THE NATIONAL BANK'S PERSONAL COMPUTELLER, IT'S A DREAM COME TRUE!

EFFICIENTLY


THE BANK OF SMALL AND MEDIUM-SIZED
BUSINESSES

Growth of 13% in commercial loans and bankers' acceptances.

Increase in the Bank's share of the independent business market in Quebec.

PRODUCT INNOVATION

New products for independent businesses: Group Benefits Plus employee benefits plan from National Bank Life Insurance, General Trust retirement plans with assisted portfolio management, ClickFinance software, package of services for the self-employed.

New products for consumers: Money-Saver Mortgage, four new mutual funds, InvesNet trading site on the World Wide Web.

COST AND RISK CONTROL

Non-interest expenses under control: 5.4% increase or 4.0% if only regular operating expenses taken into account.

New credit risk assessment and control system in the Commercial Banking sector.

INNOVATION AND SYNERGY

Forging of strategic alliances continued in insurance, electronic services and other transaction-oriented networks.

Enhanced synergies with the subsidiaries: corporate financing integrated into Levesque Beaubien Geoffrion, cooperation with General Trust of Canada in providing wealth management services, and a more effective referral process implemented throughout the Bank's branch network.

Restructuring of senior management to reflect the Bank's main markets and strategic objectives.

Continued emphasis on personnel training, specifically through the National Bank university program.

                                                    NATIONAL BANK OF CANADA    7

                                      [PHOTO]

THE BANK'S PROFITABILITY CONTINUED TO IMPROVE, WITH THE TOTAL RETURN TO SHAREHOLDERS REACHING A LEVEL COMPARABLE TO THE INDUSTRY.

ANDRE BERARD


MESSAGE  TO SHAREHOLDERS

The Bank performed strongly in 1997 as evidenced by its profitability which continued to improve, with the total return to shareholders reaching a level comparable to the industry. Stronger economic growth and buoyant financial markets both contributed to this performance. At the same time, however, the financial industry had to contend with profound changes, characterized by fiercer competition, rapid technological developments, the emergence of new products and the proliferation of distribution networks.

OVERVIEW OF RESULTS
For 1997, the Bank reported net income of $342 million. Earnings for the year, after adjusting 1996 net income for the one-time gain on the sale of the Bank's interest in a Latin American bank, were up by more than 15%.

The pronounced increase in revenues, particularly from full-service and discount brokerage activities and mutual funds, was responsible for this growth.

Earnings per share rose to $1.86 and the dividend increased by 8.5 cents, or 17.3%. Return on common shareholders' equity climbed from 13.4% to 14.0%, excluding the non-recurring items which in 1996 boosted return on equity by 110 basis points. The Bank's share price reached a record high in 1997, returning a total of 59.5% to shareholders. This return, which reflects a remarkable improvement over the previous year, matched the average for Canadian banks and trust companies.

The Bank further strengthened its capital structure in 1997. Internally generated capital for the year amounted to $220 million, while common shareholders' equity at year end totalled $2,384 million, for an increase of 12%. With a Tier 1 capital ratio of 8.1%, the National Bank is the best capitalized of the major banks in Canada.

FINANCIAL INDUSTRY
"A whole new way of thinking" is more than just an advertising slogan; in just a few words, it sums up the Bank's attitude towards the upheavals on financial markets and its determination to capitalize on the advantages conferred by its unique status among financial institutions.

For the banking industry as a whole, the prevailing feature of 1997 was the migration of personal deposits into mutual funds and stock market securities. A combination of very low inflation and government deficits under control exerted downward pressure on interest rates, prompting consumers to react by switching investment instruments. However, this shift is also indicative of a more fundamental trend. With the appearance of new invest-

8    NATIONAL BANK OF CANADA

                                      [PHOTO]

THE NATIONAL BANK OPERATES IN A MULTI-FACETED, GLOBAL FINANCIAL MARKET. IN SUCH AN ENVIRONMENT, A MEDIUM-SIZED FINANCIAL INSTITUTION HAS TO ADOPT A WHOLE NEW WAY OF THINKING IN ORDER TO GROW.

                                                                  LEON COURVILLE


ment instruments on the market, retail investors are increasingly drawn towards more sophisticated investment strategies. Such disintermediation constitutes a major challenge, but at the same time it provides the banking industry with an opportunity to diversify its activities.

Given this migration in savings, the Bank continued to position itself with respect to the products replacing personal deposits. By diversifying its business lines and focusing on other income, the Bank is able to offer its clients an integrated approach for managing their savings, regardless of the instruments they choose.

A premier financial institution in Quebec, the National Bank operates in a multi-faceted, global financial market where competition comes from large institutions, specialized lenders and new distribution networks. In such an environment, a medium-sized financial institution has to adopt a whole new way of thinking if it is to advance and grow.

A NEW WAY OF THINKING ABOUT RETAIL BANKING
Our first priority is to bring a new way of thinking to the relationships we forge with our individual clients. The challenge is to meet their needs and expectations while helping them to find the best solution for their specific situation. Clients naturally make their own decisions as to which products suit them best, but they do expect the Bank to give them sound advice and to be there to provide them with the right product at the right time.

The Bank's expanding role in managing its clients' assets explains the strong growth in its brokerage subsidiary Levesque Beaubien Geoffrion, its discount broker InvesTel, InvesNat mutual funds, and assets administered by General Trust of Canada on behalf of individual clients.

Among the products launched by the Bank in 1997 were four new mutual funds, various RRSP-eligible investment products such as the TSE 35 NatOption RRSP (linked to the TSE 35 Index of the Toronto Stock Exchange), and InvesNet, an InvesTel trading site on the Internet.

In response to the growing demand for advisory services and in order to ensure that clients are efficiently directed to the National Bank Financial Group company that can best address their needs, more than 100 financial planners were deployed in branches during the year. They will soon be joined by personal bankers who will focus on serving clients requiring financial advice of a general nature.

                                                    NATIONAL BANK OF CANADA    9

As clients are increasingly looking for a more personalized relationship with their banker, the Bank has been reassigning branch personnel in recent years and implementing new technologies which lighten their workload so that they can develop the kind of banking relationship that clients want.

Another fundamental trend in the financial industry is the proliferation of transaction-oriented networks. Clients wishing to perform banking transactions or looking for a savings vehicle, a loan, an insurance policy or financial advice can choose from among several such transaction-oriented networks. Since the Bank firmly believes in respecting clients' preferences, it is positioning itself in all the networks.

Redeployment of the Bank's branches continued in 1997 with the goal of bringing our branch network closer to our clients and making it more accessible to them in their day-to-day activities. In 1997, the Bank scored a first in this regard when it opened branches in five supermarkets in Quebec and the results of this initiative have been extremely positive. Other similar innovations are in the works, including the opening of Bank branches in post offices.

Computer networks are proving to be another increasingly popular method of accessing financial products and services. TelNat, the automated telephone banking service introduced a few years ago, currently handles more than 30,000 calls a day. Moreover, the number of subscribers to Personal CompuTeller, which lets clients do their banking at home via their personal computer, doubled in 1997. During the year, InvesTel also began offering its clientele the possibility of executing trades on the Internet (www.invesnet.com).

The fierce competition that exists for personal and mortgage loans prompted the Bank to increase its presence and develop non-traditional networks in these sectors. In 1997, the Toronto Mortgage Centre doubled its lending volumes, while in the dynamic Vancouver market the Bank created its own mortgage development team which works on a commission basis. In Quebec, the new Money-Saver Mortgage, an innovative formula that lets consumers realize substantial savings on their loan, met with great success, attracting a large number of new clients to the Bank.

A NEW WAY OF THINKING ABOUT COMMERCIAL BANKING
The National Bank is -- and will remain -- the undisputed business bank in Quebec, especially for independent businesses. In fiscal 1997, loans and bankers' acceptances in the Commercial Banking sector rose by 13%.

In Quebec, its core market, the Bank offers comprehensive banking services to businesses and individuals alike. Elsewhere in Canada and North America, it focuses on specialized niches, which serve to diversify its portfolio and reduce risks.

In markets outside Quebec, the Bank continued to provide niche financing to businesses. In the United States, asset-based loans in the Bank's portfolio rose by 23.7% to $3,400 million. Our group in Toronto, which specializes in this type of lending, increased its loan volumes to $33 million as at October 31, 1997, and a similar group began operating in Vancouver during the year. Moreover, our energy sector loans in Western Canada almost doubled. Although specialized operations of this type represent only a fraction of the Bank's total loans, they are nonetheless instrumental in diversifying and strengthening its lending portfolio.

The Bank increased its market share of independent business financing in Quebec and also recorded sizeable growth in its business with large corporations.

10    NATIONAL BANK OF CANADA

Some of the new products and services rolled out specifically for small and medium-sized businesses during the year were the Group Benefits Plus employee benefits plan offered by the subsidiary National Bank Life Insurance Company, General Trust retirement plans with assisted portfolio management, a package of services for the self-employed, and one-stop banking for franchises. A team of professionals with expertise in providing financing to the audiovisual industry was also set up to support and expand our existing operations in this sector.

Various other activities for independent business clients were pursued and expanded, the most notable examples being the Technology Group which specializes in financing new technologies, and the risk capital funds in which the Bank is involved.

A NEW WAY OF THINKING ABOUT INVESTMENT BANKING
In addition to serving consumers and independent businesses, the Bank, through its active participation in capital markets, is also able to provide large corporations with the many specialized services they need. The complete line of financing services offered to institutional and commercial clients combined with treasury operations on capital markets make the National Bank a real investment bank.

Concurrently with its traditional banking services, the Corporate Banking sector offers risk management instruments developed in conjunction with the Treasury division, as well as advisory services for non-traditional financing. In 1997, other income from Corporate Banking operations rose by 11%.

The institutional and corporate financing services of Levesque Beaubien Geoffrion constitute a cornerstone of the investment bank. In 1997, revenues from these services soared by 30%. Nearly 80% of the institutional revenues earned by Levesque Beaubien Geoffrion came from outside Quebec.

During the year, the Bank pursued its goal of integrating its investment banking business by consolidating its money market operations with those of Levesque Beaubien Geoffrion, in addition to jointly completing a number of corporate financing transactions. Under the Bank's new organizational structure implemented at fiscal year end, all corporate financing services now come under the responsibility of the President of Levesque Beaubien Geoffrion, who reports directly to the Bank's Senior Executive Vice-President - Treasury, Brokerage and Corporate Banking.

A NEW WAY OF THINKING ABOUT BANK MANAGEMENT
The Bank has to adopt a new way of thinking about its management approach. Its new organizational structure is designed to reflect our strategic priorities more clearly and to foster responsibility-based management throughout the organization.

Further progress was made in 1997 in developing synergies and alliances. For instance, the Bank worked closely with General Trust of Canada to provide wealth management services to its clients, as well as with National Bank Securities to provide mutual fund and discount brokerage services and with Metropolitan Life to distribute new life insurance products.

National Bank Information Corporation is now responsible for overseeing all corporate electronic services in addition to the Bank's in-house systems. The ongoing development of its electronic data interchange (EDI) services continued to be a priority for this subsidiary. One of the highlights of the year was the agreement it signed with the German-based firm SAP to facilitate the use of R/3 management software, specifically by the government and parapublic sector in Quebec. Moreover, the Bank again drew on technology to diversify its revenue streams when it sold an operating licence for its account management software to another major Canadian bank.

                                                   NATIONAL BANK OF CANADA    11

A NEW WAY OF THINKING ABOUT PERSONNEL
The Bank's personnel are in the frontline when it comes to customer service and operational efficiency. They too have to acquire a whole new way of thinking, and the Bank in turn has to rethink its relationship with them.

Our training efforts were consolidated during the year to focus on skills, motivation and customer service. Moreover, in 1997, the National Bank university program produced its very first graduates. Over 2,000 students have enrolled in this program since it was launched, making it the fifth largest Faculty of Business Administration in Quebec.

The Bank's policy towards its employees aims to provide them with work conditions that are on a par with what is asked of them. An example of the Bank's commitment in this respect is its Work and Family Responsibilities Program, which was expanded during the year to accommodate employees who want to further their education.

The Recognition Program, for its part, is intended to acknowledge the performance of exceptional employees and their successes. Incentive compensation is just one of the ways in which outstanding employees are acknowledged and rewarded for their achievements.

The Bank plans to step up its efforts in this regard, notably by encouraging managers at all levels to develop a "recognition reflex". Another challenge will be to improve ways of attracting and retaining personnel.

Despite rationalization and the many changes experienced in recent years, the Bank continued to create jobs in 1997. As at October 31, the number of regular full- and part-time employees totalled 16,320, compared to 15,829 a year earlier.

Finally, we would like to thank all the members of the Board of Directors who consistently gave the Bank the benefit of their knowledge and experience. In particular, we wish to single out the contribution of Maurice J. Closs, who will not be standing for re-election in 1998, and of Guy St-Germain, who has left the Board for personal reasons after 23 years of dedicated service.

In view of the progress made by the National Bank in recent years and its achievements in 1997, it is well placed to tackle the challenges of the future. With its new way of thinking, the Bank can be relied on to successfully take its place in a rapidly changing industry, put its clients first at all times, provide its personnel with motivating employment conditions and earn its shareholders a higher return.




ANDRE BERARD                                    LEON COURVILLE

CHAIRMAN OF THE BOARD AND                       PRESIDENT AND
CHIEF EXECUTIVE OFFICER                         CHIEF OPERATING OFFICER

12    NATIONAL BANK OF CANADA

ANNUAL INFORMATION  FORM
--------------------------------------------------------------------------------

INCORPORATION
National Bank of Canada (the "Bank") was formed through a series of amalgamations, notably with The Provincial Bank of Canada in 1979, with The Mercantile Bank of Canada effective November 1, 1985, and with National Bank Leasing Inc., its whollyowned subsidiary, on November 1, 1992. The Bank's roots in fact date back to 1859 with the founding of the BANQUE NATIONALE in Quebec City.

The Bank is a Schedule I bank under the Bank Act (the "Act"). Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, Canada H3B 4L2.

COMPETITION
The barriers to competition in the financial industry are steadily disappearing as the various markets merge and new types of investments and transactions are developed. The Bank's competitors in traditional banking services are the major Canadian banks together with the credit unions in its primary market of Quebec, where it has an aggregate market share of 20%. The same competitive environment exists in the brokerage industry, where the role of the major banks is growing in importance. At the Bank, brokerage operations are carried out by Levesque Beaubien Geoffrion Inc. and National Bank Securities Inc. through its InvesTel service. For mutual funds, trust services and investment management, there is a greater range of competitors, including a number of specialized financial companies. In the United States, a large number of financial corporations compete for asset-based lending business. The size of the Bank's portfolio enables it to precisely target markets in order to limit risk exposure. In addition, the Bank understands the importance of being at the leading edge when it comes to the new electronic payment and marketing methods which are experiencing strong growth as computer networks become more widely accessible. The ongoing development of a number of electronic services by the Bank reflects its determination to maintain its position in this new, very competitive market.

ENVIRONMENTAL ISSUES
In order to minimize risks related to the environment, a few years ago the Bank introduced a procedure setting out its environmental responsibilities when granting credit and taking possession of contaminated assets. To date, the risks involved have not had a material impact on the Bank's operations.

BANK SUPERVISION
The Superintendent of Financial Institutions Canada (the "Superintendent"), who reports to the Minister of Finance, is responsible for applying the Act. He must, at least once a year, examine the affairs and business of the Bank for the purpose of determining whether the provisions of the Act are being duly observed and that the Bank is in sound financial condition, and report thereon to the Minister. Outside Canada, the Bank's subsidiaries, branches and representative offices are required to comply with the Act and with legislation in the various jurisdictions in which they operate.

RESTRICTIONS ON OWNERSHIP OF BANK SHARES
The Act prohibits any person from owning, either directly or by way of entities controlled by the person, more than 10% of all the outstanding shares of any class of shares of the Bank. Governments, their agents or agencies, whether Canadian or foreign, may not own shares of the Bank.

--------------------------------------------------------------------------------

FINANCIAL DATA
All amounts in this Annual Information Form are expressed in Canadian dollars unless otherwise indicated.

REFERENCES TO LEGISLATION
The information contained in this Annual Information Form is submitted in compliance with the applicable regulations governing securities.

--------------------------------------------------------------------------------


                                                  NATIONAL BANK OF CANADA     13

EXECUTIVE OFFICERS
The officers mentioned on page 80 have held management, executive or senior executive positions with the Bank during the past five years, with the exception of Pierre Desbiens who, from 1990 to 1994, was employed by Empire Financial Group as Regional Vice-President and General Manager; Gisele Desrochers who, from 1989 to 1994, was employed by the Quebec Government as Deputy Minister - Department of Recreation, Fish and Game; Associate Secretary General - Administrative Reform and Higher Employment; and Deputy Minister - Department of Revenue; and Michel Labonte who, from 1988 to 1993, was employed by Hydro-Quebec as Vice-President - Industrial Markets; Vice-President - Financing and Treasurer; and Executive Vice-President - Finance and Administration.

The directors and executive officers of the Bank, as a group, beneficially own less than 1% of the outstanding common shares of the Bank.

ADDITIONAL INFORMATION
The Bank undertakes to provide to any person, upon request, a copy of the Annual Information Form of the Bank, together with a copy of any document incorporated therein by reference, a copy of the annual consolidated financial statements for the year ended October 31, 1997 with the accompanying auditors' report, a copy of any subsequent quarterly financial statements, a copy of the Management Proxy Circular of the Bank in respect of its most recent annual meeting of shareholders that involved the election of directors and a copy of any other document that is incorporated by reference into a preliminary short form prospectus or a short form prospectus whenever the securities of the Bank are part of a distribution.

The Bank's Management Proxy Circular dated December 23, 1997, which is enclosed with the Notice of Annual Meeting of Shareholders scheduled for March 11, 1998, contains additional information such as the remuneration and indebtedness of directors and executive officers, the number of Bank shares held and share options awarded.

Copies of these documents may be obtained upon request from the Corporate Secretary's Office of the Bank, 600 de La Gauchetiere West, Montreal, Quebec, Canada H3B 4L2.

DOCUMENTS INCORPORATED BY REFERENCE
Additional items comprising the Bank's Annual Information Form are disclosed in portions of this Annual Report and are incorporated by reference as set out below.

--------------------------------------------------------------------------------
     ITEM                                                   REFERENCE
--------------------------------------------------------------------------------

     1.   Major Subsidiaries                                PAGE 85

     2.   Description of the Business                       PAGES 15 TO 17

     3.   General Development                               PAGES 8 TO 12
          of the Business

     4.   Loans by Borrower                                 PAGE 31, TABLE 7
          Category

     5.   Impaired Loans                                    PAGE 40, TABLE 14,
                                                            AND PAGE 58, NOTE 4

     6.   Interest on Impaired Loans                        PAGE 41, TABLE 15

     7.   Provision for Credit Losses                       PAGE 26, TABLE 3

     8.   Designated Countries                              PAGE 39, TABLE 13

     9.   Personal, Business                                PAGE 24, TABLE 2,
          and Mortgage Loans                                AND PAGE 52

     10.  Earning Assets Abroad                             PAGE 30, TABLE 6

     11.  Assets Under                                      PAGE 35, TABLE 11
          Administration/Management

     12.  Personnel                                         PAGES 1, 17 AND 72

     13.  Cash Dividends                                    PAGE 48 AND PAGE 61,
          and Dividend Policy                               NOTE 11

     14.  Main Consolidated                                 PAGES 48 AND 72
          Financial Data

     15.  Quarterly Results                                 PAGE 48

     16.  Management's                                      PAGES 19 TO 47
          Discussion and Analysis

     17.  Market for Trading Bank's                         PAGE 87
          Securities

     18.  Directors and Senior
          Management                                        PAGES 77 TO 80
--------------------------------------------------------------------------------


14     NATIONAL BANK OF CANADA

DESCRIPTION  OF THE BUSINESS OF THE BANK
--------------------------------------------------------------------------------

The National Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

The Bank's main sectors and divisions are the following: Banking, which consists of Retail Banking, Commercial Banking, International and Commercial Electronic Networks; Wealth Management, which includes Trust Services and Insurance; Treasury, Brokerage and Corporate Banking; and Human Resources and Administration.

BANKING

RETAIL BANKING
Through its network of 637 branches, Retail Banking provides services to individuals and serves as support to the commercial banking centres and the Corporate Banking, International Commercial Operations and Treasury divisions.

In addition to personal and mortgage loans, the Bank offers a wide choice of transaction accounts and investment vehicles, such as term deposits and guaranteed investment certificates, mutual funds (managed by the Bank or by third parties) and registered retirement savings plans and income funds, as well as credit card and travellers cheque services. In response to clients' growing demand for financial advisory services, the Bank increased to more than 100 the number of accredited financial planners integrated into its branches.

Clients can access their accounts at any of the Bank's 738 banking machines as well as at the more than 303,426 banking machines in North America and Europe which belong to the Cirrus, Interac and MasterCard ATM networks. Furthermore, through the Interac Direct Payment network, debit card holders can pay for their purchases without using cash at any of the Bank's 28,337 point-of-sale terminals.

The Bank continues to be at the forefront in customer service by offering its clients non-traditional services such as TelNat for banking by phone and Personal CompuTeller for banking by computer. Personal CompuTeller gives clients direct access to their transaction accounts via their personal computer.

The Bank also confirmed its leadership in Quebec by becoming the only institution to set up branches in supermarkets, thereby offering personalized service to its clients seven days a week.

Finally, the Bank developed a client segmentation model which enables it to better anticipate the needs of individual clients, to "make the right offer to the right client at the right time", using the delivery method which best suits their expectations.

COMMERCIAL BANKING
The Commercial Banking division administers loans to independent businesses and offers them an array of complementary services. Of the 38 commercial banking centres in operation as at October 31, 1997, 20 were in Quebec, nine in Ontario and nine in Atlantic Canada. The centres are staffed by account managers, each of whom services a small number of business clients, and by experts in special financing methods. In addition to the specialized services offered by Treasury and International Commercial Operations, businesses can obtain a full range of services such as bankers' acceptances, operating loans and fixed- or variable-rate term loans, as well as computerized payroll processing, bank reconciliation with cheques in consignment and pre-authorized payments.

In the United States, the Bank also serves mid-market companies through offices in 20 cities, including its own representative offices and the offices of its subsidiary National Canada Finance Corp.


                                                  NATIONAL BANK OF CANADA     15

INTERNATIONAL
The International division is responsible for all the services offered to Canadian clients who are involved in foreign transactions. Available through centres in Moncton, Quebec City, Montreal, Toronto and Vancouver, as well as the branch network, these services include guarantees and letters of credit, foreign exchange transactions and foreign payments. In addition to these transaction services, the Bank offers financing adapted to the needs of exporters, such as discounted foreign receivables, identification of foreign partners or clients, as well as advisory services for establishing foreign trade or an international strategy.

The International division has also made its presence felt abroad through its representative offices in New York, the Caribbean, Mexico, Santiago, London, Paris, Hong Kong, Seoul, Singapore, Taiwan and Shanghai; cooperation agreements with seven European financial institutions and a Mexican bank; and via a vast network of some 2,800 banking correspondents spanning 120 countries.

Through this presence abroad, the International division can efficiently serve its clientele which includes Canadian clients, foreign companies, international banks which obtain traditional services such as correspondent banking, and immigrant investors to whom the Bank provides private banking services as well as other products designed specifically to meet their needs.

COMMERCIAL ELECTRONIC NETWORKS
The Commercial Electronic Networks division ensures both the Bank's presence in this market and the development of its own information technology systems.

WEALTH MANAGEMENT

TRUST SERVICES
Further to its acquisition by the Bank in July 1993, General Trust has been restructured to focus on its primary vocation, namely, providing trust and financial advisory services.

With its private investment management services, personal trust services and branches now integrated into the Bank's network, General Trust offers wealth management services for high net worth households. Its corporate trust services are geared to the needs of independent businesses and large corporations in Quebec.

National Bank Securities Inc., another Bank subsidiary, administers the InvesNat family of mutual funds on behalf of its clients. National Bank Securities Inc. also offers discount brokerage services and a wide selection of third-party mutual funds.

INSURANCE
The Insurance division is responsible for managing the Bank's insured risks and credit insurance and for marketing its various insurance products to clients.

As part of its management of insured risks, this division ensures that the various policies underwritten by the Bank provide good coverage for possible claims related to the Bank's assets and premises as well as its officers' liability. National Bank Life Insurance Company administers credit insurance plans for loans granted by the Bank and markets various general insurance products. Personal and group insurance products are delivered through National Bank Financial Services, a joint company formed by the Bank and Metropolitan Life.

TREASURY, BROKERAGE AND CORPORATE BANKING

With offices in Montreal, Toronto, Vancouver, London, New York and Singapore, the Treasury division of the Treasury, Brokerage and Corporate Banking sector manages the Bank's liquidity; it is responsible for matching assets and liabilities, and is in constant communication with financial markets in Canada and abroad. It develops financial instruments adapted to the needs of both institutional and commercial clients and is responsible for raising and managing the Bank's Tier 1 and Tier 2 capital. This division, which oversees the securitization of NHA mortgage loans, is also very active in the negotiation and sale of off-balance sheet instruments such as options, swaps and other futures contracts. It handles foreign exchange transactions on behalf of the Bank and its clients on both the spot and futures markets.


16     NATIONAL BANK OF CANADA

The Corporate Banking division, with the support of specialized teams based in Montreal and Toronto, provides a wide array of services customized to clients' needs. In addition to providing traditional operating credit and term financing, these teams structure financing for acquisitions or recapitalization and arrange high-yield bond issues, often through syndicates involving other institutions. They also offer advisory services for restructuring, mergers and acquisitions and for hybrid financings combining debt and equity. Together with the Treasury division, Corporate Banking offers financial risk management instruments for hedging interest rates, foreign exchange and import-export transactions. The division's specialists in banking operations can suggest a vast range of electronic products, such as point-of-sale debit and electronic data interchange
(EDI), and tailor them to each client's requirements.

The securities brokerage subsidiary Levesque Beaubien Geoffrion Inc. provides services to business clients and individuals, in addition to playing an important role in securing financing for various levels of government. This subsidiary is active on all the major markets through its network of 65 offices.

To reflect the new reality of the financial market industry and enhance our presence among corporations, the Corporate Banking division and the Corporate Finance Department of Levesque Beaubien Geoffrion Inc. have been grouped together in a new division under the responsibility of Levesque Beaubien Geoffrion Inc. The newly formed Corporate Financing division reports to the Senior Executive Vice-President - Corporate Financing of Levesque Beaubien Geoffrion Inc.

Another subsidiary, Natcan Investment Management Inc., specializes in portfolio management for institutional clients and identifies investment opportunities in Canada, the United States and abroad. Pension funds, insurance companies, mutual funds, foundations and religious orders are among the many clients for which this subsidiary manages close to $9 billion in assets.

HUMAN RESOURCES AND ADMINISTRATION

The Human Resources and Administration sector is responsible for policies concerning personnel and certain areas of administration.

In its human resources function, the sector is responsible for employee relations, staffing, succession planning, training, employee benefits, compensation and employment equity. In terms of administration, it is responsible for audit, public relations, legal affairs and the corporate secretary's office.

As at October 31, 1997, the Bank had 16,320 employees compared to 15,829 a year earlier. This increase was most notably due to the integration of Municipal Savings & Loan employees, and growth in activities at our subsidiaries Levesque Beaubien Geoffrion Inc., National Bank Securities Inc. and National Bank Information Corporation, as well as in our call and telemarketing centres and in the U.S. commercial loans sector.

PROPERTIES

With respect to real estate holdings, as at October 31, 1997, the Bank owned its head office in Montreal and, for its operations, also owned 130 other properties across Canada and leased 593 premises, including 34 abroad.

The Bank's consolidated fixed assets at cost, less accumulated amortization, and excluding furniture, equipment and leasehold improvements, amounted to $175 million as at October 31, 1997. However, no independent assessment of the market value of the Bank's fixed assets was available. Information concerning the Bank's fixed assets is provided in Note 6 to the Consolidated Financial Statements on page 59 of the Annual Report.


                                                  NATIONAL BANK OF CANADA     17

[PHOTO]

NEW WAY
OF THINKING
WORKING
CREATIVELY
INTELLIGENTLY
EFFICIENTLY

MANAGEMENT'S DISCUSSION  AND ANALYSIS
--------------------------------------------------------------------------------

ECONOMIC ENVIRONMENT

The sharp contrast between countries enjoying vigorous growth and those recording modest or even negative growth was the chief characteristic of global economic conditions in 1997.

The U.S. economy surpassed its 1996 performance and GDP growth in 1997 should reach 3.7%, still without any inflationary pressures. Even though the unemployment rate was very low, the increase in wages was modest and largely offset by gains in productivity. As a result, the Federal Reserve did not raise interest rates significantly and borrowing costs remained relatively low.

Strong economic growth in the United Kingdom again set it apart from the other European countries, notably France and Germany. The sluggish recovery in continental Europe produced the same kind of fairly accommodating monetary policy that characterized most of the industrialized world.

At the other end of the spectrum, economic activity in Japan fell sharply in 1997, after showing some signs of recovery.

Canada made up for its particularly disappointing economic performance of 1996 by growing robustly in 1997. Over 300,000 jobs were created, or more than in the previous two years combined. The unemployment rate in Canada dipped slightly, even though the labour force expanded substantially as the job market became more attractive.

The series of interest rate cuts in 1996 and the healthier employment picture in 1997 touched off a strong recovery in consumer spending. In fact, consumers usurped the role of exports which had been the engine of growth for Canada's GDP since the beginning of the decade.

Residential construction continued to expand, with housing starts up by more than 20%. Greater demand caused new housing prices to rally, ending a three-year slide.

Business spending on machinery and equipment also stimulated economic growth by climbing 20%, a figure rarely seen in the past 50 years.

After peaking in 1996, commercial bankruptcies in Canada were down significantly. The number of personal bankruptcies, however, continued to rise although at a much slower rate.

The war on government deficits carried on into 1997, and the expectations are that the federal budget should be balanced as of this year. Canadians have already begun to reap the benefits since the efforts made to clean up public finances have been taken seriously by financial markets. Canadian interest rates (both short and long) were at historically low levels, boosting consumer and investment spending as well as spurring economic growth.

Despite a slight rise in short-term rates at year end, the entire Canadian interest rate curve was below its U.S. counterpart. In all likelihood, the wide gap between Canadian and U.S. short-term rates, combined with the return to a current account deficit in the balance of payments, worked against the Canadian dollar. The Bank of Canada twice intervened to shore it up by raising the bank rate by 0.25 of a point.

Reflecting the growth in the rest of Canada and the United States, Quebec's economic situation was much improved in 1997. Employment growth in the province was close to the Canadian average, residential construction posted a healthy rise after stagnating in 1996, commercial bankruptcies fell and personal bankruptcies increased at a slower pace than in the previous year.

The banking industry benefited from the more favourable economic climate that prevailed in 1997. Gains in employment and lower interest rates sparked renewed growth in consumer and mortgage loans, while the marked decline in commercial bankruptcies lowered commercial credit risks.


                                                  NATIONAL BANK OF CANADA     19

However, the combination of low interest rates, buoyant stock markets and the development of new investment products prompted consumers to shift their savings away from bank deposits to other instruments, with the result that the banks had to turn to capital markets to fund a larger proportion of their loans. Consumer preference for savings instruments offering higher potential returns, such as stocks and mutual funds, is causing a groundswell that is shaking up the entire banking industry.

National Bank of Canada was quick to take advantage of these changes. The decline in commercial bankruptcies, more pronounced in Quebec than in the rest of Canada, was particularly significant for the Bank as its portfolio is more concentrated in Quebec and in loans to independent businesses than the portfolios of the other major banks. The diversification of the Bank's financial activities, and especially its strong presence in securities brokerage and mutual funds, also helped to offset the erosion in deposits.

In 1998, economic conditions should continue to improve in Canada as a whole and in Quebec, despite a slight upswing in short-term interest rates. Inflationary pressures could emerge in the United States after what are probably temporary factors, such as the appreciation of the U.S. dollar and the drop in the price of oil and of certain other commodities, have run their course.

Demand for consumer credit and mortgage credit should continue to expand in response to the improved job market and higher personal income. The outlook for bankruptcies should also continue to improve.

The fundamental trend away from traditional bank deposits towards non-traditional investment instruments will persist, and Canadian banks will become more dependent on their capital market income. Competition among financial institutions will remain fierce.

OVERVIEW OF RESULTS

The National Bank's 1997 results demonstrate its ability to adapt to new market realities as well as to customer demand.

[GRAPH]

Net income continued to grow, reaching $341.6 million, or 7.3% more than in 1996. Total income (net interest income plus other income) posted a 12.7% increase, loans and bankers' acceptances were up 24.9% and deposits grew by 7.8%.

The steady progress made in terms of profitability translated into a stronger capital position. As shown in Table 9 on page 33, total capital amounted to $4,295 million as at October 31, 1997, for an increase of 20.7%. The year's highlights, which are presented at the beginning of this report, also demonstrate the continued improvement in shareholders' equity and debentures, as well as capital ratios in 1997.

STEADY PROGRESSION IN RESULTS
Table 1 summarizes the Bank's overall results on a taxable equivalent basis. The growth in net income was essentially generated by a favourable trend in all income components. Net interest income was up by 15.9% and other income by 8.8%. The increase in non-interest expenses was confined to 5.4%.


20     NATIONAL BANK OF CANADA

As at October 31, 1997, the Bank's total assets amounted to $66,235 million, or 24.7% higher than at the same date in 1996. Average assets for the year were $55,524 million, for an increase of 12.8% over the previous year.

[GRAPH]

BETWEEN 1993 AND 1997, THE BANK'S TOTAL ASSETS GREW BY $23,501 MILLION, FOR AN INCREASE OF 55.0%.

During the year, the Bank declared dividends of 57.5 CENTS per common share, which was 17.3% higher than for the previous 12 months.

Return on common shareholders' equity was 14.0% in 1997, compared with the previous year's figure of 13.4% (or 14.5% when the special gains are included). Share price appreciation combined with a higher dividend yield brought the total return on common shares for the year to 59.5%. Earnings per share rose to $1.86.

[GRAPH]

BREAKDOWN BY SECTOR
The first four sections of Table 1A (page 22) present a breakdown of the Bank's main financial results by sector.

Retail Banking encompasses the branch network, credit cards, mutual funds, Levesque Beaubien Geoffrion's retail activities, the InvesTel discount brokerage service and the operations of General Trust of Canada.

The Retail Banking sector earned net income of $215 million, or 26.5% more than in 1996. The sector's total income rose by 9.9%, largely as a result of the 18.9% growth in other income. Capital market fees chiefly accounted for this rise in other income, while higher net interest income was generated primarily by Municipal Savings & Loan and increased business with individuals.

The provision for credit losses declined by 13.0%. Non-interest expenses showed an increase of 9.6%, the main reasons for which were the variable remuneration of our brokerage subsidiary and the acquisition of Municipal Savings & Loan.

The Commercial Banking sector includes all the financial services provided to local independent businesses as well as to U.S. commercial clients. Although it mobilizes less than 20% of the Bank's assets, this sector alone generates one-third of its net income.

The sector's net income of $108 million was up slightly compared to the previous year because of the growth in income. In Canada, this growth occurred chiefly in other income as interest income came under pressure from narrower margins. In the United States, interest income rose because of strong growth in business volumes. The increase in income more than offset the rise in costs, which was particularly evident in Canada.


TABLE 1
OVERVIEW OF RESULTS
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS AND AS A PERCENTAGE OF AVERAGE ASSETS)

-----------------------------------------------------------------------------------------------------------------------------------
                                         1997                1996                1995                1994                1993
                               ----------------------------------------------------------------------------------------------------
                                   $          %        $          %        $          %        $          %        $          %
Net interest income              1,323.9      2.38   1,142.2      2.32   1,180.6      2.48   1,094.9      2.54   1,016.2      2.56
Other income                     1,055.6      1.90     970.1      1.97     711.6      1.50     719.3      1.67     635.3      1.60
Provision for credit losses        290.0      0.52     235.0      0.48     255.0      0.54     275.0      0.64     325.0      0.82
Non-interest expenses            1,488.8      2.68   1,413.1      2.87   1,229.3      2.58   1,168.7      2.71   1,042.0      2.63
Income taxes                       243.1      0.43     135.8      0.28     156.3      0.33     144.6      0.34     101.3      0.25
Non-controlling interest            16.0      0.03      10.1      0.02       6.6      0.02       8.7      0.02       8.6      0.02
                               ----------------------------------------------------------------------------------------------------
Net income                         341.6      0.62     318.3      0.64     245.0      0.51     217.2      0.50     174.6      0.44
-----------------------------------------------------------------------------------------------------------------------------------
Average assets                    55,524              49,239              47,582              43,160              39,657
-----------------------------------------------------------------------------------------------------------------------------------


AS OF 1996, REALIZED AND UNREALIZED GAINS OR LOSSES ON SECURITIES ARE RECORDED UNDER OTHER INCOME.


                                                  NATIONAL BANK OF CANADA     21

The U.S. commercial portfolio, comprised of asset-based loans, contained US $2,410 million in loan volumes (or CDN $3,400 million) as at October 31, 1997, for an increase of 23.7% over 1996. The Bank's commercial operations in the United States, which are among its most profitable, accounted for most of the growth in the commercial sector's net interest income in 1997. More than one-third of this sector's net income and over 10% of the Bank's consolidated net income were derived from U.S. commercial operations, which recorded net income of $41 million.

Asset-based lending is an example of one of the niche markets occupied by the Bank outside its core commercial market. The asset-based lending group in Toronto increased its volumes to $33 million as at October 31, and the Bank also set up a similar group in Vancouver during the year. Another highly profitable niche for the Bank is the Western Canada energy sector, where loan volumes soared by 88.0%. Even though such specialized operations represent only a small proportion of the Bank's loans, they do serve to diversify and strengthen its total lending portfolio.

The third section of Table 1A details investment banking activities, consisting of the financing services offered by the Bank and its brokerage subsidiary Levesque Beaubien Geoffrion to institutional and corporate clients as well as the Treasury sector's investment and trading operations.

The vigorous growth in these operations contributed substantially to the Bank's bottom line in 1997. Net income earned on investment banking business grew 49.4% to reach $124 million, or more than one-third of the Bank's consolidated net income. The robust growth enjoyed by this sector in 1997 stemmed from a 36.1% increase in income. Levesque Beaubien Geoffrion's institutional operations accounted for about half of the growth in other income, with Treasury generating most of the remainder in addition to being the source of three-quarters of the increase in net interest income.


TABLE 1A
OVERVIEW OF RESULTS BY SECTOR OF ACTIVITY
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS)


-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Corporate and
                                         Retail          Commercial         Capital Markets          Other               Total
                                 --------------------------------------------------------------------------------------------------
                                    1997      1996      1997      1996      1997      1996      1997      1996      1997      1996
                                 --------------------------------------------------------------------------------------------------
Net interest income                  791       763       249       237       123        82       161        60     1,324     1,142
Other income                         636       535       109       101       307       234         4       100     1,056       970
                                 --------------------------------------------------------------------------------------------------
Total income                       1,427     1,298       358       338       430       316       165       160     2,380     2,112
Provision for credit losses          100       115        62        50        17         4       111        66       290       235
Non-interest expenses                986       900       118       112       195       167       190       234     1,489     1,413
                                 --------------------------------------------------------------------------------------------------
Net income before income taxes       341       283       178       176       218       145      (136)     (140)      601       464
Income taxes                         122       109        70        70        85        56       (34)      (99)      243       136
Non-controlling interest               4         4         -         -         9         6         3         -        16        10
                                 --------------------------------------------------------------------------------------------------
Net income                           215       170       108       106       124        83      (105)      (41)      342       318
-----------------------------------------------------------------------------------------------------------------------------------
Average assets                    22,005    21,016    10,470     9,267    22,719    17,493       330     1,463    55,524    49,239
                                 --------------------------------------------------------------------------------------------------
Loans and bankers' acceptances    21,752    20,756    10,369     9,164     4,876     3,977       339       138    37,336    34,035
                                 --------------------------------------------------------------------------------------------------
Deposits                          23,450    23,984     2,056     1,906    14,301    11,964       557       750    40,364    38,604
-----------------------------------------------------------------------------------------------------------------------------------


RETAIL SECTOR:           This sector consists of the branch network,
                         intermediary services, LBG retail brokerage, discount
                         brokerage, mutual funds, trust services, credit cards
                         and insurance.
COMMERCIAL SECTOR:       This sector consists of commercial banking services in
                         Canada and the United States.
CORPORATE AND
CAPITAL MARKETS:         This sector consists of corporate lending, treasury
                         operations which include managing the Bank's assets and liabilities, corporate brokerage and portfolio management.
OTHER:                   This heading includes the real estate sector, the
                         international division and the unallocated portion of centralized service units.


22     NATIONAL BANK OF CANADA

Institutional financing services at Levesque Beaubien Geoffrion constitute one of the pillars of its investment banking activities. In 1997, income from these services climbed 30%, representing approximately 50% of other income from all investment banking business. Close to 80% of institutional income at Levesque Beaubien Geoffrion came from sources outside Quebec.

In keeping with its policy of promoting synergy, the Bank combined its money market operations with those of Lvesque Beaubien Geoffrion, and also led a number of joint corporate financing operations. In conjunction with Levesque Beaubien Geoffrion, the Bank formed CanCap, a wholly-owned subsidiary that manages a portfolio of Canadian common shares weighted according to the Toronto Stock Exchange 35 Index. CanCap's portfolio was financed by a $152 million issue of preferred shares and a private capital stock issue. The expertise acquired in managing index-linked products has been and will continue to be useful in developing new products.

The Bank's new organizational structure, implemented at year end, assigns responsibility for the entire corporate financing sector to the President of Levesque Beaubien Geoffrion, who reports to the Bank's Senior Executive Vice-President - Treasury, Brokerage and Corporate Banking.

The "Other" category comprises real estate, international operations other than U.S. and the unallocated portion of centralized service units. This last component naturally accounts for the predominance of costs and the negative net income for this category.

The decline in other income can be traced to the inclusion in 1996 of a special $80 million gain realized on the sale of the Bank's stake in a Latin American bank. Changes in the provision for credit losses were due to the inclusion of real estate loans and the general allowance, net of the reversal of a portion of the country risk allowance (Table 3, page 26).

In response to the Bank's desire to broaden its revenue streams and to follow its clients wherever in the world their business takes them (including emerging markets), our international operations outside the United States continued to post steady growth. The main initiatives undertaken in 1997 revolved around alliances and equity investments aimed at achieving these goals.

The Bank consolidated its network of alliances by signing a cooperation agreement with BACOB Bank of Belgium, its eighth such agreement in Europe. In Latin America, the Bank joined CorpBanca, a strategic partnership made up of major financial institutions from Chile and the United States. CorpBanca, which aims to invest in the Latin American financial industry, has already acquired two South American banks. This partnership will not only provide the Bank with profitable investment opportunities, but will give it the means to further expand the international network it has built for its clients.

Again with the goal of helping its clients who do business abroad, the Bank opened 11 new foreign exchange offices in Canada, bringing the total to 42.


                                                  NATIONAL BANK OF CANADA     23

ANALYSIS OF RESULTS

NET INTEREST INCOME
Table 2 presents changes in net interest income by major asset and liability category on a taxable equivalent basis. Assets generated interest income of $3,075.6 million, for an average interest rate of 5.54%, compared to 6.33% in 1996. Liabilities and shareholders' equity cost the Bank $1,751.7 million in interest, equivalent to a rate of 3.16%, versus 4.01% the previous year. Net interest income ($1,323.9 million) is the difference between interest earned and interest paid on asset and liability volumes, while the interest spread (2.38%) is the difference between average interest rates.

The average rate paid by the Bank on its liabilities fell more than the rate earned on its assets (a decline of 0.85 and 0.79 points respectively), widening the interest spread slightly from 2.32% in 1996 to 2.38% in 1997.

Net interest income rose by $181.7 million or 15.9%. The relative contribution of rate and volume variations can be analyzed using the last two columns of Table 2, where the net impact is broken down into its volume component and its rate component, calculated on 1997 rates and on 1996 volumes respectively.


TABLE 2
CHANGES IN NET INTEREST INCOME
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     $ Variation
                                             1997                      1996                     1997/1996               due to:
                                   -------------------------------------------------------------------------------------------------
                                    AVERAGE                   Average                    Average                    Average
                                    VOLUME   RATE   INTEREST   volume   Rate  Interest    volume    Rate  Interest   volume   Rate
                                   -------------------------------------------------------------------------------------------------
                                      $      %         $        $       %         $        $       %         $
Assets
  Deposits with other banks         3,348   4.85     162.4    3,692     5.47     202.0     (344)  (0.62)   (39.6)   (16.7)   (22.9)
  Securities                        8,694   3.89     338.4    8,256     3.14     259.4      438    0.75     79.0     17.0     62.0
  Mortgage loans                   13,183   7.20     948.7   11,315     8.19     926.2    1,868   (0.99)    22.5    134.5   (112.0)
  Personal loans                    6,094   8.59     523.2    5,822    10.08     587.1      272   (1.49)   (63.9)    23.4    (87.3)
  Business and other loans         20,241   5.35   1,082.7   16,447     6.99   1,150.1    3,794   (1.64)   (67.4)   203.0   (270.4)
  Impaired loans, net                 511   3.95      20.2      678    (1.25)     (8.5)    (167)   5.20     28.7     (6.6)    35.3
                                   ------------------------------------------------------------------------------------------------
Earning assets                     52,071   5.91   3,075.6   46,210     6.74   3,116.3    5,861   (0.83)   (40.7)   354.6   (395.3)
Other assets                        3,453      -         -    3,029        -         -      424       -        -        -       -
                                   ------------------------------------------------------------------------------------------------
Total assets                       55,524   5.54   3,075.6   49,239     6.33   3,116.3    6,285   (0.79)   (40.7)   354.6   (395.3)
-----------------------------------------------------------------------------------------------------------------------------------
Liabilities
  Personal deposits                21,112   4.14     874.2   21,279     5.22   1,111.1     (167)  (1.08)  (236.9)    (6.9)  (230.0)
  Deposits by banks                 4,937   5.11     252.4    6,177     5.82     359.5   (1,240)  (0.71)  (107.1)   (63.4)   (43.7)
  Other deposits                   14,303   4.05     579.9   11,138     4.66     519.2    3,165   (0.61)    60.7    128.2    (67.5)
                                   ------------------------------------------------------------------------------------------------
                                   40,352   4.23   1,706.5   38,594     5.16   1,989.8    1,758   (0.93)  (283.3)    57.9   (341.2)
Debentures                          1,141   7.33      83.6    1,175     7.23      85.0      (34)   0.10     (1.4)    (2.5)     1.1
Liabilities other than deposits     3,927   0.39      15.5    2,408     0.61      14.8    1,519   (0.22)     0.7      5.9     (5.2)
Other (1)                               -      -     (53.9)       -        -    (115.5)       -       -     61.6        -     61.6
                                   ------------------------------------------------------------------------------------------------
Interest-bearing liabilities       45,420   3.86   1,751.7   42,177     4.68   1,974.1    3,243   (0.82)  (222.4)    61.3   (283.7)
Other liabilities                   7,463      -         -    4 666        -         -    2,797       -        -       -        -
Shareholders' equity                2,641      -         -    2 396        -         -      245       -        -       -        -
Impact of non-interest bearing
  assets and liabilities                -      -         -        -        -         -        -       -        -    137.4   (137.4)
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and
  shareholders' equity             55,524   3.16   1,751.7   49,239     4.01   1 974.1    6,285   (0.85)  (222.4)   198.7   (421.1)
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income                         2.38   1,323.9              2.32   1 142.2             0.06    181.7    155.9     25.8
-----------------------------------------------------------------------------------------------------------------------------------


(1) OTHER INTEREST INCOME AND INTEREST EXPENSE INCLUDING HEDGING OPERATIONS.


24     NATIONAL BANK OF CANADA

On the assets side, the $40.7 million reduction in interest income was the result of falling rates, which were only partially offset by higher volumes.

Securities and mortgage loans were chiefly responsible for the increase in interest income. The higher volumes of securities held by the Bank and, more specifically, the higher returns they earned made a positive contribution of $79.0 million to interest income. Average mortgage volumes also recorded strong growth of 16.5% but this success was tempered by the drop in interest rates. Interest income was further boosted by interest received on impaired loans, which included past-due interest bonds from designated countries.

The downward trend in market interest rates affected personal and business loans primarily as the growth in volumes (at 23.1% and 4.7% respectively) was not sufficiently robust to offset the rate decline. Most of the 1997 growth in business loan volumes came from the commercial portfolio in both Canada and the United States.

On the liabilities side, the $222.4 million reduction in interest expense was largely attributable to lower rates on deposits, which more than compensated for the increase in volumes.

The last three figures on the last line of Table 2 summarize the impact of variations in volumes and rates on net interest income. Volume growth was essentially responsible for the rise in net interest income, although changes in the interest spread also played a role.

LOAN LOSSES
In 1997, the Bank raised its annual provision for credit losses from $235 million to $290 million (Table 3, page 26). This provision included an additional $100 million in the general allowance, specific provisions of $275 million and an $85 million reversal in the country risk allowance.

As a precautionary measure, the Bank decided to increase its general allowance by $100 million, thus enabling it to benefit from a new rule issued by the Superintendent of Financial Institutions Canada under which banks can include their general allowance in calculating Tier 2 capital. In issuing this rule, the Canadian regulatory authorities have adopted a practice that is stipulated in the Basel accords and which is already being applied by the regulatory authorities of several other countries, including the United States.

Total specific provisions for private risks were $275 million, a $40 million increase over 1996. New provisions were taken in order to dispose of problem loans under favourable conditions, especially in the domestic real estate sector. As a result, the Bank can consider lowering its provision for credit losses in 1998.

On the domestic scene, the provision for private risks was up $141 million. The special provision of $100 million included in the general allowance accounts for most of this increase. The remainder is the result of increases in specific provisions for the real estate sector.

In the United States, our success in paring down the real estate portfolio led to a 46.2% reduction in the provision for this sector. As for the U.S. commercial sector, the higher provision for credit losses reflected the growth in these operations, as well as the particularly low level of loan losses in 1996. However, the $10 million under this heading represented only a fraction of a total portfolio of some $3,400 million. For the U.S. market as a whole, the provision for credit losses was down 29.5%.

In the International sector, not including the United States, the provision was increased to enable the Bank to eliminate some of the riskier components in its portfolio.

The negative provision for losses on sovereign risks is the result of a decision to adjust the book value of sovereign loans to their market value by reversing a portion of the allowance assigned to this loan category. After the Bank sold off a substantial part of this portfolio, bringing gross volumes down from $206 million as at October 31, 1996 to $109 million a year later, the provisioning for sovereign risks became disproportionate during the year. Further to the $85 million reversal, the $53 million in net volumes was equal to the market value of the sovereign loans.


                                                  NATIONAL BANK OF CANADA     25

TABLE 3
PROVISION FOR CREDIT LOSSES
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)

---------------------------------------------------------------------------------------------------------------
                                                           1997        1996         1995        1994      1993
Provision for credit losses
  Domestic
      Individuals and small businesses                     100          115           69          64        66
      Commercial                                            52           45           41          72        66
      Corporate                                             17            4           34          31        28
      Real estate                                           60           26           33          41        26
      General allowance                                    100            -           44          25        25
      Other                                                  2            -            -           3         6
                                                        -------------------------------------------------------
   Domestic - Private risks                                331          190          221         236       217
                                                        -------------------------------------------------------
   International
      Commercial - United States                            10            5            4          19        41
      Real estate - United States                           21           39           26          15        41
      Real estate - Other                                    -           (8)           -           2        10
      Other                                                 13            9            4           3        16
                                                        -------------------------------------------------------
   International - Private risks                            44           45           34          39       108
                                                        -------------------------------------------------------
   Designated countries                                    (85)           -            -           -         -
                                                        -------------------------------------------------------
   Provision for credit losses
      posted to income                                     290          235          255         275       325
---------------------------------------------------------------------------------------------------------------
Net average loans
   and bankers' acceptances
   Domestic                                             32,510       29,424       28,382      26,462    24,187
   International - United States                         4,249        3,967        3,179       3,993     4,225
                 - Other                                   577          644        1,481         787       808
                                                        -------------------------------------------------------
   Total                                                37,336       34,035       33,042      31,242    29,220
---------------------------------------------------------------------------------------------------------------
Provision for credit losses as a percentage
   of net average loans and bankers'
   acceptances
   Domestic                                              1.02%        0.65%        0.78%       0.89%     0.90%
   International - United States                         0.73%        1.11%        0.94%       0.85%     1.94%
                 - Other                                 2.25%        0.16%        0.27%       0.64%     3.22%
   Total                                                 0.78%        0.69%        0.77%       0.88%     1.11%
---------------------------------------------------------------------------------------------------------------
Allowances
   Balance at beginning of year                            751          792          819         868     1,027
   Retroactive application of new accounting
     standard as at November 1, 1995                         -           77            -           -         -
   Provision for credit losses
     posted to income                                      290          235          255         275       325
   Write-offs (1)                                         (242)        (364)        (313)       (345)     (495)
   Recoveries                                               40           11           31          21        11
                                                        -------------------------------------------------------
   Balance at end of year                                  839          751          792         819       868
---------------------------------------------------------------------------------------------------------------
Components of allowances:
   Designated countries
     Portion related to loans                               52           69           85          85       228
     Portion related to securities                           4           85          105         105        46
   Specific                                                583          497          502         573       563
   General                                                 200          100          100          56        31
---------------------------------------------------------------------------------------------------------------


(1) INCLUDING EXCHANGE RATE FLUCTUATIONS.


26     NATIONAL BANK OF CANADA

As a proportion of loans and bankers' acceptances, the provision for private risks was equivalent to 0.73% in the United States versus 1.11% in 1996. If the general allowance is excluded, then the ratio for Canada is 0.71% compared to 0.65% for the previous year, the increase being attributable to the specific provisions taken to pare down the real estate portfolio.

The allowance for credit losses appearing on the balance sheet is analyzed in the lower two sections of Table 3. In 1997, this allowance rose to $839 million under the combined effect of the $290 million provision, $40 million in recoveries and $242 million in write-offs. As Table 14 on page 40 indicates, the increase in the allowance amply covers gross private risks.

OTHER INCOME
Other income, described in Table 4, includes all income other than interest and dividend income. In 1997, other income amounted to $1,056 million, up $166 million or 18.6% over regular income in this category in 1996 (i.e., excluding the sale of the Bank's interest in a Latin American bank).

Capital market fees, which rose 29.0%, were the main source of the growth in other income.

Most of the capital market fees were generated by brokerage operations at Levesque Beaubien Geoffrion. This Bank subsidiary is a full-service securities broker providing both retail services to individuals and financing services to commercial, institutional and government clients. Over the past five years, assets under management have tripled at Levesque Beaubien Geoffrion and revenues have more than doubled.

[GRAPH]

The quality of research done at Levesque Beaubien Geoffrion was recognized by Brendan Wood in its 1997 survey which ranked the research team first both for ideas and for client communications.

Another noteworthy performance in capital market fees was that of InvesTel, the Bank's discount brokerage service, which tripled its number of accounts and recorded an 86% increase in revenues.

Combined revenues from lending fees, bankers' acceptances and letters of credit and guarantee rose 13.7%, from $117 million to $133 million, reflecting the increase in our share of the business loan market.


TABLE 4
OTHER INCOME
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)


---------------------------------------------------------------------------------------
                                         1997      1996      1995      1994      1993
                                       ------------------------------------------------
Capital market fees                       374       290       193       212       211
Deposit and payment service charges       148       140       133       123       109
Realized and unrealized gains on
   securities, net amount                  93       134         -         -         -
Card service revenues                      80        69        64        59        56
Lending fees                               92        82        83        81        71
Bankers' acceptances,
   letters of credit and guarantee         41        35        31        28        25
Foreign exchange revenues                  39        50        51        39        45
Trust services                             23        20        21        22         5
Other                                     166       150       136       155       113
                                       ------------------------------------------------
                                        1,056       970       712       719       635
---------------------------------------------------------------------------------------
Domestic                                1,024       852       680       688       608
International - United States              29        32        24        25        22
              - Other                       3        86         8         6         5
---------------------------------------------------------------------------------------
Other income as a percentage
   of total income                       44.4%     45.9%     37.6%     39.6%     38.4%
---------------------------------------------------------------------------------------


AS OF 1996, REALIZED AND UNREALIZED GAINS OR LOSSES ON SECURITIES ARE RECORDED UNDER OTHER INCOME.


                                                  NATIONAL BANK OF CANADA     27

Similarly, the 15.9% growth in card service revenues illustrates the extent to which business has expanded in this sector: advances on the Bank's credit cards were up by 7.3% in 1997. With the LES AILES DE LA MODE credit card, the Bank introduced an innovative product that can be used by BOUTIQUES SAN FRANCISCO customers to obtain exclusive discounts. Over 10,000 accounts were opened in the first three months following the launch.

The 5.7% advance in deposit and payment service charges was attributable to transaction volumes.

Trust services posted strong growth of 15.0% for the year, with the value of personal assets managed by General Trust of Canada jumping by 15.1%. An important General Trust achievement during 1997 was the development of a new type of money purchase plan, namely, the retirement savings plan with assisted portfolio management.

One of the main factors responsible for growth in the "Other" category, which covers miscellaneous services, was mutual fund revenues from funds marketed by National Bank Securities. This subsidiary manages both its own line of InvesNat mutual funds and that of General Trust of Canada funds. Four new funds were launched in 1997. National Bank Securities also offers clients mutual funds managed by other companies.

Mutual fund revenues increased by 46.4% in 1997, while total mutual fund volumes rose by 31.6%.

National Bank Securities, which also manages the InvesTel discount brokerage service, turned in its best performance to date with a pre-tax contribution of $33 million to the Bank's income, for an increase of 50.0%.

The "Other" category was also boosted by additional revenues from debit cards ($18 million, up 26.4%), a sector in which the Bank plays a leading role.

Revenues from insurance product sales were up 41% in 1997 for two reasons: better market penetration of our insurance products, and the benefits resulting from the new operating structure at National Bank Life Insurance. During the year, this subsidiary began marketing life annuities as well as Group Benefits Plus, a complete benefits package for employees of small and medium-sized businesses.

The Bank's Insurance division also manages registered retirement income funds (RRIFs), volumes of which doubled in 1997.

A new type of registered retirement savings plan was offered by the Bank in 1997 through its branch network, namely, the NatOption RRSP, an index-linked investment tied to the TSE 35 Index. CanCap's expertise in managing index-linked products was put to good use in designing this new product for customers.

Various electronic transaction services also contributed to the Bank's other income, and will continue to do so. They include automated banking machines, TelNat, the Personal CompuTeller, SECURNAT and the EDI consortium formed by the National Bank, Bell Canada and the MOUVEMENT DESJARDINS. This consortium, whose first client was the Quebec COMMISSION DE LA SANTE ET DE LA SECURITE DU TRAVAIL, will play an increasingly important role in electronic commerce in Quebec.

Other income accounted for 44.4% of the Bank's total income, compared to 43.8% in 1996, not including the special gain on the sale of the Bank's interest in a Latin American bank.


     FROM 1993 TO 1997, TOTAL INCOME ROSE 44.1%, NET INTEREST INCOME 30.3% AND OTHER INCOME 66.2%. OTHER INCOME AS A PERCENTAGE OF TOTAL INCOME ADVANCED FROM 38.4% IN 1993 TO 44.4% IN 1997.


28     NATIONAL BANK OF CANADA

NON-INTEREST EXPENSES
Table 5 details the non-interest expenses incurred by the Bank. If the expenses of Levesque Beaubien Geoffrion and of Municipal Savings & Loan (acquired at the end of 1996) are excluded along with the special expenses in 1996 related to the disposal of certain assets, the Bank's regular operating expenses came in at $1,151 million for the year, up 4.0% from their 1996 figure of $1,107 million. However, if all these expenses are included, non-interest expenses totalled $1,489 million in 1997, for an increase of 5.4% over the previous year.

Salaries and staff benefits rose by $76 million, or 10.8%, with the $44 million increase in variable remuneration at Levesque Beaubien Geoffrion accounting for close to 60% of this amount. The increase in remuneration was more than offset, however, by the $84 million rise in the subsidiary's revenues.

Over the course of the year, the number of Bank employees, including employees of Bank subsidiaries, increased by 3.1%, for a total of 16,320 employees at year end. Salaries paid by the Bank (apart from variable remuneration and staff benefits) rose by 4.2%.

Expenses under the heading "Premises, computers and equipment" were up $30 million or 9.5% as a result of information technology expenses, which attests to the growing importance of technology at the Bank. Making optimum use of new technologies is essential for ensuring quality customer service and strengthening the Bank's competitive position.

Non-interest expenses as a percentage of total income, also known as the productivity ratio, fell from 66.9% in 1996 to 62.6% in 1997, their lowest level since 1991. Based solely on the Bank's regular expenses, the productivity ratio would have been 59.1%, compared to 61.6% for the previous year.

[GRAPH]

INCOME TAXES
In 1997, income taxes amounted to $238.5 million. Detailed information in this regard is presented in Note 14 to the Consolidated Financial Statements on page 63. The Bank's effective income tax rate was 40.0%. Two factors were responsible for the substantial increase over 1996, namely, the tax treatment of the block sale of certain assets and the lower tax rate applied to the special gain from an investment in Chile. Had it not been for these non-recurring items, the effective rate would have been 38.2% in 1996.


TABLE 5
NON-INTEREST EXPENSES
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)

-------------------------------------------------------------------------------------------------
                                                   1997      1996      1995      1994      1993
                                                  -----------------------------------------------
Salaries and staff benefits                         781       705       637       642       596
Premises, computers and equipment,
   including amortization                           346       316       293       249       218
Other expenses
    Messenger services and communications            58        55        50        45        50
    Advertising and external relations               33        32        27        29        23
    Stationery                                       19        16        14        14        14
    Loan and deposit insurance                       39        37        36        30        21
    Professional fees                                66        48        42        39        24
    Travel expenses                                  11        11        11        12         9
    Security and theft                               11        12        10        13        14
    Capital and payroll taxes                        48        48        39        30        21
    Reduction in value of assets                      -        56         -         -         -
    Other                                            77        77        70        65        52
                                                  -----------------------------------------------
                                                    362       392       299       277       228
                                                  -----------------------------------------------
Total                                             1,489     1,413     1,229     1,168     1,042
-------------------------------------------------------------------------------------------------
Domestic                                          1,414     1,336     1,162     1,105       978
International - United States                        55        56        49        46        39
              - Other                                20        21        18        17        25
-------------------------------------------------------------------------------------------------
Total expenses as a percentage of total income    62.6%     66.9%     65.0%     64.4%     63.1%
Excluding the reduction in value of assets        62.6%     64.3%     65.0%     64.4%     63.1%
Excluding Levesque Beaubien Geoffrion             59.1%     61.6%     62.3%     61.9%     60.2%
-------------------------------------------------------------------------------------------------



                                                  NATIONAL BANK OF CANADA     29

ANALYSIS OF FINANCIAL CONDITION

The balance sheet contained in the Consolidated Financial Statements (page 52) shows that total assets stood at $66,235 million as at October 31, 1997, for an increase of $13,101 million or 24.7% over the previous year. Loans and bankers' acceptances were up $9,872 million (24.9%).

[GRAPH]

The main liability categories - deposits and capital - are discussed later in the Management's Discussion and Analysis under "Funding" on pages 32 to 35.

ASSETS
Table 6 presents a geographic breakdown of earning assets (including interest-bearing liquid assets) by ultimate risk as at September 30 of each year. As at that date in 1997, the Bank's earning assets amounted to $56,190 million, representing a $7,829 million increase over the year-earlier figure of $48,361 million.

The geographic distribution of earning assets remained virtually unchanged. The increase for the United States was essentially due to growth in the commercial lending portfolio and higher levels of cash resources and securities. The increase for Latin America and the Caribbean resulted from a shift of capital following the settlement in 1997 of the sale of our stake in a Latin American bank.


TABLE 6
GEOGRAPHIC DISTRIBUTION OF EARNING ASSETS BY ULTIMATE RISK (1)
AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS)


-----------------------------------------------------------------------------------------------------------------------------------
                                         1997                 1996                1995                1994                1993
                                 --------------------------------------------------------------------------------------------------
                                     $         %        $          %         $          %        $         %         $         %
North America
   Canada                         44,894      79.9    39,738      82.2    38,293      79.4    34,428      80.5    33,037      82.3
   United States                   6,308      11.2     4,188       8.7     4,326       9.0     5,088      11.9     4,206      10.5
                                 --------------------------------------------------------------------------------------------------
                                  51,202      91.1    43,926      90.9    42,619      88.4    39,516      92.4    37,243      92.8
-----------------------------------------------------------------------------------------------------------------------------------
Europe
   United Kingdom                  1,340       2.4     1,410       2.9     1,579       3.3     1,290       3.0       652       1.6
   France                            554       1.0       464       1.0       966       2.0       251       0.6       206       0.5
   Germany                           302       0.5       266       0.5       454       0.9        93       0.2       122       0.3
   Switzerland                        16         -        14         -        14         -        50       0.1        26       0.1
   Other                             845       1.5       612       1.3       808       1.7       447       1.1       470       1.2
                                 --------------------------------------------------------------------------------------------------
                                   3,057       5.4     2,766       5.7     3,821       7.9     2,131       5.0     1,476       3.7
-----------------------------------------------------------------------------------------------------------------------------------
Latin America and Caribbean          596       1.1       357       0.7       361       0.7       258       0.6       355       0.9
-----------------------------------------------------------------------------------------------------------------------------------
Asia and Pacific
   Japan                              76       0.1       258       0.5       393       0.8        90       0.2       217       0.5
   Other                           1,213       2.2     1,012       2.1     1,014       2.1       743       1.7       790       2.0
                                 --------------------------------------------------------------------------------------------------
                                   1,289       2.3     1,270       2.6     1,407       2.9       833       1.9     1,007       2.5
-----------------------------------------------------------------------------------------------------------------------------------
Middle East and Africa                46       0.1        42       0.1        36       0.1        34       0.1        34       0.1
-----------------------------------------------------------------------------------------------------------------------------------

Earning assets as
  at September 30                 56,190     100.0    48,361     100.0    48,244     100.0    42,772     100.0    40,115     100.0
-----------------------------------------------------------------------------------------------------------------------------------
Other assets as
  at September 30                  4,263               3,511               3,058               2,929               2,863
Net change in assets
  in October                       5,782               1,262              (2,389)               (927)               (244)
-----------------------------------------------------------------------------------------------------------------------------------
Total assets as at October 31     66,235              53,134              48,913              44,774              42,734
-----------------------------------------------------------------------------------------------------------------------------------


(1) EARNING ASSETS ARE THOSE WHICH BEAR INTEREST. CONSEQUENTLY, THEY DO NOT INCLUDE CASH RESOURCES, DEPOSITS WITH THE BANK OF CANADA, CHEQUES AND OTHER ITEMS IN TRANSIT (NET VALUE), FIXED ASSETS, OTHER ASSETS AND CUSTOMERS' LIABILITY UNDER ACCEPTANCES. THE BANK'S EARNING ASSETS AS AT SEPTEMBER 30 WERE DISTRIBUTED ACCORDING TO THE LOCATION OF ULTIMATE RISK, NAMELY, THE GEOGRAPHIC LOCATION OF THE BORROWER OR, IF APPLICABLE, THE GUARANTOR. EARNING ASSETS ARE CALCULATED NET OF ANY GENERAL OR SPECIFIC ALLOWANCES AND ARE PRESENTED SEPARATELY FOR EACH COUNTRY WHERE THE BANK'S EXPOSURE EXCEEDS AN AMOUNT EQUAL TO 3/4% OF TOTAL EARNING ASSETS.


30     NATIONAL BANK OF CANADA

Table 7, which provides a breakdown of loans by borrower category as at September 30, 1997, shows a 10.9% increase in loan volumes for a total of $42,025 million. Excluding securities purchased under resale agreements, the lending portfolio grew by 8.8%.

Personal loans (mainly consumer loans and credit cards) rose 10.1% to $5,869 million. More favourable economic conditions and a rebound in consumer confidence enabled the Bank to adopt a more active strategy in this market - for instance, by returning to the indirect loan market - without compromising its credit criteria. Personal loans remained stable as a percentage of the total portfolio.

[GRAPH]

Residential mortgages climbed by 12.5% to almost $13 billion as at September 30, 1997. This performance is consistent with the Bank's deliberate strategy to focus on a relatively low-risk loan category that has the added advantage of fostering customer loyalty. Mortgage loans accounted for 30.9% of the portfolio.

Among the various measures taken by the Bank to increase its mortgage clientele was the introduction in Quebec of the Money-Saver Mortgage in the second quarter of 1997. This innovative mortgage product, which lets borrowers realize substantial savings on their loan, was extremely well received by consumers, racking up sales of some $500 million by October 31, 1997. An estimated 50% of the volumes for this product came from new clients.


TABLE 7
DISTRIBUTION OF LOANS BY BORROWER CATEGORY
AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------------
                                          1997               1996                1995                1994                1993
                                  -------------------------------------------------------------------------------------------------
                                     $          %         $         %        $          %        $          %        $         %
Personal (1)                       5,869      14.0     5,329      14.1     5,305      15.0     5,234      15.7     5,061      16.2
Residential mortgage              12,999      30.9    11,552      30.5    10,902      30.9    10,196      30.6     9,037      28.9
Non-residential mortgage             697       1.7       608       1.6       781       2.2       835       2.5       870       2.8
Agricultural                         827       2.0       698       1.8       675       1.9       622       1.9       584       1.9
Financial institutions             2,437       5.8     1,774       4.7       766       2.2     1,307       3.9     1,082       3.5
Manufacturing and industrial       2,039       4.9     1,985       5.2     2,192       6.2     1,732       5.2     1,930       6.2
Construction and real estate       2,070       4.9     2,425       6.4     2,718       7.7     2,653       8.0     2,806       9.0
Transportation and
   communications                  3,717       8.8     3,055       8.1     2,914       8.3     2,431       7.3     3,001       9.6
Mines, quarries and energy           347       0.8       300       0.8       275       0.8       215       0.6       249       0.8
Forestry sector                      250       0.6       242       0.6       264       0.7       346       1.0       456       1.5
Governments and other
   public agencies                   554       1.3       520       1.4       488       1.4       635       1.9       478       1.5
Wholesale trade                      583       1.4       591       1.5       655       1.9       691       2.1       595       1.9
Retail trade                         997       2.4       977       2.6     1,201       3.4     1,193       3.6     1,118       3.6
Services                           1,941       4.6     1,969       5.2     1,784       5.1     1,920       5.8     2,151       6.9
Securities purchased under
   resale agreements               4,133       9.8     3,062       8.1     2,313       6.6     1,467       4.4       869       2.8
Other                              2,565       6.1     2,818       7.4     2,048       5.7     1,879       5.5     1,006       2.9
                                  -------------------------------------------------------------------------------------------------
                                  42,025     100.0    37,905     100.0    35 281     100.0    33,356     100.0    31,293     100.0
-----------------------------------------------------------------------------------------------------------------------------------


(1) INCLUDES CONSUMER LOANS, CREDIT CARDS AND OTHER PERSONAL LOANS.


                                                  NATIONAL BANK OF CANADA     31

In addition to its operations in the markets served by its branch network, the Bank is increasingly focusing its efforts on developing non-traditional distribution networks in Canada as a way of reaching less accessible client segments. The Toronto Mortgage Centre, essentially an electronic operation, doubled its mortgage volumes in 1997. The independent sales force in Quebec spearheaded several mortgage renewal campaigns. The Bank also set up a group of mortgage representatives working on commission in the dynamic Vancouver market.

Business loans (i.e., the total of all the other headings, excluding governments and other public agencies and securities purchased under resale agreements) advanced by 5.9% to reach $18,470 million as at September 30. This growth occurred in both the Canadian and U.S. markets but was tempered by the decline in real estate loans. If bankers' acceptances are included with business loans, then total business credits increased by 8.2% in 1997.

Despite fierce competition in the lending market, the National Bank continued to enlarge its market share of loans to Quebec-based businesses. There was no material change in the breakdown of loans by economic sector, with the exception of a decrease in loans to the construction and real estate sector.

FUNDING
The Bank finances its lending and investment activities through funds obtained from its depositors, investors and shareholders. Acting as intermediary between lenders and borrowers, savers and investors, constitutes the core business of a bank. To do so successfully, it must be financially sound. For instance, a bank must manage its liquidity in such a way as to meet its day-to-day financial obligations. Activities must be funded at the lowest possible cost and with maximum efficiency. A bank must also maintain a solid capital base that will safeguard it against any economic or financial eventuality.

LIQUIDITY MANAGEMENT
As at October 31, 1997, the Bank's balance sheet contained $14,486 million of liquid assets, compared to $11,942 million a year earlier. Securities represented 69.1% of these liquid assets with cash resources (especially deposits with other banks) making up the remainder. Liquid assets amounted to 21.9% of total assets, down from 22.5% at the end of 1996. If securities purchased under resale agreements are excluded from assets, the liquidity ratio would be 25.4%, up slightly from 23.7%.

DEPOSITS
In 1997, the Bank funded roughly 65% of its assets through deposits. As at October 31, personal deposits accounted for 47.2% of the deposit mix, commercial deposits for 17.8% and purchased funds (primarily deposits by other financial institutions) for 35.0%, as shown in Table 8.

Personal deposits as at October 31, 1997 were down $2,000 million from the previous year, which was in line with the trend on financial markets where the proliferation of savings instruments prompted clients to opt for investments offering a higher potential yield.


TABLE 8
DEPOSITS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)


-----------------------------------------------------------------------------------------------------------------------------------
                                         1997                1996                1995                1994                1993
                                 --------------------------------------------------------------------------------------------------
                                     $         %         $         %         $         %         $         %         $         %
Personal                          20,413      47.2    22,413      55.9    21,389      52.9    20,172      54.7    19,004      54.1
Commercial                         7,709      17.8     7,056      17.6     6,411      15.9     5,599      15.2     5,136      14.6
Purchased funds                   15,148      35.0    10,656      26.5    12,624      31.2    11,079      30.1    10,973      31.3
                                 --------------------------------------------------------------------------------------------------
                                  43,270     100.0    40,125     100.0    40,424     100.0    36,850     100.0    35,113     100.0
-----------------------------------------------------------------------------------------------------------------------------------
Domestic                          29,158      67.4    32,471      80.9    30,197      74.7    28,357      77.0    26,903      76.6
International - United States      5,474      12.6     3,597       9.0     3,359       8.3     3,359       9.1     3,653      10.4
              - Other              8,638      20.0     4,057      10.1     6,868      17.0     5,134      13.9     4,557      13.0
-----------------------------------------------------------------------------------------------------------------------------------
Personal deposits as a
   percentage of total assets                 30.8                42.2                43.7                45.0                44.5
-----------------------------------------------------------------------------------------------------------------------------------



32     NATIONAL BANK OF CANADA

Because of its diversification into other savings markets, the Bank was more than able to offset the drop in bank deposits through increases in funds under administration and management (Table 11, page 35). The Bank's strategy in 1997 was to enhance synergy with its subsidiaries in order to provide clients with options that take into account their preference for higher returns, such as mutual funds from National Bank Securities and General Trust, and stock market investments from Levesque Beaubien Geoffrion and InvesTel.

Commercial deposits experienced a satisfactory increase of $653 million or 9.3% over 1996.

In all, core deposits (personal plus commercial) were down by $1,347 million or 4.6%. To make up for this decline, the Bank raised its volume of purchased funds, particularly as it was able to obtain them at a low cost. In short, its financial stability and confidence in the future enabled the Bank to fund in this way the rapid growth in its assets.

[GRAPH]

The Bank floated issues of $627 million of Euronotes in 1997. The Euro Medium Term Notes Programme was created at the end of the year to give the Treasury division easier and more systematic recourse to European capital markets in order to obtain purchased funds under favourable conditions.

     DURING THE PREVIOUS FOUR YEARS, DEPOSIT LIABILITY (THE SHARE OF TOTAL DEPOSITS IN THE BANK'S BALANCE SHEET) CLIMBED FROM $35,113 MILLION TO $43,270 MILLION, FOR A 23.2% INCREASE. PERSONAL DEPOSITS ROSE 7.4%, COMMERCIAL DEPOSITS 50.1% AND PURCHASED FUNDS 38.0%. CORE DEPOSITS DECLINED FROM 68.7% TO 65.0% OF TOTAL DEPOSITS OVER THE PERIOD.

CAPITAL MANAGEMENT
In addition to funding operations, the Bank's capital ensures the financial stability of the institution by allowing it to deal with any eventuality.
As at October 31, 1997, total capital stood at $4,295 million. Table 9 presents the sources of this capital.

[GRAPH]


TABLE 9
SOURCE OF CAPITAL
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)

-------------------------------------------------------------------------------
                                  1997      1996      1995      1994      1993
                                -----------------------------------------------
Non-controlling interest           466        42        36        44        41
Bank debentures                  1,069     1,016     1,177     1,241     1,037
Shareholders' equity
   Preferred shares                376       376       376       532       426
   Common shares                 1,309     1,268     1,234     1,207     1,083
   Retained earnings             1,075       855       701       578       462
                                -----------------------------------------------
                                 2,760     2,499     2,311     2,317     1,971
                                -----------------------------------------------
Total capital                    4,295     3,557     3,524     3,602     3,049
-------------------------------------------------------------------------------
Internally generated capital
   Net income                      342       318       245       217       175
   Other amounts affecting
      retained earnings              2       (56)      (18)        1        (4)
                                -----------------------------------------------
                                   344       262       227       218       171
   Less: dividends                (124)     (108)     (104)     (102)      (89)
                                -----------------------------------------------
                                   220       154       123       116        82
-------------------------------------------------------------------------------
External financing
   Non-controlling interest        424         6        (8)        3         7
   Debentures                       53      (161)      (64)      204        68
   Preferred shares                  -         -      (156)      106       (42)
   Common shares                    41        34        27       124       177
                                -----------------------------------------------
                                   518      (121)     (201)      437       210
                                -----------------------------------------------
Increase (Decrease) in capital     738        33       (78)      553       292
-------------------------------------------------------------------------------

                                                  NATIONAL BANK OF CANADA     33

Capital is obtained through external financing - debenture and share issues - and from internally generated capital, namely, earnings not paid out as dividends. In 1997, internally generated capital totalled $220 million, approximating net income of $342 million less the dividend payout of $124 million.

The 42.9% growth in internally generated capital over the previous year established a new record for the Bank, topping its previous high in 1996.

In the area of external financing, the Bank also considerably strengthened its capital base by setting up NB Capital Corporation in the United States, which issued US $300 million (or CDN $423 million) of preferred shares included in Tier 1 capital. This contribution is listed under the heading "Non-controlling interest". This innovative operation widened the National Bank's lead over the other major Canadian banks in terms of capitalization, with the result that it is now the best capitalized of them all.

Common shareholders' equity as at October 31, 1997 amounted to $2,384 million, for an increase of 12.3%. The dividend on common shares was raised from 49CENTS to 57.5CENTS during the year.

Table 10 explains how the Bank's regulatory capital is calculated. Following the issue of preferred shares on the U.S. market, the Bank's Tier 1 capital climbed $692 million to reach $3,013 million. Tier 2 capital rose


TABLE 10
CAPITAL RATIOS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)
(IN ACCORDANCE WITH BIS GUIDELINES)


---------------------------------------------------------------------------------------------------
                                                   1997      1996 (3)  1995      1994      1993 (1)
                                                ---------------------------------------------------
Tier 1 capital
   Common shareholders' equity                    2,384     2,123     1,935     1,785     1,643
   Non-cumulative preferred shares,
      permanent                                     317       317       317       442       317
   Non-controlling interest                         466        42        36        44        41
   Less: goodwill                                  (154)     (161)     (159)     (169)     (179)
                                                ---------------------------------------------------
                                                  3,013     2,321     2,129     2,102     1,822
---------------------------------------------------------------------------------------------------
Tier 2 capital
   Cumulative preferred shares                       59        59        59        90       110
   Bank debentures                                  947     1,064     1,078     1,184       881
   General allowance                                200         -         -         -         -
   Less: investments in
      affiliated corporations                        (3)       (1)       (1)       (1)       (1)
                                                ---------------------------------------------------
                                                  1,203     1,122     1,136     1,273       990
---------------------------------------------------------------------------------------------------
Total capital                                     4,216     3,443     3,265     3,375     2,812
---------------------------------------------------------------------------------------------------
Risk-weighted balance sheet items
   Cash resources                                   981       761     1,019       805       698
   Securities                                     2,282     2,861     2,334     2,230     1,435
   Mortgage loans                                 4,200     4,156     4,118     4,029     4,008
   Other loans                                   22,202    20,143    19,144    18,412    18,401
   Other assets                                   4,022     3,098     2,500     2,542     2,431
                                                ---------------------------------------------------
                                                 33,687    31,019    29,115    28,018    26,973
---------------------------------------------------------------------------------------------------
Risk-weighted off-balance sheet items (2)
   Commitments to extend credit
      Guarantees, letters of credit and
         transaction-related contingencies        1,193     1,174     1,121       978     1,134
      Other commitments to extend credit          2,293     1,358     1,086     1,250     1,095
   Interest rate contracts                           77        66        38        21        40
   Foreign exchange contracts                       158       136       197       145       147
   Equity contracts                                  18        21         -         -         -
                                                ---------------------------------------------------
                                                  3,739     2,755     2,442     2,394     2,416
---------------------------------------------------------------------------------------------------
Total risk-weighted assets                       37,426    33,774    31,557    30,412    29,389
---------------------------------------------------------------------------------------------------
Ratios
   Tier 1                                           8.1%      6.9%     6.8%       6.9%      6.2%
   Tier 2                                           3.2       3.3%     3.6%       4.2%      3.4%
                                                ---------------------------------------------------
   Total                                           11.3%     10.2%    10.4%      11.1%      9.6%
---------------------------------------------------------------------------------------------------


(1) TAKING INTO ACCOUNT THE REDEMPTION OF $100 MILLION IN DEBENTURES THROUGH THE ISSUE OF COMMON SHARES ON NOVEMBER 1, 1993.
(2)  AS AT SEPTEMBER 30.
(3) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996.


34     NATIONAL BANK OF CANADA
by $81 million as a result of the general allowance being included as of 1997. Growth in Tier 2 capital also took into account the redemption of debentures during the year. Total regulatory capital grew by 22.5% to $4,216 million as at October 31, 1997.

The lower half of Table 10 presents the value of balance sheet and off-balance sheet items, risk-weighted according to the rules of the Bank for International Settlements (BIS). Calculated by dividing Tier 1 and total capital by total risk-weighted assets, the Bank's Tier 1 capital ratio was 8.1% as at October 31, 1997 and its total capital ratio was 11.3%. Both ratios were up significantly over their respective values of 6.9% and 10.2% at the end of the previous year. The Bank's Tier 1 capital ratio made it the best capitalized of the major Canadian banks.

ASSETS UNDER ADMINISTRATION/MANAGEMENT
Table 11 lists the principal asset administration and management services which the Bank and its subsidiaries offer to clients. As at October 31, 1997, the value of these assets amounted to $65,336 million, for an increase of $15,062 million.

With the exception of mortgages sold to third parties, which were down because of principal repayments, all management and administration categories contributed to this growth.

The Bank was more than able to make up for the $2 billion decline in personal deposits in 1997 (shown in Table 8, page 32) through increases in other savings instruments. If InvesNat and third-party mutual funds sold by National Bank Securities, stock portfolios held by individual clients of Levesque Beaubien Geoffrion and the InvesTel brokerage service, as well as savings bonds bought at the Bank are isolated from the data in Table 11, the amounts flowing through the National Bank group in 1997 were up some $6.2 billion over the previous year.


TABLE 11
ASSETS UNDER ADMINISTRATION/MANAGEMENT
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)


--------------------------------------------------------------------------------------------------------------------------------
                                                                National      Natcan
                                        General    Levesque         Bank   Investment           Bank              Total
                                          Trust    Beaubien   Securities   Management      excluding      ---------------------
                                      of Canada   Geoffrion         Inc.         Inc.   subsidiaries        1997          1996
                                     -------------------------------------------------------------------------------------------

ASSETS UNDER ADMINISTRATION
Institutional                            24,384           -            -            -              -      24,384        17,510
Personal                                      -      20,645        2,133            -              -      22,778        17,754
Mutual funds                              2,078          24        3,091            -              -       5,193         3,886
Mortgage loans sold to third parties         32           -            -            -          1,389       1,421         1,945
                                     -------------------------------------------------------------------------------------------
Total assets under administration        26,494      20,669        5,224            -          1,389      53,776        41,095
                                     -------------------------------------------------------------------------------------------

ASSETS UNDER MANAGEMENT
Personal                                  2,389           -            -            -              -       2,389         2,076
Managed portfolios                            -         370            -        5,692              -       6,062         4,803
Mutual funds                                  -           -            -        3,109              -       3,109         2,300
                                     -------------------------------------------------------------------------------------------
Total assets under management             2,389         370            -        8,801              -      11,560         9,179
                                     -------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER ADMINISTRATION/
    MANAGEMENT                           28,883      21,039        5,224        8,801          1,389      65,336        50,274
--------------------------------------------------------------------------------------------------------------------------------



                                                  NATIONAL BANK OF CANADA     35

RISK MANAGEMENT

Risk is an inherent feature of banking intermediation and financial products, and managing that risk is one of a bank's main responsibilities. This section contains a description of the various types of risks and control methods used by the Bank, an analysis of the Bank's balance sheet as at October 31, 1997 in terms of credit and interest rate risks, and a review of the risks in off-balance sheet activities (notably derivatives) at the end of the fiscal year. This will complement the analyses already presented in this Management's Discussion and Analysis.

RISK CATEGORIES AND CONTROL MEASURES
Market risk, credit risk and liquidity risk are the three main risk categories. In addition, there are legal risks and risks associated with operations.

The risk related to a specific financial instrument is managed using a portfolio approach, which means that the instrument is not considered individually but as a component of a portfolio that may contain both balance sheet and off-balance sheet items.

MARKET RISK
Market risk denotes the probability of variations in the value of a financial instrument because of fluctuations in economic conditions and market prices.

For a bank, this risk is tied more closely to changes in interest and currency rates. Accordingly, "interest rate risk" designates the risk that the value of a financial instrument will be affected by market variations in interest rates while "foreign currency risk" or "foreign exchange risk" refers to the impact of exchange rate movements on the value of a financial instrument.

The Bank has established specific, detailed policies for managing market risk which have been approved by the Board of Directors. These policies are aimed not at neutralizing such risks, but at maximizing risk/return trade-offs within carefully defined limits.

Market risk is managed by the Bank's Treasury sector, primarily using a "value at risk" (VAR) methodology. With a simulation model, it is possible to estimate the impact of potential market fluctuations on the financial instruments held by the Bank. The model concentrates on worst-case loss scenarios and excludes only those risks with a probability of less than 0.5%. In addition to daily VAR simulations, at least once a week the Bank carries out a simulation aimed at gauging the impact of catastrophic events that exceed the 99.5% confidence level. This stress testing is used to measure - and if necessary mitigate - the Bank's vulnerability to extreme shifts in market conditions. To complement these methods, the Bank also uses other standard financial risk measurements and various sensitivity analysis techniques.

The Executive Committee of the Board of Directors establishes maximum risk limits and the procedures to follow depending on the level of risk involved. Responsibility for managing market risk lies with the Chairman of the Board and the Senior Executive Vice-President in charge of Treasury. Managers are required to respect strict follow-up and reporting procedures, and stop-loss mechanisms are automatically triggered should losses at any time exceed certain specified levels. Moreover, an independent unit within the Bank is responsible for monitoring and controlling transactions.

CREDIT RISK
Credit risk is the risk that a loss may occur if the counterparty to a financial instrument fails to honour its commitments. It can apply to both balance sheet and off-balance sheet assets, such as a loan or a derivative with a positive market value.

Credit risks are controlled using specific policies which are designed to maximize the risk/return trade-offs. These policies are approved by the Board of Directors. An explanation of credit risk management as it applies to balance sheet items and off-balance sheet items is provided below.

LIQUIDITY RISK
Liquidity risk refers to an institution's ability to raise the funds needed to meet its financial commitments, whether for balance sheet items or off-balance sheet activities. An integral part of asset and liability management, liquidity risk is included in the strategies applied by Treasury. Since it is extremely important for a bank to have liquid assets available at all times, special emphasis is placed on managing them.

The Bank's liquidity management policy, which is approved by the Board of Directors, sets out the objectives, measurement methods, minimum liquid asset requirements and control procedures as well as strategies for obtaining market funds and the steps to be taken to deal with any unforeseen events. The Senior


36     NATIONAL BANK OF CANADA

Executive Vice-President in charge of Treasury is responsible for applying the liquidity management policy, a report on which is submitted each year to the Executive Committee. The situation is regularly monitored through weekly follow-up reports on liquidity ratios and quarterly reports on the Bank's overall liquidity position.

The liquidities needed for the Bank's operations are guaranteed by stable, well-diversified funding through core deposits and purchased funds (Table 8, page 32), capital adequacy (Tables 9 and 10, pages 33 and 34 respectively), and the Bank's access to capital markets.

Other techniques, such as loan syndication and securitization, the marketing of Bank products and the use of derivatives, are also instrumental in matching assets and liabilities which in turn ensures sufficient liquidity.

ANALYSIS OF BALANCE SHEET RISKS
Credit and interest rate risks represent the main balance sheet risks.

CREDIT RISK MANAGEMENT
Credit risk has a direct bearing on the quality of a bank's portfolio. A two-fold approach is taken to managing such risk, one for prospective loans and the other for existing loans.

The first involves applying the measures and methods adopted by the Bank to limit credit risks in the loans it makes. During the year ended October 31, 1997, not only did the Bank continue to apply very strict credit limits, but it further refined the criteria applied in the credit-granting process. New limits were assigned to regional credit centres and all applications that exceed these limits are handled by the Credit Committee of the Bank. Credit files approved at the regional level are also closely monitored on an ongoing basis. The Bank continues to carry out syndication activities in order to spread the risk in certain loans among several financial institutions.

The Bank also introduced a new credit assessment system for commercial clients in order to better control portfolio risk while still granting clients terms and conditions in line with their financial position. This system, which is largely computerized, takes three factors into consideration. First, it assesses the client's credit rating using a more precise scale of 1 to 10 (compared to the former 5-point scale). It then considers the collateral provided by the client, and finally, it looks at the borrower's overall business relations with the Bank. Plans are also under way to include a capital allocation model in the near future so as to ensure that credit terms and conditions more accurately correspond to the risks inherent in the credits granted.

The second approach in improving portfolio quality is to lessen the risks that inevitably arise in loans after they have been granted. Just like the other banks, the National Bank in recent years has had to improve the quality of its real estate portfolio by shedding the riskiest assets and taking provisions against potential losses. This cleanup operation progressed as planned for real estate loans in 1997.

The Bank's prominent role with respect to small and medium-sized businesses means that it has to be extremely vigilant, but at the same time our involvement in this sector gives us a loyal client base. Accordingly, when our clients experience temporary setbacks, the Bank works with them to seek out amicable solutions that protect both their interests and those of its shareholders.

These strategies have clearly been effective as, during the year, the Bank was able to reduce its provision for credit losses in the individuals and small businesses category (Table 3, page 26). Improvements in the Bank's impaired loans are analyzed later on (Table 14, page 40).


                                                  NATIONAL BANK OF CANADA     37

The Bank's credit risk management policy is adopted by the Board of Directors in collaboration with the Executive Committee and the Credit Committee of the Board. It sets out the objectives and the methods and procedures for identifying and measuring risks (including concentration risk), evaluating credit, approving applications, as well as checking, monitoring and controlling such risk.

The Chief Executive Officer and the Chairman of the Credit Committee of the Bank (a separate entity from the Credit Committee of the Board) are responsible for implementing these policies. Line management with the authority to approve credit applications varies in accordance with the size and risk of the loan being contemplated. Beyond certain limits, the decisions are made by the Credit Committee of the Board. Each credit application must meet the requirements stipulated in the Bank's policy. The portfolio is monitored on an ongoing basis and a specialized team analyzes the risks associated with the various credit categories and sectors in which the Bank wants to be involved.

At least once a year, the Chairman of the Credit Committee of the Bank presents a detailed risk management report to the Board of Directors. Periodic or special reports are also submitted to the Board of Directors, the Executive Committee and the Credit Committee of the Board. Accounts which are potentially problematic are monitored very closely and independent examinations are carried out.

The Bank continued its orderly withdrawal from the real estate market in 1997. Gross real estate loans amounted to $1,191 million as at October 31, 1997, down 26.0% from a year earlier (Table 12). Less the $158 million in provisions set aside to cover potential losses in this sector, net volumes outstanding were $1,033 million, for a decrease of 30.9% from the previous year.


TABLE 12
REAL ESTATE LOANS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)


-----------------------------------------------------------------------------------------------------------------------------------
                                          1997                1996                1995                1994                1993
                                  -------------------------------------------------------------------------------------------------
                                      $         %         $         %         $         %         $         %         $         %
Geographic distribution
   Canada
      Ontario                        327        28       437        27       491        24       570        26       612        25
      Quebec                         405        34       503        31       562        27       494        22       503        21
      Other                           40         3        34         2        57         3       101         4       112         5
                                  -------------------------------------------------------------------------------------------------
                                     772        65       974        60     1,110        54     1,165        52     1,227        51
                                  -------------------------------------------------------------------------------------------------
   United States
      California                     149        13       232        15       302        14       329        15       336        14
      New York                        63         5        96         6       118         6       131         6       173         7
      Illinois                        55         4       114         7       144         7       149         7       151         6
      Other                          152        13       194        12       262        13       327        15       377        15
                                  -------------------------------------------------------------------------------------------------
                                     419        35       636        40       826        40       936        43     1,037        42
   Other                               -         -         -         -       116         6       121         5       164         7
                                  -------------------------------------------------------------------------------------------------
                                   1,191       100     1,610       100     2,052       100     2,222       100     2,428       100
-----------------------------------------------------------------------------------------------------------------------------------
By type of project
   Retail                            358        30       414        26       511        25       531        24       570        23
   Office                            410        34       572        36       815        40       974        44     1,080        44
   Residential                       158        13       188        11       214        10       243        11       281        12
   Industrial                         78         7       110         7       157         8       173         8       184         8
   Land                               35         3        47         3        64         3        43         2        47         2
   Other                             152        13       279        17       291        14       258        11       266        11
                                  -------------------------------------------------------------------------------------------------
                                   1,191       100     1,610       100     2,052       100     2,222       100     2,428       100
Allowance for credit losses          158                 116                 153                 173                 227
                                  -------------------------------------------------------------------------------------------------
Real estate loans, net             1,033               1,494               1,899               2,049               2,201
-----------------------------------------------------------------------------------------------------------------------------------
As a percentage of
   shareholders' equity                         37                  60                  82                  88                 112
As a percentage of total loans
   and bankers' acceptances                      2                   4                   5                   6                   7
-----------------------------------------------------------------------------------------------------------------------------------



38     NATIONAL BANK OF CANADA

Real estate loan volumes shrank in virtually every region this year including - for the second consecutive year - Quebec. We took advantage of good opportunities as they arose to sell or restructure domestic real estate loans, with the result that gross volumes declined by $202 million or 20.7%. At the same time, we continued to liquidate the U.S. real estate portfolio, reducing gross loans outstanding by $217 million or 34.1% by the end of the year.

[GRAPH]

As can be seen from the breakdown of loans by project type, this reduction in real estate volumes occurred in all sectors.

In short, the Bank's strategy of sustained effort and prudence continued to produce results in 1997. Net real estate exposure represented only 37% of shareholders' equity at year end, compared to 60% in 1996 and 112% in 1993. It also dropped to 2% of total loans and bankers' acceptances.

The situation with respect to loans to designated countries again improved during the year (Table 13). Gross volumes outstanding declined to $109 million, down 47.1% from 1996, as the Bank took advantage of the strong market ratings for these loans to divest itself of a large part of its remaining portfolio.

As a result of this decrease and the favourable spread between the market and book values of the portfolio, the provisions taken proved to be disproportionate and the Bank was able to scale them back by $85 million, not including $13 million in write-offs.

The country risk allowance was therefore reduced by $98 million, bringing net outstandings to $53 million or only 1.9% of shareholders' equity. Moreover, the provisioning rate for the loans still on our books was 51.4%, a level deemed to be amply sufficient.


TABLE 13
DESIGNATED COUNTRIES
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)


--------------------------------------------------------------------------------------------
                                               1997      1996      1995      1994      1993
                                            ------------------------------------------------
Loans and securities, gross
   Poland                                        -         -        90        91       148
   Brazil                                       35        51        91        91       103
   Argentina                                     -        51        51        51        62
   Ivory Coast                                  18        18        18        18        17
   Venezuela                                     -        15        15        15        15
   Sudan                                        16        17        19        17        14
   Morocco                                       -         -        28        28        27
   Peru                                         13        22        22        22        21
   Other                                        27        32        40        41        38
                                            ------------------------------------------------
                                               109       206       374       374       445
Country risk allowance                          56       154       190       190       274
                                            ------------------------------------------------
Loans and securities, net of allowances         53        52       184       184       171
--------------------------------------------------------------------------------------------
Allowances as a % of loans and securities     51.4%     74.8%     50.8%     50.8%     61.6%
Loans and securities, net, as a % of
   shareholders' equity                        1.9%      2.1%      8.0%      7.9%      8.7%
--------------------------------------------------------------------------------------------


DURING FISCAL 1997, THE BANK CONVERTED THE LOAN GRANTED TO PERU INTO DISCOUNT BONDS FOR AN AMOUNT OF $12 MILLION UNDER THE BRADY PLAN. PARTICULARS, BY COUNTRY, OF PRIVATE-RISK AND SOVEREIGN-RISK LOANS CLASSIFIED AS RESTRUCTURED FOR PREVIOUS YEARS ARE AS FOLLOWS: 1996: PANAMA $6 MILLION, 1994: BRAZIL $81 MILLION, POLAND $82 MILLION AND ARGENTINA $45 MILLION.


                                                  NATIONAL BANK OF CANADA     39

As at October 31, 1997, impaired loans net of provisions for credit losses stood at $297 million, for a 26.8% reduction from the $406 million level a year earlier (Table 14). The ratio of impaired loans to loans and bankers' acceptances was only 0.6%, down sharply from 1.0% in 1996 and 3.0% in 1993. As a percentage of common shareholders' equity, net impaired loans continued their downward trend, declining from 19.1% in 1996 to 12.5% in 1997.

Domestic net impaired loans to individuals and the commercial sector were up during the year, reflecting the rapid growth in this portfolio and the Bank's active role with independent businesses and very small businesses. As the Bank had indicated in its 1996 Annual Report, additional provisions were taken in this regard (see Table 3 on page 26 for the relevant explanations).

Changes in the volume of net impaired loans to individuals and independent businesses were more than offset by the additional general allowance taken by the Bank and the reduction in net impaired loans in other sectors. Domestic impaired loans in the real estate sector were down as the Bank continued to pare down this portfolio whenever opportunities arose. All in all, domestic net impaired loans shrank by 21.1%.


TABLE 14
IMPAIRED LOANS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)


-------------------------------------------------------------------------------------------
                                              1997      1996      1995      1994      1993
                                            -----------------------------------------------
Private impaired loans, net
    Domestic
       Individuals and small businesses (1)    241       192       138       119       104
       Commercial                              208       175       194       212       251
       Corporate                                 7        18        31        56        54
       Real estate                              38        61        98       182       166
       Other (2)                              (213)      (90)      (90)      (42)      (11)
                                            -----------------------------------------------
                                               281       356       371       527       564
                                            -----------------------------------------------
    International
       Commercial - United States               (1)        3         3        11        80
       Real estate - United States               9        39        70        83       133
       Real estate - Other                       -         -        50        52        51
       Other (2)                                 3         -         8         8        13
                                            -----------------------------------------------
                                                11        42       131       154       277
                                            -----------------------------------------------
Total private impaired loans, net              292       398       502       681       841
-------------------------------------------------------------------------------------------
Impaired loans to designated countries
       Gross                                    57        77        94        92       337
       Allowance                                52        69        85        85       228
                                            -----------------------------------------------
                                                 5         8         9         7       109
                                            -----------------------------------------------
Total impaired loans, net (3)                  297       406       511       688       950
-------------------------------------------------------------------------------------------
Private impaired loans, gross                1,075       995     1,104     1,310     1,435
Allowance for credit losses                    783       597       602       629       594
                                            -----------------------------------------------
Private impaired loans, net                    292       398       502       681       841
Provisioning rate                             72.8%     60.0%     54.5%     48.0%     41.4%
-------------------------------------------------------------------------------------------
As a percentage of net loans and
   bankers' acceptances
       Domestic - Private                      0.7%      1.0%      1.2%      1.8%      2.1%
       International - Private                 0.2%      0.8%      2.8%      3.3%      5.7%
       International - Designated countries    0.1%      0.2%      0.2%      0.2%      2.3%
       Total                                   0.6%      1.0%      1.5%      2.1%      3.0%
As a percentage of common
   shareholders' equity                       12.5%     19.1%     26.4%     38.5%     61.5%
-------------------------------------------------------------------------------------------


(1) INCLUDING $42 MILLION IN NET CONSUMER LOANS IN 1997 (1996: $37 MILLION; 1995: $39 MILLION; 1994: $28 MILLION; 1993: $22 MILLION).
(2) INCLUDING $200 MILLION IN GENERAL ALLOWANCES IN 1997 (1996: $100 MILLION; 1995: $100 MILLION; 1994: $56 MILLION; 1993: $31 MILLION).
(3) THE BANK HAS NO LOANS CLASSIFIED AS OTHER PAST-DUE LOANS (90 DAYS AND OVER) EXCEPT FOR THOSE ALREADY DESIGNATED AS IMPAIRED.


40     NATIONAL BANK OF CANADA

In the United States, the Bank's impaired loans continued to decline, with outstanding volumes falling from $42 million to $8 million. This continued improvement ties in with the Bank's strategy in recent years to reorient itself towards the mid-market sector and specialize in promising niches such as asset-based lending. It also reflects the efforts made to gradually reduce the real estate portfolio. Tight controls over new credits granted in the United States further contributed to the strong performance recorded in 1997.

Impaired loans to designated countries continued their downward trend and these volumes are no longer considered significant.

As a percentage of the $1,075 million in gross private impaired loans, the $783 million allowance for loan impairment as at October 31, 1997 represented a provisioning rate of 72.8%, continuing its upward trend of the past few years.

[GRAPH]

Given the high proportion of loans to small and medium-sized businesses in its portfolio and the fact that its operations are concentrated in Quebec, the National Bank has yet to match the performance levels of Canada's other major banks. Nevertheless, impaired loan volumes in relation to the Bank's total loans continue to shrink steadily. As already stated in its two previous Annual Reports, the Bank believes that its success in improving its lending portfolio will sustain this positive trend.

Net interest earned on impaired loans went from a negative amount of $5 million in 1996 to a positive amount of $15 million in 1997 (Table 15), owing to past-due interest bonds received from designated countries. Aggregate net interest earned on all impaired loans rose from -1.1% to 3.3% for the same reason.

Average impaired loans outstanding increased in the domestic sector, declined in the international sector, and remained stable overall.

INTEREST RATE RISK MANAGEMENT
Interest rate risk in the balance sheet results from the mismatching of the maturities of assets and liabilities. The level of risk also varies according to the steepness of the interest rate curve as well as the frequency and extent of fluctuations in interest rates. To control this risk, the Bank manages its asset and liability matching and adjusts the mix of its portfolios by using a vast range of both balance sheet and off-balance sheet financial instruments, including securitization transactions.

Analyzing interest rate sensitivity gaps is one of the methods used to control interest rate risk. Table 16 on pages 42 to 45 presents a breakdown of assets and liabilities by maturity and illustrates the sensitivity of the Bank's balance sheet to interest rate fluctuations as at October 31, 1997. In this table, a distinction is made between items in Canadian dollars and those in foreign currencies, while the trading account and the investment account are shown separately.


TABLE 15
INTEREST ON IMPAIRED LOANS
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)


-------------------------------------------------------------------------------------------------
                                                    1997      1996      1995      1994      1993
                                                  -----------------------------------------------
Interest on impaired loans (1)
   Domestic                                         (19)      (20)      (18)      (16)       (7)
   International                                     34        15        31        18        37
                                                  -----------------------------------------------
                                                     15        (5)       13         2        30
-------------------------------------------------------------------------------------------------
Average impaired loans
   Domestic                                         400       354       427       554       569
   International                                     50        96       149       309       502
                                                  -----------------------------------------------
                                                    450       450       576       863     1,071
-------------------------------------------------------------------------------------------------
Interest as a % of average impaired loans
   Domestic                                        (4.8)%    (5.7)%    (4.2)%    (2.9)%    (1.2)%
   International                                   68.0 %    15.6 %    20.8 %     5.8 %     7.4 %
   Total                                            3.3 %    (1.1)%     2.3 %     0.2 %     2.8 %
-------------------------------------------------------------------------------------------------


(1) INTEREST EARNED INCLUDES INTEREST RECEIPTS AND REVERSALS FOR LOANS NEWLY CLASSIFIED AS IMPAIRED.


                                                  NATIONAL BANK OF CANADA     41

The net sensitivity gap for maturities of one year and under in the investment account was essentially unchanged, going from a liability-sensitive position of $793 million (or 2.2% of assets) as at October 31, 1996 to $781 million (or 1.8% of assets) as at October 31, 1997. The asset-sensitive position of net gaps for maturities of over one year shrank from $2,717 million at year end 1996 to $1,994 million at year end 1997.

The use of derivatives greatly contributed to extending the average maturity of the Bank's net assets, thereby making the interest spread less sensitive to interest rate fluctuations. In fact, by using derivatives, the Bank reduced the asset-sensitive position of net gaps for maturities of under one year by $3,481 million.

Information on sensitivity gaps for the foreign currency investment account shows that mismatches were limited and that the vast majority of assets and liabilities had maturities of under one year.


TABLE 16A
INTEREST RATE SENSITIVITY ANALYSIS - CANADIAN DOLLAR ITEMS
AS AT OCTOBER 31
(MILLIONS OF CANADIAN DOLLARS)
-----------------------------------------------------------------------------
                                                         3 MONTHS
                              TOTAL     VARIABLE RATE    AND UNDER      YIELD
                            --------   ---------------  -----------    -------
ASSETS
Trading account
     Cash resources              38             38               -          -
     Securities               4,698              -             802       3.79
     Loans                    7,934            657           6,486       3.80
     Other assets                 -              -               -          -
                            --------   ---------------  -----------    -------
                             12,670            695           7,288       3.80
                            --------------------------------------------------
Investment account
     Cash resources           1,794            610           1,179       4.52
     Securities               3,019              2             547       4.28
     Loans                   33,658         13,402           4,495       5.78
     Other assets             4,252              -               -          -
                            --------   ---------------  -----------    -------
                             42,723         14,014           6,221       5.41
                            --------------------------------------------------
Total                        55,393         14,709          13,509       4.54
------------------------------------------------------------------------------
LIABILITIES
Trading account
     Deposits                   950            950               -          -
     Other liabilities       11,626            174           6,847       3.63
                            --------   ---------------  -----------    -------
                             12,576          1,124           6,847       3.63
                            --------------------------------------------------
Investment account
     Deposits                30,427          6,444           6,134       3.67
     Subordinated debt          335              -               -          -
     Other liabilities        5,629          2,207               -          -
     Shareholders' equity     2,760             59               -          -
                            --------   ---------------  -----------    -------
                             39,151          8,710           6,134       3.67
                            --------------------------------------------------
Total                        51,727          9,834          12,981       3.65
------------------------------------------------------------------------------
Trading gap                      94           (429)            441
Investment gap                3,572          5,304              87
On-balance sheet gap          3,666          4,875             528
------------------------------------------------------------------------------
DERIVATIVES
Trading derivatives              25              -           2,251
Investment derivatives       (3,457)             -          (2,903)
Total                        (3,432)             -            (652)
------------------------------------------------------------------------------
Total trading gap               119           (429)          2,692
Total investment gap            115          5,304          (2,816)
Total gap, net                  234          4,875            (124)
------------------------------------------------------------------------------

42     NATIONAL BANK OF CANADA

Another risk assessment method used by the Bank is to measure the impact of interest rate movements on net interest income and on the present value of shareholders' equity. The Bank structured the investment sensitivity gaps for maturities of one year and under in such a way as to minimize the impact of interest rate fluctuations on the interest spread. Based on the Bank's matching position as at October 31, 1997, simulations demonstrate that an immediate and sustained 1% rise in interest rates would increase net interest income by approximately $4 million (before taxes) over 12 months and reduce the present value of common shareholders' equity by $33 million.

To complement the traditional tools used for measuring financial risk, the Bank applies a VAR methodology to trading activities. According to simulations, if potential losses with a probability of 0.5% or less are excluded, the VAR of trading activities as at October 31, 1997 was limited to $1.3 million in foreign exchange operations, $4.1 million in interest rate operations and $0.8 million in equity trading. The VAR of these three types of operations combined amounted to $4.2 million. These amounts are considerably lower than the notional amount of the derivatives used for trading purposes.



-----------------------------------------------------------------------------------------------------------------------------------
                            6 TO 12              TOTAL 1 YEAR                                                         NON-INTEREST
 3 TO 6 MONTHS     YIELD     MONTHS      YIELD      AND UNDER    1 TO 5 YEARS      YIELD    OVER 5 YEARS      YIELD      SENSITIVE
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------


             -         -         -          -              38               -          -               -          -              -
         1,117      4.01       900       4.24           2,819             622       4.99           1,257       5.57              -
           667      3.79         -          -           7,810             124       7.96               -          -              -
             -         -         -          -               -               -          -               -          -              -
 -------------     -----    ------       ----    ------------    ------------      -----    ------------      -----   ------------
         1,784      3.93       900       4.24          10,667             746       5.48           1,257       5.57              -
-----------------------------------------------------------------------------------------------------------------------------------

             5      3.91         -          -           1,794               -          -               -          -              -
           229      5.41        85       7.38             863             999       5.79             813       6.68            344
         1,983      6.78     3,402       6.99          23,282          10,188       7.20             188       7.83              -
             -         -         -          -               -               -          -               -          -          4,252
 -------------     -----    ------       ----    ------------    ------------      -----    ------------      -----   ------------
         2,217      6.63     3,487       7.00          25,939          11,187       7.07           1,001       6.90          4,596
-----------------------------------------------------------------------------------------------------------------------------------
         4,001      5.43     4,387       6.43          36,606          11,933       6.97           2,258       6.16          4,596
-----------------------------------------------------------------------------------------------------------------------------------


             -         -         -          -             950                -         -               -          -              -
         1,051      3.82       110       4.23           8,182              678      5.25           1,253       5.48          1,513
 -------------     -----    ------       ----    ------------     ------------      ----    ------------      -----   ------------
         1,051      3.82       110       4.23           9,132              678      5.25           1,253       5.48          1,513
-----------------------------------------------------------------------------------------------------------------------------------

         3,546      4.22     4,840       4.32          20,964            9,376      6.03              87       6.28              -
             -         -         9      10.88               9               51     11.30             275       7.50              -
             -         -         -          -           2,207               27      5.99              85       7.75          3,310
             -         -         -          -              59              192      9.58             125       9.16          2,384
 -------------     -----    ------       ----    ------------      -----------     -----    ------------      -----   ------------
         3,546      4.22     4,849       4.33          23,239            9,646      6.13             572       7.71          5,694
-----------------------------------------------------------------------------------------------------------------------------------
         4,597      4.13     4,959       4.33          32,371           10,324      6.07           1,825       6.18          7,207
-----------------------------------------------------------------------------------------------------------------------------------
           733                 790                      1,535               68                         4                    (1,513)
        (1,329)             (1,362)                     2,700            1,541                       429                    (1,098)
          (596)               (572)                     4,235            1,609                       433                    (2,611)
-----------------------------------------------------------------------------------------------------------------------------------

          (125)             (1,247)                       879             (920)                       (1)                       67
        (2,302)              1,724                     (3,481)            (191)                      215                         -
        (2,427)                477                     (2,602)          (1,111)                      214                        67
-----------------------------------------------------------------------------------------------------------------------------------
           608                (457)                     2,414             (852)                        3                    (1,446)
        (3,631)                362                       (781)           1,350                       644                    (1,098)
        (3 023)                (95)                     1,633              498                       647                    (2,544)
-----------------------------------------------------------------------------------------------------------------------------------



                                                  NATIONAL BANK OF CANADA     43

ANALYSIS OF OFF-BALANCE SHEET RISK EXPOSURE
Risks are also linked to off-balance sheet activities, which consist of commitments to extend credit and derivatives. These financial instruments are usually components of portfolios which include balance sheet items and, as such, are subject to the full range of control measures described earlier. In addition, commitments to extend credit must also comply with the same credit policies as loan operations recorded on the balance sheet. Additional control measures are also applied to derivatives.

This section provides more information on the nature of off-balance sheet activities, the risks they involve, and the assessments and control measures applicable to such risks.

CREDIT EQUIVALENT AMOUNT OF OFF-BALANCE SHEET ITEMS
Table 10 (page 34) provides a breakdown of the risk-weighted credit equivalent amount of the various off-balance sheet items included in the calculation of total risk-weighted assets. They represent a relatively low proportion in comparison to the other credit risks recorded on the balance sheet. Off-balance sheet items accounted for 11.1% of risk-weighted assets on the balance sheet, compared to 8.9% in 1996.


TABLE 16B
INTEREST RATE SENSITIVITY ANALYSIS - FOREIGN CURRENCY ITEMS
AS AT OCTOBER 31
(MILLIONS OF CANADIAN DOLLARS)


-----------------------------------------------------------------------------------------------------
                                                                           3 MONTHS
                                     TOTAL          VARIABLE RATE          AND UNDER          YIELD
                                   ---------      -----------------      -------------      ---------
ASSETS
Trading account
     Cash resources                      9                      9                  -              -
     Securities                        764                      -                 73           5.59
     Loans                             680                    211                355           4.59
     Other assets                        -                      -                  -              -
                                   ---------      -----------------      -------------      ---------
                                     1,453                    220                428           4.76
                                   ------------------------------------------------------------------
Investment account
     Cash resources                  2,635                    249              2,178           5.54
     Securities                      1,529                    114                676           3.68
     Loans                           4,986                  1,894              2,626           5.87
     Other assets                      239                      -                  -              -
                                   ---------      -----------------      -------------      ---------
                                     9,389                  2,257              5,480           5.47
                                   ------------------------------------------------------------------
Total                               10,842                  2,477              5,908           5.42
-----------------------------------------------------------------------------------------------------
LIABILITIES
Trading account
     Deposits                          210                   183                  22              -
     Other liabilities               1,367                    67                  56           2.50
                                   ---------      -----------------      -------------      ---------
                                     1,577                   250                  78           1.81
                                   ------------------------------------------------------------------
Investment account
     Deposits                       11,683                   905               6,786           5.60
     Subordinated debt                 734                    -                  148           4.48
     Other liabilities                 514                    -                   34           5.30
     Shareholders' equity               -                     -                   -              -
                                   ---------      -----------------      -------------      ---------
                                    12,931                   905               6,968           5.58
                                   ------------------------------------------------------------------
Total                               14,508                 1,155               7,046           5.53
-----------------------------------------------------------------------------------------------------
Trading gap                           (124)                  (30)                350
Investment gap                      (3,542)                1,352              (1,488)
On-balance sheet gap                (3,666)                1,322              (1,138)
-----------------------------------------------------------------------------------------------------
DERIVATIVES
Trading derivatives                      5                     -              (1,511)
Investment derivatives               3,593                     -                 364
Total                                3,598                     -              (1,147)
-----------------------------------------------------------------------------------------------------
Total trading gap                     (119)                  (30)             (1,161)
Total investment  gap                   51                 1,352              (1,124)
Total gap, net                         (68)                1,322              (2,285)
-----------------------------------------------------------------------------------------------------



44     NATIONAL BANK OF CANADA

DERIVATIVE FINANCIAL INSTRUMENTS
The derivative financial instruments used by the Bank (forwards, futures, swaps and options) are contracts whose value is derived mainly from interest rates and foreign exchange rates and, to a lesser extent, commodity prices and equity prices.

Derivatives are the strategic tool of choice for risk management. The Bank uses them for two purposes: trading activities and asset/liability management.

The Bank uses its trading portfolio to carry out market-making or trading operations and to position itself on markets. The Bank also makes its expertise in risk management available to its commercial and institutional clients by offering management solutions for risk exposure.

Derivatives are one of the balance sheet tools available for managing interest rate and foreign exchange risk exposure as well as asset and liability matching. It is essential that these risks, which are a normal part of banking, be managed in order to protect the interest spread and the present value of capital.



-----------------------------------------------------------------------------------------------------------------------------------
                            6 TO 12              TOTAL 1 YEAR                                                         NON-INTEREST
 3 TO 6 MONTHS     YIELD     MONTHS      YIELD      AND UNDER    1 TO 5 YEARS      YIELD    OVER 5 YEARS      YIELD      SENSITIVE
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------
             -         -          -          -              9               -          -               -          -              -
             2      5.30          -          -             75             298       5.56             264       6.53            127
            35      5.39          -          -            601               -          -               -          -             79
             -         -          -          -              -               -          -               -          -              -
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------
            37      5.38          -          -            685             298       5.56             264       6.53            206
 ----------------------------------------------------------------------------------------------------------------------------------

           164      5.48          7       5.88          2,598               -          -               -          -             37
            92      6.01         85       4.24            967             141       6.12             223       6.06            198
           247      6.02         54       5.57          4,821             129       7.17               -          -             36
             -         -          -          -              -               -          -               -          -            239
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------
           503      5.84        146       4.81          8,386             270       6.62             223       6.06            510
 ---------------------------------------------------------------------------------------------------------------------------------
           540      5.81        146       4.81          9,071             568       6.07             487       6.31            716
 ----------------------------------------------------------------------------------------------------------------------------------


             -         -          -          -            205               -          -               -          -              5
             -         -          -          -            123              29       5.67              68       5.85          1,147
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------
             -         -          -          -            328              29       5.67              68       5.85          1,152
 ----------------------------------------------------------------------------------------------------------------------------------

         1,978      5.85      1,894       6.02         11,563              79       6.27               -          -             41
             -         -          -          -            148             234       6.05             352       8.13              -
             -         -          -          -             34               9       5.63             458       7.70             13
             -         -          -          -              -               -          -               -          -              -
 -------------     -----    -------      -----   ------------    ------------      -----    ------------      -----   -------------
         1,978      5.85      1,894       6.02         11,745             322       6.09             810       7.89             54
 ----------------------------------------------------------------------------------------------------------------------------------
         1,978      5.85      1,894       6.02         12,073             351       6.06             878       7.73          1,206
 ----------------------------------------------------------------------------------------------------------------------------------
            37                    -                       357             269                        196                      (946)
        (1,475)              (1,748)                   (3,359)            (52)                      (587)                      456
        (1,438)              (1,748)                   (3,002)            217                       (391)                     (490)
 ----------------------------------------------------------------------------------------------------------------------------------

         2,057                  160                       706            (534)                       (28)                     (139)
         1,857                1,519                     3,740            (210)                       247                      (184)
         3,914                1,679                     4,446            (744)                       219                      (323)
 ----------------------------------------------------------------------------------------------------------------------------------
         2,094                  160                     1,063            (265)                       168                    (1,085)
           382                 (229)                      381            (262)                      (340)                      272
         2,476                  (69)                    1,444            (527)                      (172)                     (813)
-----------------------------------------------------------------------------------------------------------------------------------



                                                  NATIONAL BANK OF CANADA     45

For trading activities, transactions are accounted for on a mark-to-market basis. For asset/liability management operations, the derivatives are accounted for on an accrual basis in order to match the accounting treatment of the assets and liabilities being hedged. Note 19 to the financial statements (page 65) presents the maturity profile of the derivatives held by the Bank as at September 30, 1997. It should be noted that most of these instruments have short maturities: 65% of interest rate contracts and 69% of foreign exchange contracts mature within six months.

Note 19 further presents the notional (or nominal) amounts of derivatives used by the Bank for trading and asset/liability management (other activities). Table 16 (pages 42 to 45) shows how, for asset/liability management purposes, derivatives modify interest rate sensitivity gaps and how, by extending the maturity of capital, they reduced balance sheet risk exposure in 1997. The notional amount of derivatives in the trading account is not necessarily representative of their risk level but rather reflects the high number of transactions.

The risks inherent in derivatives are similar to the general risks for financial instruments. These can be divided into four major categories: market risk, especially interest and foreign exchange rate risk; credit risk; liquidity risk and legal risk.

Market risk is defined as the potential for a deterioration in the value of a derivative instrument because of fluctuations in the underlying primary instrument (interest rates or foreign exchange rates). All derivative risks are accurately measured, reevaluated on a daily basis and managed in accordance with the policies approved by the Bank's Board of Directors.

Credit risk, also known as the credit equivalent amount, is the value of the loss incurred in the event a counterparty fails to honour its commitments. It includes the current replacement cost of the contract, if it is positive, and future credit risk exposure, which is the estimated change in the value of the contract to maturity.

Note 20 to the financial statements (page 66), which provides data on credit risk exposure calculated in this way, confirms the analysis of Table 10 (page
34) with respect to the low proportion of derivatives compared to the balance sheet items.

The Bank limits credit risk exposure related to derivatives in various ways. For instance, in dealings with certain counterparties, it can reduce its exposure by means of netting or mark-to-market agreements. In addition, credit risk exposure is reduced substantially when the relevant instruments are listed on a stock exchange. As shown in Note 19 to the financial statements (page 66), most of the credit equivalent amount for derivatives is contracted with reliable counterparties, particularly major banks and OECD governments.

Liquidity risk consists of two elements: market liquidity and cash flow. In the first instance, risk exposure stems from a possible delay in settling a position when, for example, the market lacks sufficient depth. The Bank controls this risk by taking relatively short positions and by operating on markets where its positions represent only a very small proportion of total volume. In the second instance, cash flow risk derives from the timing of cash receipts and outflows and is managed as part of the Bank's overall liquidity management process.


46     NATIONAL BANK OF CANADA

Legal risk exists where there is a possibility that a counterparty does not have the necessary legal power to enter into a transaction or the legal documents for such a transaction are deficient. The Bank manages this risk by applying the necessary checks and controls and by working with the national and international organizations that set the standards to be respected.

In derivative operations, another type of risk that is often discussed concerns operations and systems, namely, the risk of losses that would be incurred should information systems or operations control and management systems fail. The Bank has a number of ways to limit this risk exposure. For example, it establishes specific policies and procedures, including emergency plans (for recovery in the event of equipment breakdown, for instance), continuous monitoring and follow-up of procedures and systems, daily backup of transactions, regular presentation of reports to senior line management, separation of transaction and control functions, and personnel training.

In addition to being managed as part of the Bank's general risk management policies, derivative risk exposure is also subject to special assessment and control measures. An independent unit within the Bank is responsible for monitoring financial transactions and administering risk control systems. The duties of this unit include ensuring that transactions are settled and recorded, measuring position risk, checking that the policies adopted by the Board of Directors are applied and controlling the quality of analysis systems.

CONCLUSION

In 1997, the Bank took full advantage of the favourable economic conditions that prevailed in order to boost its income and profits and to strengthen its financial structure. It is currently the best capitalized of all the major Canadian banks. Moreover, its shareholders received a total return comparable to the industry average. This sustained performance was a natural extension of the strategic orientations and the progress made in recent years.

Diversifying operations is one of the key factors in the Bank's ongoing efforts to improve its financial structure and profitability. This diversification entailed transforming the Bank into a fully integrated financial group and expanding the range of products for its clients. In addition to positioning itself in all the distribution networks for banking services, the Bank also emphasized synergy with its subsidiaries to offer a variety of investment products, a comprehensive range of financing instruments, advisory services adapted to its many client groups, wealth management and trust services as well as insurance products. As a result, the Bank was able to deal effectively with the major trend that became particularly evident in 1997, namely, the migration of personal deposits to other savings instruments.

The Bank is also diversified in geographic terms. While remaining the principal bank for businesses in Quebec, the National Bank is carving a niche for itself in growth markets throughout Canada, the United States and elsewhere in the world. It is an active player on international capital markets and is well-placed to accompany its clients to whatever country their business may take them.

Nineteen ninety-seven was therefore another year of solid progress for the National Bank as it continued to merit the confidence of its clients and shareholders alike.


                                                  NATIONAL BANK OF CANADA     47

QUARTERLY  RESULTS
(MILLIONS OF DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                             DIVIDENDS
     NET INTEREST                                                                         (IN THOUSANDS)          RETURN ON
  INCOME (TAXABLE    PROVISION                 NON-               NET INCOME           ---------------------         COMMON
       EQUIVALENT   FOR CREDIT   OTHER     INTEREST     NET     PER COMMON SHARE        COMMON    PREFERRED   SHAREHOLDERS'
           BASIS)(1)    LOSSES  INCOME(1)  EXPENSES  INCOME   --------------------      SHARES       SHARES        EQUITY %
                                                              BASIC  FULLY DILUTED
---------------------------------------------------------------------------------------------------------------------------
1st Q         260           75     141          254      45    0.28           0.28      12,789         9,168           11.0
2nd Q         244          100     173          251      40    0.23           0.24      12,869         8,314            9.5
3rd Q         254           75     161          261      48    0.27           0.26      14,760         8,195           10.4
4th Q         258           75     160          276      42    0.23           0.22      14,844         8,116            8.8
---------------------------------------------------------------------------------------------------------------------------
1993        1,016          325     635        1,042     175    1.01           1.00      55,262        33,793            9.9
---------------------------------------------------------------------------------------------------------------------------
1st Q         265           63     185          296      51    0.27           0.26      15,869         8,063           10.4
2nd Q         267           63     177          294      52    0.27           0.27      15,931         8,933           10.4
3rd Q         281           87     194          292      57    0.29           0.29      16,010        10,679           10.8
4th Q         282           62     163          286      57    0.29           0.28      16,096        10,435           10.6
---------------------------------------------------------------------------------------------------------------------------
1994        1,095          275     719        1,168     217    1.12           1.10      63,906        38,110           10.5
---------------------------------------------------------------------------------------------------------------------------
1st Q         281           56     167          292      61    0.31           0.31      16,173        10,167           11.1
2nd Q         303           76     171          301      57    0.29           0.28      16,256         9,968           10.5
3rd Q         293           56     185          314      64    0.33           0.33      16,327         9,983           11.4
4th Q         304           67     189          322      63    0.33           0.32      16,393         9,370           11.0
---------------------------------------------------------------------------------------------------------------------------
1995        1,181          255     712        1,229     245    1.26           1.24      65,149        39,488           11.0
---------------------------------------------------------------------------------------------------------------------------
1st Q         281           44     214          328      75    0.41           0.41      18,926         6,855           14.0
2nd Q         280           44     230          401      71    0.39           0.38      20,667         6,787           13.2
3rd Q         292          104     299          340      98    0.55           0.54      20,769         6,724           17.7
4th Q         289           43     227          344      74    0.41           0.41      20,893         6,675           12.8
---------------------------------------------------------------------------------------------------------------------------
1996        1,142          235     970        1,413     318    1.76           1.74      81,255        27,041           14.5
---------------------------------------------------------------------------------------------------------------------------
1ST Q         325           56     231          355      84    0.46           0.45      20,980         6,563           14.2
2ND Q         310           56     246          361      80    0.44           0.44      25,398         6,537           13.6
3RD Q         322           57     261          375      88    0.47           0.47      25,551         6,538           14.0
4TH Q         367          121     318          398      90    0.49           0.48      25,587         6,538           14.1
---------------------------------------------------------------------------------------------------------------------------
1997        1,324          290   1,056        1,489     342    1.86           1.84      97,516        26,176           14.0
---------------------------------------------------------------------------------------------------------------------------


                                                     NUMBER OF COMMON
                     IMPAIRED LOANS                SHARES (IN THOUSANDS)           PER COMMON SHARE
    ---------------------------------------------  --------------------     --------------------------
    NET PRIVATE   DESIGNATED COUNTRIES  NET TOTAL  AVERAGE       END OF      BOOK  STOCK TRADING RANGE  NUMBER OF    NUMBER OF
                  --------------------                           PERIOD     VALUE  -------------------  EMPLOYEES(2)  BRANCHES
                      GROSS  ALLOWANCE                                                                               IN CANADA
                OUTSTANDING                                                           HIGH       LOW
-------------------------------------------------------------------------------------------------------------------------------
1st Q       938        393       280     1,051     127,689      127,954     10.26      8.63      7.38      11,935          646
2nd Q       915        331       276       970     133,411      146,968     10.11      9.88      7.25      11,654          645
3rd Q       917        327       274       970     147,544      147,599     10.27     10.75     10.13      11,683          632
4th Q       841        337       274       904     148,390      148,474     10.41     10.63      9.50      12,149          650
-------------------------------------------------------------------------------------------------------------------------------
1993
-------------------------------------------------------------------------------------------------------------------------------
1st Q       812        340       277       875     158,680      158,708     10.55     11.63     10.13      12,081          647
2nd Q       786        251       222       815     159,306      159,339     10.71     11.38      9.00      10,870          646
3rd Q       733        257       226       764     160,093      160,126     10.89      9.25      8.25      10,882          645
4th Q       681         92        85       688     160,947      160,976     11.09     10.00      8.63      10,746          641
-------------------------------------------------------------------------------------------------------------------------------
1994
-------------------------------------------------------------------------------------------------------------------------------
1st Q       620         96        88       628     161,714      161,740     11.30     10.00      8.63      10,774          643
2nd Q       556         96        86       566     162,545      162,573     11.51     10.25      9.00      10,576          644
3rd Q       530         96        87       539     163,259      163,279     11.74     11.50     10.13      10,796          641
4th Q       502         95        86       511     163,940      163,963     11.88     11.88     10.38      10,620          629
-------------------------------------------------------------------------------------------------------------------------------
1995
-------------------------------------------------------------------------------------------------------------------------------
1st Q       399         94        86       407     164,575      164,594     11.86     11.38     10.38      11,514          648
2nd Q       395         93        84       404     165,330      165,348     12.13     12.00     11.00      11,295          649
3rd Q       392         81        72       401     166,161      166,182     12.53     12.00     11.05      11,568          632
4th Q       398         77        69       406     167,119      167,151     12.70     13.90     11.15      11,402          632
-------------------------------------------------------------------------------------------------------------------------------
1996
-------------------------------------------------------------------------------------------------------------------------------
1ST Q       387         75        68       394     168,046      168,315     13.04     14.40     13.20      11,668          665
2ND Q       394         55        50       399     169,163      169,369     13.36     16.80     13.75      11,584          659
3RD Q       392         54        49       397     170,121      170,250     13.68     18.25     15.65      11,736          643
4TH Q       292         57        52       297     170,391      170,461     13.99     20.30     17.00      11,651          637
-------------------------------------------------------------------------------------------------------------------------------
1997
-------------------------------------------------------------------------------------------------------------------------------


(1) AS OF 1996, REALIZED AND UNREALIZED GAINS OR LOSSES ARE RECORDED UNDER OTHER INCOME.
(2) ON A FULL-TIME EQUIVALENT BASIS AND EXCLUDING THE SUBSIDIARY LEVESQUE BEAUBIEN GEOFFRION INC.


48     NATIONAL BANK OF CANADA

[PHOTO]

                        CONSOLIDATED FINANCIAL STATEMENTS
                                                     YEAR ENDED OCTOBER 31, 1997

MANAGEMENT'S  REPORT
--------------------------------------------------------------------------------

The consolidated financial statements and all information contained in this document were prepared by the management of the Bank, which is responsible for their accuracy, objectivity and completeness. These consolidated financial statements were prepared in accordance with generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

Management maintains the necessary accounting and internal control systems designed to ensure that reliable financial information is produced and that assets are safeguarded, to a reasonable extent, against any loss or unauthorized use. The procedures used include following up relevant criteria for hiring and training personnel, establishing an organizational structure to ensure appropriate distribution of tasks, regularly updating policies, procedures and permanent instructions and appropriate budget control by centre of responsibility. These systems are regularly evaluated by a group of inspectors and internal auditors, whose findings are presented from time to time to the Audit Committee. The Board of Directors, through its Audit Committee composed entirely of directors who are neither officers nor employees of the Bank, is responsible for examining and overseeing the Bank's practices with respect to accounting and to the disclosure of financial information.

The Superintendent of Financial Institutions Canada each year makes such examination of the Bank's affairs as he deems necessary to satisfy himself that the provisions of the Bank Act having reference to the protection of the depositors and shareholders of the Bank are duly observed, and that the Bank is in a sound financial condition. He meets with the Audit Committee, with or without management being present.

The independent auditors, whose report follows, have audited the consolidated financial statements of the Bank. They meet with the Audit Committee from time to time, with or without management being present, to discuss their audit and questions related thereto.


Leon Courville
President and Chief Operating Officer

Montreal, November 24, 1997

AUDITORS' REPORT
-------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF NATIONAL BANK OF CANADA
We have audited the Consolidated Balance Sheet of National Bank of Canada as at October 31, 1997 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Changes in Financial Position for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Bank as at October 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

The consolidated financial statements for the year ended October 31, 1996 were audited by Raymond, Chabot, Martin, Pare and Price Waterhouse who expressed an opinion thereon without reservation in their report dated November 28, 1996.


Price Waterhouse
Chartered Accountants


Samson Belair/Deloitte & Touche
General Partnership
Chartered Accountants


Montreal, November 24, 1997


50  NATIONAL BANK OF CANADA

CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS EXCEPT FOR PER SHARE AMOUNTS)           1997      1996
--------------------------------------------------------------------------------
INTEREST INCOME AND DIVIDENDS
Loans                                                      $2,622    $2,672
Securities                                                    320       351
Deposits with other banks                                     163       206
                                                  ------------------------------
                                                            3,105     3,229
--------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                    1,608     1,970
Bank debentures                                                84        85
Other                                                          94        38
                                                  ------------------------------
                                                            1,786     2,093
                                                  ------------------------------
NET INTEREST INCOME                                         1,319     1,136
--------------------------------------------------------------------------------
OTHER INCOME
Capital market fees                                           374       290
Deposit and payment service charges                           148       140
Realized and unrealized gains on
   securities, net amount                                      93       134
Lending fees                                                  133       117
Foreign exchange revenues                                      39        50
Card service revenues                                          80        69
Trust services                                                 23        20
Other                                                         166       150
                                                  ------------------------------
                                                            1,056       970
--------------------------------------------------------------------------------
GROSS REVENUES                                              2,375     2,106
Provision for credit losses                                   290       235
                                                  ------------------------------
                                                            2,085     1,871
--------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries and staff benefits                                   781       705
Premises                                                      140       137
Computers and equipment                                       206       179
Communications                                                 58        55
Reduction in value of certain assets (Note 13)                  -        56
Other                                                         304       281
                                                  ------------------------------
                                                            1,489     1,413
--------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAXES                                596       458
Income taxes (Note 14)                                        238       130
--------------------------------------------------------------------------------
NET INCOME BEFORE NON-CONTROLLING INTEREST                    358       328
Non-controlling interest                                       16        10
                                                  ------------------------------
NET INCOME                                                   $342      $318
--------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE (Note 15)
   - Basic                                                  $1.86     $1.76
   - Fully diluted                                          $1.84     $1.74
--------------------------------------------------------------------------------


                                                     NATIONAL BANK OF CANADA  51

CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)                                      1997         1996
--------------------------------------------------------------------------------
ASSETS
CASH RESOURCES
Cash and deposits with Bank of Canada                   $   304      $   212
Deposits with other banks                                 4,172        3,316
                                                  ------------------------------
                                                          4,476        3,528
--------------------------------------------------------------------------------
SECURITIES (Note 3)
Investment account securities                             3,997        3,999
Trading account securities                                6,013        4,415
                                                  ------------------------------
                                                         10,010        8,414
--------------------------------------------------------------------------------
LOANS (Note 4)
Residential mortgages                                    13,012       12,229
Personal and credit card loans                            5,948        5,382
Business and government loans                            19,144       17,627
Securities purchased under resale agreements              9,155        2,697
                                                  ------------------------------
                                                         47,259       37,935
                                                  ------------------------------
OTHER
Customers' liability under acceptances                    2,273        1,725
Premises and equipment (Note 6)                             347          343
Other assets (Note 7)                                     1,870        1,189
                                                  ------------------------------
                                                          4,490        3,257
                                                  ------------------------------
                                                        $66,235      $53,134
--------------------------------------------------------------------------------
LIABILITIES
DEPOSITS (Note 8)
Individuals                                             $20,724      $22,750
Businesses and governments                               14,082       11,616
Banks                                                     8,464        5,759
                                                  ------------------------------
                                                         43,270       40,125
--------------------------------------------------------------------------------
OTHER
Acceptances                                               2,273        1,725
Obligations related to securities sold short              4,225        4,058
Securities sold under repurchase agreements               9,038        2,373
Other liabilities (Note 9)                                3,600        1,338
                                                  ------------------------------
                                                         19,136        9,494
--------------------------------------------------------------------------------
SUBORDINATED DEBT
Bank debentures (Note 10)                                 1,069        1,016
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock (Note 11)
   Preferred                                                376          376
   Common                                                 1,309        1,268
Retained earnings                                         1,075          855
                                                  ------------------------------
                                                          2,760        2,499
                                                  ------------------------------
                                                        $66,235      $53,134
--------------------------------------------------------------------------------

ANDRE BERARD
Chairman of the Board and Chief Executive Officer

LEON COURVILLE
President and Chief Operating Officer


52  NATIONAL BANK OF CANADA

CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)                                      1997         1996
--------------------------------------------------------------------------------

CAPITAL STOCK, AT BEGINNING OF YEAR                      $1,644       $1,610
Issue of common shares                                       41           34
                                                  ------------------------------
CAPITAL STOCK, AT END OF YEAR                            $1,685       $1,644
--------------------------------------------------------------------------------

RETAINED EARNINGS, AT BEGINNING OF YEAR
As previously reported                                     $855        $ 715
Prior period adjustments (Note 16)                            -          (66)
                                                  ------------------------------
As restated                                                 855          649
Net income                                                  342          318
Dividends
   Preferred shares                                         (26)         (27)
   Common shares                                            (98)         (81)
Income taxes related to dividends
   on Preferred Shares, Series 10, 11 and 12                 (1)          (1)
Expenses related to share issues,
   net of income taxes                                       (8)          (1)
Unrealized foreign currency translation gains
   (losses), net of income taxes
   of $10 (1996: ($1))                                       11           (2)
                                                  ------------------------------
RETAINED EARNINGS, AT END OF YEAR                        $1,075        $ 855
--------------------------------------------------------------------------------


                                                     NATIONAL BANK OF CANADA  53

CONSOLIDATED FINANCIAL  STATEMENTS

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)                                     1997          1996
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                $342         $ 318
Items not affecting cash resources:
   Provision for credit losses                             290           235
   Amortization                                             60            57
   Deferred income taxes                                     2           (25)
   Pension expense                                           2             2
                                                  ------------------------------
                                                           696           587
Current income taxes                                       106            32
Accrued interest                                           (71)         (142)
Other                                                      842          (407)
                                                  ------------------------------
                                                         1,573            70
--------------------------------------------------------------------------------
FINANCING ACTIVITIES
Deposits                                                 3,145        (1,400)
Obligations related to securities sold short               167         2,527
Securities sold under repurchase agreements              6,665         2,031
Reduction in variable-capital notes                          -          (106)
Bank debentures:
   Issue                                                   150             -
   Redemption                                             (121)         (131)
   Adjustment for foreign currency translation              24           (30)
Common shares:
   Issue                                                    41            34
Dividends                                                 (124)         (108)
Other                                                      691            34
                                                  ------------------------------
                                                        10,638         2,851
--------------------------------------------------------------------------------
INVESTING ACTIVITIES
Acquisition of subsidiaries                                  -           (45)
Securities                                              (1,596)       (1,090)
Loans                                                   (9,614)       (3,619)
Premises and equipment                                     (53)          (57)
                                                  ------------------------------
                                                       (11,263)       (4,811)
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH RESOURCES                      948        (1,890)
CASH RESOURCES, AT BEGINNING OF YEAR                     3,528         5,174
Cash resources of subsidiaries at date
 of acquisition                                             -            244
                                                  ------------------------------
CASH RESOURCES, AT END OF YEAR                          $4,476        $3,528
--------------------------------------------------------------------------------


54  NATIONAL BANK OF CANADA

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 1997
(FIGURES IN TABLES ARE IN MILLIONS OF DOLLARS, UNLESS OTHERWISE SPECIFIED)

1.   STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with section 308(4) of the Bank Act, which states that Canadian generally accepted accounting principles are to be applied unless otherwise specified by the Superintendent of Financial Institutions Canada (the "Superintendent"). These principles differ in some regards from United States generally accepted accounting principles as explained in Note 27. The significant accounting policies used in preparing these financial statements, including the accounting requirements of the Superintendent, are summarized below.

CONSOLIDATION
The consolidated financial statements of the Bank include the assets, liabilities and operating results of the Bank and all its subsidiaries. The purchase method is used to account for the acquisition of subsidiaries. Goodwill is amortized using the straight-line method over a period corresponding to its estimated useful life, namely 20 years. Goodwill is written down to fair value when the decline in value is considered to be permanent based on projected investment yield which takes into account the related risks.

TRANSLATION OF FOREIGN CURRENCIES
Items in foreign currencies included in the Consolidated Balance Sheet are translated into Canadian dollars at the exchange rates prevailing at year end. Income and expenses are translated at the average exchange rates prevailing during the year.

Spot and forward foreign exchange positions are kept in balance insofar as practicable. Any gain or loss on these positions is recognized in the Consolidated Statement of Income, with the exception of positions related to net foreign-currency investments in offices abroad.

Gains and losses on net foreign-currency investments in branches and subsidiaries abroad are recorded under retained earnings, less the after-tax gains and losses applicable to instruments used for hedging purposes. These gains and losses are not charged to income until they are realized.

SECURITIES
Securities are divided into two major categories: investment account securities and trading account securities.

Investment account securities are purchased with the intention of holding them to maturity. Equity securities are stated at their acquisition cost if the Bank does not have a significant influence while debt securities are stated at their unamortized acquisition cost. Premiums and discounts on debt securities are amortized using the yield method over the period to maturity of the related securities or, on occasion, until disposal of the security. Gains and losses realized on the disposal of securities and the amortization of premiums and discounts are recorded under income for the year. Any permanent impairment in the value of securities held for investment is charged to the year's income.

Trading account securities are purchased for resale in the short term. They are presented at their fair value based on publicly disclosed market prices. In the event market prices are not available, the fair value is estimated on the basis of the market prices of similar securities. Realized and unrealized gains or losses on these securities are recorded in income.

The Bank records all income relating to securities on an accrual basis.

LOANS
Investments recorded as loans are recorded at their principal amounts less allowances for credit losses.

A loan is considered impaired when, in the opinion of management, there is reasonable doubt as to the ultimate collectibility of a portion of principal or interest or where payment of interest is contractually past due 90 days, unless there is no doubt as to the collectibility of principal and interest. A loan may revert to performing status only when principal and interest payments have become fully current.

When loans are deemed impaired, interest income ceases to be recorded and the book value of the loans is adjusted to its estimated realizable amount by writing off all or part of the recorded investment in the loan and/or by taking a provision for credit losses.

Foreclosed assets held for sale in settlement of an impaired loan are recorded at the time of foreclosure at the lower of the recorded investment in the foreclosed loan and the estimated net proceeds from the sale of the assets. Any difference between the carrying amount of the loan and the estimated realizable amount of the assets is posted to the provision for credit losses. The recorded investment in the foreclosed loan is then adjusted to take into account the revenues received or the costs incurred after foreclosure.

The provision for credit losses, posted directly to income for the year, consists of the net change in the allowance for credit losses and write-offs of the carrying amounts resulting from foreclosed assets, less recoveries.

Fees and commissions related to the granting of loans and commitments to extend credit are amortized over the term thereof and recorded in the Consolidated Statement of Income.

Loans also include securities sold under repurchase agreements which the Bank has purchased and simultaneously committed to resell to the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the operation is treated as a loan by the Bank. The securities are recorded at cost and the related interest income is recorded on an accrual basis.

ALLOWANCE FOR CREDIT LOSSES
The allowance for credit losses related to the total recorded investment in individual loans considered impaired was established for all impaired loans for which the impairment could be estimated individually, reducing them to their estimated realizable amounts. For groups of loans consisting of large numbers of homogeneous balances of relatively small dollar amounts, the extent of impairment is estimated for each group of loans by applying formulas that take into account past loss experience, economic conditions and other relevant circumstances. The estimated realizable amounts are measured by discounting expected future cash flows.

The general allowance for credit losses related to the total recorded investment in loans reflects the risk represented by loans for which it is currently not possible to establish a provision on a loan-by-loan basis or for a group of loans. An aggregate impairment is estimated by the Bank for such loans collectively.

The allowance for credit losses in relation to loans to countries designated by the Superintendent is constantly reevaluated on the basis of exposure in the various countries and the underlying economic conditions.


                                                     NATIONAL BANK OF CANADA  55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MORTGAGE-BACKED SECURITIES
The Bank finances a portion of its mortgage loan portfolio through the mortgage-backed securities program provided for in the National Housing Act. Under this program, the Bank pools eligible mortgage loans and sells ownership rights in these pools to investors. Investors are paid a coupon rate set in advance and the principal from the underlying mortgages. The Canada Mortgage and Housing Corporation (CMHC) unconditionally guarantees the payments to the investors. The Bank continues to service the mortgage loans thus securitized.

The Bank is committed to the CMHC to make sufficient funds regularly available to the central payor and transfer agent to pay the amounts due to investors, whether or not the mortgagors have made their payments. Moreover, the Bank must place all funds due to investors at maturity of the securities at the disposal of the central payor and transfer agent. Should the Bank default, CMHC can assign the servicing of the securitized loans to another servicer.

Issuance costs for mortgage-backed securities include the direct costs incurred in assembling and selling the securities and the discount at sale. These costs are charged in their entirety to the Consolidated Statement of Income at the time of sale by way of a deduction from the proceeds of the sale of securities.

The normal servicing fees which the Bank collects for servicing the securitized mortgage loans are set at 25 basis points. They are charged to other income when collected.

The Bank also collects a net interest spread over the life of the mortgage-backed securities. This spread is the interest collected from mortgagors less the sum of the interest paid to investors and the normal servicing fees.

The estimated present value of the net interest spread, based on the assumption that the annual mortgage prepayment rate varies between 12% and 24%, is added to the proceeds from the sale of securities as a receivable and is included in establishing the gains or losses at the date of sale. This receivable is drawn down as mortgage payments are received and the resulting yield is charged to interest income.

CUSTOMERS' LIABILITY UNDER ACCEPTANCES
The potential liability of the Bank under acceptances is reported as a liability in the Consolidated Balance Sheet. The Bank's potential recourse is recorded as an equivalent offsetting asset.

PREMISES AND EQUIPMENT
Premises and equipment are recorded at cost and amortized over their estimated useful lives according to the following methods and rates:


                              Methods         Rates
--------------------------------------------------------------------------------
Buildings                   (a) or (b)      2% to 10%
Equipment and furniture     (a) or (b)     20% to 33 1/3%
Leasehold improvements          (a)            (c)

     (A) STRAIGHT-LINE
     (B) DIMINISHING-BALANCE
     (C) OVER THE LEASE TERM PLUS THE FIRST RENEWAL OPTION
--------------------------------------------------------------------------------

OBLIGATIONS RELATED TO SECURITIES SOLD SHORT
These liabilities represent the Bank's obligation to deliver securities it has sold but which were not owned at the time of sale. Gains and losses on the sale and adjustments to market value are charged to income for the year.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
These liabilities represent securities which the Bank has sold and simultaneously committed to repurchase from the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the operation is treated as a loan to the Bank. The securities are recorded at cost and the interest expense is recorded on an accrual basis.

INCOME TAXES
The Bank provides for income taxes under the income tax allocation method. Deferred income taxes result from timing differences in the recognition of various items for financial reporting and income tax purposes, the main such item being the allowance for credit losses. Deferred income taxes represent tax benefits with respect to deductions the Bank may claim to reduce its taxable income in future years.

No provision for deferred income taxes was taken for the portion of retained earnings of foreign subsidiaries which is permanently reinvested.

DERIVATIVE FINANCIAL INSTRUMENTS
The Bank uses various types of derivatives to enable clients to manage their market risk exposures as well as for its own asset/liability management and trading purposes.

The main derivative instruments used by the Bank are foreign exchange forward contracts, futures, forward rate agreements, currency and/or interest rate swaps and interest rate or foreign currency options.

Derivatives used to enable clients to manage their market risk exposures and to generate income from the Bank's trading activities are marked to market and the resulting gains or losses are recorded in income.

When asset/liability management derivatives are used to manage interest rate and foreign currency exposures, the resulting gains or losses are deferred and amortized to income over the life of the hedged assets or liabilities.

PENSION PLANS
Pension costs related to current services are charged to the Consolidated Statement of Income in the period during which the services are rendered. Past service costs, experience gains or losses and the funding excess existing on the date the accounting principle came into effect, which have not yet been charged to the Consolidated Statement of Income, are amortized over the expected average remaining service life of the employee group covered by the plans. The difference between the pension expense and the funding payments is recorded in the Consolidated Balance Sheet under "Other Assets" or "Other Liabilities", as applicable.

56  NATIONAL BANK OF CANADA

NOTES  TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. MORTGAGE-BACKED SECURITIES

--------------------------------------------------------------------------------
                                                        1997               1996
--------------------------------------------------------------------------------
Principal amount of securitized mortgage pools        $1,063             $1,476
Average rate of mortgage pools                          7.60%              9.17%
Average coupon rate paid to investors                   5.64%              7.59%
Maturity dates of securities                   DECEMBER 1997      December 1996
                                                TO JULY 2002  to September 2001

Present value of net interest spread                  $   35             $   17
--------------------------------------------------------------------------------

3. SECURITIES
Securities held and effective yields on the investment account were as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            1997          1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          NO
                            WITHIN    3 TO 6    6 TO 12    1 TO 5         OVER       SPECIFIC          BOOK  MARKET    BOOK  MARKET
                           3 MONTHS   MONTHS    MONTHS     YEARS       5 YEARS       MATURITY         VALUE   VALUE   VALUE   VALUE
------------------------------------------------------------------------------------------------------------------------------------
                             $   %     $   %     $   %     $    %      $       %      $    %      $        %     $       $      $
INVESTMENT ACCOUNT
Securities issued or
 guaranteed by
 Canada                      3  6.0   29  7.0   49  7.6   739  6.0    643     6.7     3   3.1   1,466     6.4  1,526   1,903  1,960
   Provinces                12  5.5   50  5.9    -    -   165  6.6     31     9.8     -     -     258     6.8    272     362    367
   Municipalities
   or school corporations   45  3.7    -    -    -    -     -    -     18    10.2     -     -      63     5.6     67      43     46
Debt securities            293  4.2  167  5.0  128  6.8   778  5.6    311     6.2    33     -   1,710     5.4  1,713   1,135  1,179
Equity securities
 Floating-rate preferred
 shares                     18  4.0    -    -    -    -     6  4.5      -       -     2   4.1      26     4.1     26      58     50
 Fixed-rate preferred
 shares                     28  7.1    -    -    -    -    19  1.4     10       -     6   3.0      63     3.9     66      65     63

Other securities             -    -    -    -    -    -     -    -      -       -   411   0.4     411     0.4    436     433    485

------------------------------------------------------------------------------------------------------------------------------------
TOTAL OF INVESTMENT
 ACCOUNT                   399  4.4  246  5.4  177  7.0 1,707  5.8  1,013     6.6   455   0.4   3,997     5.3  4,106   3,999  4,150
------------------------------------------------------------------------------------------------------------------------------------

TRADING ACCOUNT
Securities issued or
 guaranteed by
 Canada                    190       541       745        301         755             -         2,532          2,532   2,025  2,025
 Provinces                 200        52        79        203         375             -           909            909     966    966
 Municipalities
   or school corporations  137        30        49        148         100             -           464            464     213    213
Debt securities            382       496        49        494         383             -         1,804          1,804   1,129  1,129
Equity securities
 Fixed-rate preferred
 shares                      -         -         -          -           -             4             4              4       2      2

Other securities             -         -         -          -          69           231           300            300      80     80

------------------------------------------------------------------------------------------------------------------------------------
TOTAL OF TRADING ACCOUNT   909     1,119       922      1,146       1,682           235         6,013          6,013   4,415  4,415
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OF SECURITIES
 ACCOUNT                 1,308     1,365     1,099      2,853       2,695           690        10,010         10,119   8,414  8,565
------------------------------------------------------------------------------------------------------------------------------------

a) WHERE NO ORGANIZED MARKET EXISTS FOR WHICH PRICES ARE PUBLICLY DISCLOSED, THE FAIR VALUE IS ESTIMATED USING THE MARKET PRICES OF SIMILAR SECURITIES.

b) THE CALCULATION OF THE YIELD RATE IS BASED ON ANNUAL AVERAGE BALANCES. THE YIELD RATE OF TAX-EXEMPT SECURITIES, INCLUDING IN PARTICULAR MOST OF THE DIVIDENDS RECEIVED, HAS NOT BEEN ADJUSTED ON A TAXABLE EQUIVALENT BASIS.

c) LDC BONDS INCLUDE LOANS GRANTED TO LESSER DEVELOPED COUNTRIES AND SUBSEQUENTLY RESTRUCTURED AS BONDS UNDER THE BRADY PLAN, NET OF THE COUNTRY RISK ALLOWANCE. SUCH BONDS ARE GUARANTEED BY THE UNITED STATES GOVERNMENT AND HAVE LONGER MATURITIES AND MORE FAVOURABLE CONDITIONS FOR THE BORROWING COUNTRY.

d) AS AT OCTOBER 31, 1996, TRADING ACCOUNT DEBT SECURITIES INCLUDED $98 MILLION IN IMMOBILIERE NATGEN INC. DEBENTURES. IN MAY 1994, $238 MILLION IN DEBENTURES WAS RECEIVED IN CONSIDERATION FOR NON-PERFORMING LOANS AND REPOSSESSED PROPERTIES AS WELL AS $10 MILLION IN DEBENTURES AS WORKING CAPITAL. DURING FISCAL 1995, IMMOBILIERE NATGEN INC. REPAID $70 MILLION IN DEBENTURES. IN 1996, THE BANK RECORDED A PERMANENT $80 MILLION REDUCTION IN THE VALUE OF IMMOBILIERE NATGEN INC. DEBENTURES. IN 1997, THE BANK RECEIVED $56 MILLION AS FINAL
PAYMENT. THE REMAINING $22 MILLION, LESS AN ALLOWANCE OF $20 MILLION, WAS CHARGED TO INCOME.

e)  THE SECURITIES IN THE INVESTMENT ACCOUNT INCLUDE THE FOLLOWING LOAN
SUBSTITUTES:


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  1997              1996
------------------------------------------------------------------------------------------------------------------------------
                                                                                     NO
                            WITHIN     3 TO 6     6 TO 12   1 TO 5        OVER    SPECIFIC      BOOK  MARKET    BOOK    MARKET
                           3 MONTHS    MONTHS      MONTHS    YEARS     5 YEARS    MATURITY     VALUE   VALUE    VALUE   VALUE
------------------------------------------------------------------------------------------------------------------------------
                            $   %      $    %     $    %    $     %     $    %    $    %       $   %      $       $         $
Loan substitutes            -   -       -   -     2   14.9  21   2.1   44   3.3   3    -       70 2.7    70      89        81



                                                     NATIONAL BANK OF CANADA  57

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

3. SECURITIES (CONT.)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                       BOOK              GROSS              GROSS          MARKET
                                                                      VALUE   UNREALIZED GAINS   UNREALIZED LOSSES          VALUE
INVESTMENT ACCOUNT: Unrealized gains or losses
Securities issued or guaranteed by
   Canada                                                         $  1,466            $    61            $    (1)       $   1,526
   Provinces                                                           258                 14                   -             272
   Municipalities or school corporations                                63                  4                   -              67
Debt securities                                                      1,710                 12                 (9)           1,713
Equity securities
   Floating-rate preferred shares                                       26                  1                 (1)              26
   Fixed-rate preferred shares                                          63                  4                 (1)              66
Other securities                                                       411                 47                (22)             436
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OF INVESTMENT ACCOUNT                                       $  3,997            $   143            $   (34)       $   4,106
----------------------------------------------------------------------------------------------------------------------------------

4. IMPAIRED LOANS

The table below sets out impaired loans. The recorded investment in loans was reduced, as applicable, by the related allowance for credit losses.

As at October 31, they amounted to:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                   RECORDED      ALLOWANCE FOR            CARRYING       CARRYING
                                                                 INVESTMENT      CREDIT LOSSES              AMOUNT         AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
PRIVATE LOANS
DOMESTIC
Residential mortgages                                             $      88           $     14           $      74      $      61
Personal loans                                                           70                 28                  42             37
Small business loans                                                    176                 51                 125             94
Corporate loans                                                          62                 55                   7             18
Commercial loans                                                        387                179                 208            175
Real estate loans                                                       167                129                  38             61
Other loans                                                               7                 25                 (18)             5
General allowance (1)                                                     -                195                (195)           (95)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  $     957           $    676           $     281      $     356
------------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL
Commercial loans - United States                                  $      14           $     15           $      (1)     $       3
Real estate loans - United States                                        38                 29                   9             39
Other loans                                                              66                 58                   8              5
General allowance (1)                                                     -                  5                  (5)            (5)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  $     118           $    107           $      11      $      42
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PRIVATE LOANS                                               $   1,075           $    783           $     292      $     398
------------------------------------------------------------------------------------------------------------------------------------
Loans to designated countries                                            57                 52                   5              8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL IMPAIRED LOANS                                              $   1,132           $    835           $     297      $     406
------------------------------------------------------------------------------------------------------------------------------------

The total recorded investment in foreclosed assets to be resold included in total impaired loans and the related allowance for credit losses amounted to $122 million and $12 million respectively as at October 31, 1997 compared to $168 million and $16 million as at October 31, 1996.

(1) THE GENERAL ALLOWANCE WAS TAKEN FOR THE BANK'S LOANS IN THEIR ENTIRETY.


                         58  NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

5. ALLOWANCE FOR IMPAIRED LOANS

The changes made to the allowance during the year were as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    DESIGNATED
                                                 SPECIFIC           GENERAL   COUNTRIES (LOANS
                                               ALLOWANCES         ALLOWANCE     AND SECURITIES)              TOTAL          TOTAL
ALLOWANCE AT BEGINNING OF YEAR                  $     497         $     100           $    154           $     751      $     792

Retroactive application of new standard
   as at November 1, 1995                              -                 -                  -                    -             77
------------------------------------------------------------------------------------------------------------------------------------
Restated allowance                                   497                100                154                 751            869
------------------------------------------------------------------------------------------------------------------------------------
Provision for credit losses charged to income         275               100                (85)                290            235
Write-offs                                           (229)               -                 (13)               (242)          (364)

Recoveries                                            40                 -                  -                   40             11
------------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE AT END OF YEAR                        $     583         $     200           $     56           $     839      $     751
------------------------------------------------------------------------------------------------------------------------------------
Portion related to loans                        $     583         $     200           $     52           $     835      $     666

Portion related to securities                   $       -         $      -            $      4           $       4      $      85
------------------------------------------------------------------------------------------------------------------------------------

6. PREMISES AND EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   ACCUMULATED            NET BOOK       NET BOOK
                                                                       COST       AMORTIZATION               VALUE          VALUE
------------------------------------------------------------------------------------------------------------------------------------

Land                                                              $      21           $      -           $      21      $      23
Buildings                                                               221                 67                 154            155
Equipment and furniture                                                 342                255                  87             84
------------------------------------------------------------------------------------------------------------------------------------
                                                                  $     584           $    322           $     262      $     262
------------------------------------------------------------------------------------------------------------------------------------
Leasehold improvements                                                                                          85             81
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $     347      $     343
------------------------------------------------------------------------------------------------------------------------------------
Amortization for the year charged to the Consolidated
   Statement of Income                                                                                   $      49      $      46
------------------------------------------------------------------------------------------------------------------------------------

7. OTHER ASSETS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
Accrued interest                                                                                         $     314      $     298
Deferred income taxes                                                                                          172            170
Prepaid expenses and other receivables                                                                         533            363
Goodwill less accumulated
   amortization of $67 (1996: $56)                                                                             154            161
Sundry                                                                                                         697            197
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $   1,870      $   1,189
Amortization of goodwill for the year charged
   to the Consolidated Statement of Income                                                               $      11      $      11
------------------------------------------------------------------------------------------------------------------------------------

8. DEPOSITS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
                                                  PAYABLE           PAYABLE         PAYABLE ON
                                                ON DEMAND      AFTER NOTICE       A FIXED DATE               TOTAL          TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Individuals                                     $     888         $   5,119           $ 14,717           $  20,724      $  22,750
Businesses and governments                          2,589             4,313              7,180              14,082         11,616
Banks                                                  65                 7              8,392               8,464          5,759
------------------------------------------------------------------------------------------------------------------------------------
                                                $   3,542         $   9,439           $ 30,289           $  43,270      $  40,125
------------------------------------------------------------------------------------------------------------------------------------

9. OTHER LIABILITIES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997           1996
------------------------------------------------------------------------------------------------------------------------------------
Accrued interest                                                                                         $     662      $     717
Current income taxes                                                                                           194             88
Liabilities of subsidiary                                                                                      317             50
Non-controlling interest                                                                                       466             42
Trade and other payables                                                                                     1,447            215
Sundry                                                                                                         514            226
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $   3,600      $   1,338
------------------------------------------------------------------------------------------------------------------------------------

                         NATIONAL BANK OF CANADA  59

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

10. BANK DEBENTURES

The debentures, subordinated in right of payment to the claims of depositors and certain other creditors, consist of:

------------------------------------------------------------------------------------------------------------------------------------
MATURITY            INTEREST
DATE                    RATE      CHARACTERISTICS                                                                    1997    1996
------------------------------------------------------------------------------------------------------------------------------------
June         1998    10.875%      Convertible into 10 7/8% deposit notes at the Bank's option;
                                  interest payable semi-annually on June 1 and December 1
                                                                                                                    $   9    $   9

February     1999      5.60%      Yen 5 billion; interest payable annually on February 23                              59       59

April        1999     7.325%      Yen 5 billion / AUD 45.7 millionequivalent; interest payable annually in AUD at the rate indicated for
                                  the AUD equivalent on April 21                                                       59       59

April        2001     10.50%      Interest payable semi-annually on April 5 and October 5;
                                  not redeemable prior to maturity                                                     30      100

June         2001     12.50%      Convertible into 2,391,600 common shares, redeemable at
                                  the Bank's option on certain conditions; interest payable
                                  semi-annually on June 5 and December 5                                               20       20

December     2001      9.00%      Redeemable at the Bank's option after December 30, 1996;
                                  interest payable semi-annually on June 30 and December 30
                                  up until December 30, 1996;interest at the Bankers' Acceptance
                                  Rate plus 1% subject to a minimum annual rate of 9%, payable
                                  monthly on the 30th day of each month, as of January 30, 1997                         -       51

December     2003      7.50%      Not redeemable by the Bank priorto maturity; interest payable
                                  semi-annually on June 30 and December 30                                            125      125

August       2004     8.125%      US $250 million; not redeemable by the Bank prior to maturity unless the debentures become subject to foreign taxes; interest
                                  payable semi-annually on February 15 and August 15                                  351      334

October      2004      6.92%      Yen 5 billion / L22 million equivalent; interest for the first
                                  10 years payable in L at the rate indicated for the L equivalent, thereafter payable annually in yen at the Japanese long-term prime rate plus 1% on October 25; redeemable at the Bank's
                                  option on October 25, 1999                                                           59       59

October      2004      7.00%      Yen 5 billion / L22.1 million equivalent; interest payable annually in L at the rate indicated for the L equivalent on October 31;
                                  redeemable at the Bank's option on October 31, 1999                                  59       59

October      2011  floating       Not redeemable prior to October 17, 2001; interest payable semi-annually on April 17 and October 17 at a rate of 7.50% until
                                  October 17, 2006. Thereafter, interest payable at an annual rate
                                  equal to the 90-day Bankers' Acceptance Rate plus 1%                                150       -

February     2087  floating       US $105 million bearing interest at an annual rate of 1/8% above the LIBOR rate; interest payable semi-annually on February 28 and
                                  August 31; redeemable at the Bank's option as of February 28, 1993                  148      141
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $1,069   $1,016
------------------------------------------------------------------------------------------------------------------------------------
The debenture maturities are as follows:
------------------------------------------------------------------------------------------------------------------------------------
1998                                                                                                                $   9
1999                                                                                                                $ 117
2000                                                                                                                $   -
2001                                                                                                                $  51
2002                                                                                                                $   -
2003 and thereafter                                                                                                 $ 892
------------------------------------------------------------------------------------------------------------------------------------

                         60  NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

11. CAPITAL STOCK

AUTHORIZED

FIRST PREFERRED SHARES                         SECOND PREFERRED SHARES                 COMMON SHARES
-----------------------------------------      -------------------------------------   --------------------------------------
AN UNLIMITED NUMBER OF SHARES, WITHOUT PAR     15,000,000 SHARES, WITHOUT PAR VALUE,   AN UNLIMITED NUMBER OF SHARES, WITHOUT
VALUE, ISSUABLE FOR A MAXIMUM AGGREGATE        ISSUABLE FOR A MAXIMUM AGGREGATE        PAR VALUE, ISSUABLE FOR A MAXIMUM
CONSIDERATION OF $1 BILLION                    CONSIDERATION OF $300 MILLION           AGGREGATE CONSIDERATION OF $3 BILLION

ISSUED AND FULLY PAID
-----------------------------------------------------------------------------------------------------------------------------
                                                                                           1997                      1996

FIRST PREFERRED SHARES
             286,610   shares, Series 5        (1996: 286,610)                           $   29                    $   29
             422,633   shares, Series 7        (1996: 422,633)                               10                        10
             789,638   shares, Series 8        (1996: 789,638)                               20                        20
             3,680,000 shares, Series 10     (1996: 3,680,000)                               92                        92
             4,000,000 shares, Series 11     (1996: 4,000,000)                              100                       100
             5,000,000 shares, Series 12     (1996: 5,000,000)                              125                       125
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         $  376                    $  376
-----------------------------------------------------------------------------------------------------------------------------
        170,461,483 Common Shares         (1996: 167,151,381)                             1,309                     1,268
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         $1,685                    $1,644
-----------------------------------------------------------------------------------------------------------------------------

The Bank paid the following dividends:
-----------------------------------------------------------------------------------------------------------------------------
                                                        1997          1996            1995           1994          1993

                                                                      (DIVIDENDS PER SHARE IN DOLLARS)
Common Shares                                        $0.575       $0.49         $0.40           $0.40         $ 0.40
First Preferred Shares
             Series 1                                $-           $-            $-              $-            $40.974
             Series 5                                 3.3670       4.8235        5.9462          4.4495        4.6618
             Series 6                                 -            -             -               -             0.3461 US
             Series 7                                 0.8777       1.2576        1.5503          1.1601        1.2154
             Series 8                                 0.8417       1.2059        1.4865          1.1125        1.1655
             Series 9                                 -            -             2.275771        2.3750        2.3750
             Series 10                                2.1875       2.1875        2.1875          2.1875        2.1875
             Series 11                                2.00         2.00          2.00            2.00          2.00
             Series 12                                1.625        1.625         1.625           1.05625       -
-----------------------------------------------------------------------------------------------------------------------------

ISSUE OF COMMON SHARES (AMOUNTS IN DOLLARS)
During the year ended October 31, 1997, 3,310,102 Common Shares were issued under the Dividend Reinvestment and Share Purchase Plan and the Stock Option Plan for an aggregate consideration of $41,494,617.

During the year ended October 31, 1996, 3,188,088 Common Shares were issued under the Dividend Reinvestment and Share Purchase Plan for an aggregate consideration of $33,880,663.

RESERVED COMMON SHARES (AMOUNTS IN DOLLARS)
As at October 31, 1997, 2,391,600 Common Shares (1996: 2,391,600) were reserved for future conversion, 6,196,398 Common Shares (1996: 8,207,218) were reserved under the Dividend Reinvestment and Share Purchase Plan and 6,700,718 Common Shares (1996: 8,000,000) were reserved under the Stock Option Plan.
As at October 31, 1997, 3,447,718 options were outstanding with a strike price ranging between $9.50 and $13.50 and maturities between December 1998 and December 2006. During the fiscal year, 1,299,282 options were exercised at strike prices ranging from $9.50 to $11.25. As at October 31, 1997, 451,618 options could be exercised.

CHARACTERISTICS OF FIRST PREFERRED SHARES
(AMOUNTS IN DOLLARS)

Series 5

Redeemable at the Bank's option at $100 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 70% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month in which the dividend payment is to be made.

Series 7

Redeemable at the Bank's option at $25 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 73% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month during which the dividend payment is to be made.


                         NATIONAL BANK OF CANADA  61

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

CHARACTERISTICS OF FIRST PREFERRED SHARES (CONT.)


Series 8

Redeemable at the Bank's option at $25 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 70% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month in which the dividend payment is to be made.

Series 10

Redeemable at the Bank's option on or after November 16, 2001 at $25 per share in cash plus accrued and unpaid dividends, or by conversion into Common Shares in accordance with the privileges and conditions related to such Preferred Shares; non-cumulative preferential dividends, payable quarterly in an amount of $0.546875 per share.

Convertible at the holder's option on or after February 18, 2002 into Common Shares or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to February 18, 2002, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the Preferred Shares to be converted.

Series 11

Redeemable at the Bank's option on or after February 15, 2002 at $25 per share in cash plus accrued and unpaid dividends, or by conversion into Common Shares in accordance with the privileges and conditions related to such Preferred Shares; non-cumulative preferential dividends, payable quarterly in an amount of $0.50 per share.

Convertible at the holder's option on or after May 15, 2002 into Common Shares or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to February 15, 2002, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the Preferred Shares to be converted.

Series 12

Redeemable at the Bank's option on or after May 15, 2001 at $25 per share in cash plus a premium, if redeemed before May 15, 2003, together with accrued and unpaid dividends, in accordance with the privileges and conditions related to such Preferred Shares and subject to the prior approval of the Superintendent; non-cumulative preferential dividends payable quarterly in an amount of $0.40625 per share.

Convertible at the Bank's option on or after May 15, 2001 into Common Shares, subject to the approval of the stock exchanges on which any shares of the Bank are listed.

Convertible at the holder's option on or after May 15, 2004 into Common Shares in accordance with the privileges and conditions related to such Preferred Shares, or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to May 15, 2004, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the Preferred Shares to be converted.

12. PENSION PLANS

The Employee Pension Plan of National Bank of Canada provides for the payment of benefits based on the length of service and final average earnings of the employees covered. According to the latest actuarial valuation of the plan conducted as at December 31, 1995 and updated as at December 31, 1996, accrued pension benefits, projected as at October 31, 1997, were $704 million and the adjusted market value of the assets of the plan as at October 31, 1997 amounted to $816 million. The pension expense included in the Statement of Income amounted to $1.6 million (1996: $2.1 million), taking into account the amortization on a straight-line basis of the experience gains and losses over a 13-year period and the funding excess existing on the date the accounting principle came into effect.

13. REDUCTION IN VALUE OF CERTAIN ASSETS

In July 1993, the Bank acquired General Trust of Canada for a consideration of $95 million in variable-capital notes. At that time, the Bank exchanged subordinated notes and debt securities issued by General Trust of Canada or its subsidiary for $25 million in variable-capital notes.

The variable-capital notes, bearing interest at a rate of 6.76% per annum, would have been convertible into Common Shares of the Bank on or after June 21, 1997. At maturity on July 21, 1997, the notes were to be redeemed, at the Bank's option, either in cash or by issue of Common Shares of the Bank.

Potential losses on most of the loans acquired and on the IMMOBILIERE NATGEN INC. debentures received in exchange for non-performing loans and repossessed properties reduced the value of the variable-capital notes issued by the Bank. These losses were to be subsequently offset by financial assistance from the REGIE DE L'ASSURANCE-DEPOTS DU QUEBEC (Quebec deposit insurance board).

During 1996, the Bank sold a loan portfolio of $215 million and recorded a permanent reduction in the value of the IMMOBILIERE NATGEN INC. debentures. In addition, the REGIE DE L'ASSURANCE- DEPOTS DU QUEBEC agreed to pay an amount of $80.7 million, representing the discounted value of the assistance agreed upon. This amount was added to the provisions taken by the Bank on the acquisition date, bringing total provisions to $133.2 million before the impact of the bulk sale of loans and of the reduction in the value of the IMMOBILIERE NATGEN INC. debentures.

The difference between the proceeds of the disposal of the loans and their book value together with the permanent decrease in the value of the debentures was applied to reduce the value of the variable-capital notes to zero and lower the provisions taken by the Bank when General Trust was acquired. The remainder was recorded in the Statement of Income. The impact on results, taking the tax effect into account, was nil.


The table below summarizes the impact of these operations:
--------------------------------------------------------------------------------
Difference between the proceeds of the disposal
     of loans and their book value                                $   138.0
Permanent reduction in the value of the debentures                     80.0
Less:     Write-off of variable-capital notes                         (95.4)
          Bank provisions                                             (66.6)
                                                                  ---------
Net impact on earnings before income taxes                             56.0
                                                                  ---------
Related income taxes                                                  (56.0)
                                                                  ---------
Net impact                                                        $     0.0
--------------------------------------------------------------------------------

62    NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

14. INCOME TAXES

Total income taxes reported in the consolidated financial statements are as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                1997           1996
--------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME
Income taxes                                                                                    $238           $130
--------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF RETAINED EARNINGS
Income taxes related to:
  Prior period adjustments                                                                         -            (18)
  Dividends on Preferred Shares, Series 10, 11 and 12                                              1              1
  Unrealized foreign currency translation gains (losses)                                          10             (1)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                  11            (18)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                $249           $112
--------------------------------------------------------------------------------------------------------------------------

Current and deferred income taxes are as follows:
  Current                                                                                       $247           $171
  Deferred                                                                                         2            (59)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                $249           $112
--------------------------------------------------------------------------------------------------------------------------


The Bank's effective income tax rate on net income before income taxes was calculated as follows:
--------------------------------------------------------------------------------------------------------------------------
                                                                         1997                          1996
--------------------------------------------------------------------------------------------------------------------------
Net income before income taxes                                    $596          100.0%          $458          100.0%
--------------------------------------------------------------------------------------------------------------------------
Income taxes at Canadian statutory income tax rate                $232           39.0%          $179           39.0%
--------------------------------------------------------------------------------------------------------------------------
Reduction (Increase) in income tax rate due to:
  Tax-exempt income from securities, mainly dividends
    from Canadian corporations                                       9            1.5              3            0.6
  Rate applicable to subsidiaries and branches abroad               (7)          (1.3)            19            4.1
  Reduction in value of certain assets (Note 13)                     -              -             34            7.4
  Previous years' rate applicable to deferred taxes                  -              -              3            0.7
  Federal large corporations tax                                    (4)          (0.7)            (4)          (0.9)
  Other items                                                       (4)          (0.5)            (6)          (1.3)
--------------------------------------------------------------------------------------------------------------------------
                                                                    (6)          (1.0)            49           10.6
--------------------------------------------------------------------------------------------------------------------------
Income taxes and effective income tax rate                        $238           40.0%          $130           28.4%
--------------------------------------------------------------------------------------------------------------------------

15. NET INCOME PER COMMON SHARE

Basic net income per share was calculated on the basis of the net income available for holders of Common Shares, less dividends on Preferred Shares, and the average number of Common Shares outstanding of 169,432,000 in 1997 (1996:
165,799,000).

Fully diluted net income per share was calculated on the basis of the net income available for holders of Common Shares less the dividends on non-convertible Preferred Shares and the average number of Common Shares of 171,824,000 in 1997 (1996: 168,191,000), assuming that all securities convertible at the holder's option (except for Preferred Shares, Series 10, 11 and 12) were converted at the beginning of each fiscal year.

16. PRIOR PERIOD ADJUSTMENTS

IMPAIRED LOANS
On November 1, 1995, in accordance with the recommendations of the Canadian Institute of Chartered Accountants and guidelines from the Superintendent, the Bank began to apply the new accounting standard governing impaired loans. The estimated realizable amount of impaired loans is now measured by discounting expected future cash flows. This new accounting standard has been applied retroactively with no restatement for prior years. A cumulative adjustment of $52 million, net of income taxes of $32 million, was made to the opening balance of retained earnings as at November 1, 1995.

TAX LIABILITY Further to reviews and discussions with taxation authorities, the Bank considers it likely that certain transactions executed in years prior to November 1, 1994 will be reassessed. In order to account for this contingent liability, the Bank reduced the balance of retained earnings as at November 1, 1995 by $14 million.

                                                   NATIONAL BANK OF CANADA    63

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

17. COMMITMENTS

As at October 31, 1997, minimum commitments under leases for premises, a service contract for outsourced information technology services, and equipment and furniture leasing agreements were as follows:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        SERVICE      EQUIPMENT
                                                                        PREMISES       CONTRACT    & FURNITURE          TOTAL
-------------------------------------------------------------------------------------------------------------------------------
1998                                                                        $ 80           $135             $6           $221
1999                                                                          71            131              4            206
2000                                                                          58             84              3            145
2001                                                                          50             84              1            135
2002                                                                          42              -              -             42
2003 and thereafter                                                          262              -              -            262
-------------------------------------------------------------------------------------------------------------------------------
                                                                            $563           $434            $14         $1,011
-------------------------------------------------------------------------------------------------------------------------------

18. COMMITMENTS TO EXTEND CREDIT

In the normal course of its business, the Bank enters into commitments to extend credit in order to meet the financial needs of its clients.


-------------------------------------------------------------------------------------------------------------------------------
AS AT SEPTEMBER 30                                                                                        1997           1996
-------------------------------------------------------------------------------------------------------------------------------
Guarantees, letters of credit and trade-related contingencies                                          $ 1,614        $ 1,589
Sale and repurchase agreements                                                                             946          1,500
Commitments to extend credit                                                                            14,158         12,228
Note issuance and revolving underwriting facilities                                                        516            500
-------------------------------------------------------------------------------------------------------------------------------

Guarantees, letters of guarantee and trade-related contingencies are firm commitments by the Bank to make the related payments or guarantee the execution of non-financial commitments on behalf of a client who is unable to meet its contractual obligations to a third party. The credit risk they represent is considered equivalent to loans.

Documentary letters of credit, which are used in international trade and usually issued on behalf of an importer, enable a third party such as an exporter to draw drafts on the Bank up to a pre-set amount under specific terms and conditions. The amounts are collateralized by the delivery of the underlying goods.

Sale and repurchase agreements represent the mortgage loans sold under the mortgage-backed securities program, provided for in the National Housing Act, which the Bank will repurchase when the securities mature.

Commitments to extend credit represent the unused portions of credit authorizations granted in the form of loans, bankers' acceptances or other credit instruments. The Bank is required at all times to make the unused portion of the authorization available, subject to certain conditions.

Note issuance and revolving underwriting facilities represent arrangements to acquire short-term notes for a pre-set price in the event that the client is unable to sell or issue the notes.

64    NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

19. DERIVATIVE FINANCIAL INSTRUMENTS

The Bank utilizes derivative instruments for asset/liability management and for trading purposes. The derivatives used to manage the balance sheet serve to protect the interest spread against the risk of fluctuations in interest and exchange rates. Trading activities enable clients to manage their risks and also include proprietary trading undertaken by the Bank.

As at September 30, the type and maturity by type of contract were as follows:

                                                                                   REMAINING TERM TO MATURITY
----------------------------------------------------------------------------------------------------------------------------------
                      CONTRACTS HELD FOR       TOTAL     3 MONTHS      3 TO 6      6 TO 12      1 TO 3       3 TO 5      OVER 5
                        TRADING PURPOSES   CONTRACTS    AND UNDER      MONTHS       MONTHS       YEARS        YEARS       YEARS
----------------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE CONTRACTS
OTC CONTRACTS
  Forwards                      $ 25,508    $ 26,800     $ 17,363    $  3,111     $  4,025    $  1,726     $    575      $    -
  Swaps                                1         488            -           -            -         308          180           -
  Purchased options                9,348       9,348        4,373       1,135        2,537       1,303            -           -
  Written options                  8,342       8,342        3,387       1,608        2,901         446            -           -
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                           43,199      44,978       25,123       5,854        9,463       3,783          755           -
----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS
  Futures
     Long positions                    1           1            1           -            -           -            -           -
     Short positions                 467         467          363          90           14           -            -           -
  Purchased options                   51          51           51           -            -           -            -           -
  Written options                    217         217          217           -            -           -            -           -
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                              736         736          632          90           14           -            -           -
----------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
OTC CONTRACTS
  Forwards                        12,031      12,088       10,564       1,494           30           -            -           -
  Swaps                            9,195      26,632        5,352       3,548        4,568       6,216        6,119         829
  Purchased options                  752       1,559          600         104          686         100           69           -
  Written options                  1,886       2,143          136       1,704          134         100           69           -
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                           23,864      42,422       16,652       6,850        5,418       6,416        6,257         829
----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS
  Futures
     Long positions                3,914       3,914        2,580         213          533         588            -           -
     Short positions               5,886       9,086        5,913         736        1,360       1,077            -           -
  Purchased options                6,365       6,365        5,750         615            -           -            -           -
  Written options                  2,576       2,576        2,562          14            -           -            -           -
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                           18,741      21,941       16,805       1,578        1,893       1,665            -           -
----------------------------------------------------------------------------------------------------------------------------------
EQUITY CONTRACTS
OTC CONTRACTS
  Swaps                                -          33            -           3            -          30            -           -
  Purchased options                    -          79            -           -            -          34            -          45
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                -         112            -           3            -          64            -          45
----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS
  Futures
     Long positions                    9           9            9           -            -           -            -           -
     Short positions                 168         223          223           -            -           -            -           -
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                              177         232          232           -            -           -            -           -
----------------------------------------------------------------------------------------------------------------------------------
TOTAL: 1997                      $86,717    $110,421      $59,444     $14,375      $16,788     $11,928      $ 7,012      $  874
TOTAL: 1996                      $52,199    $ 68,904      $36,763     $11,348      $10,176     $ 6,231      $ 3,558      $  828
----------------------------------------------------------------------------------------------------------------------------------

The above table shows the notional amounts of derivative instruments. These amounts are used to calculate payments and measure business volumes. They do not indicate credit or market risk.

The credit equivalent amount for financial derivatives is based on the current replacement cost of all outstanding contracts in a gain position, taking into account master netting agreements and an amount representing the future credit risk calculated in accordance with the capital adequacy requirements set by the Superintendent.

As at September 30, credit risk exposure on the derivatives portfolio was as follows:

----------------------------------------------------------------------------------------------------------------------------------

                                                                1997

                                NOTIONAL      PRINCIPAL        FUTURE          CREDIT          RISK-       NOTIONAL      PRINCIPAL
                               PRINCIPAL    REPLACEMENT        CREDIT      EQUIVALENT       WEIGHTED      PRINCIPAL    REPLACEMENT
                                  AMOUNT           COST          RISK                     EQUIVALENT         AMOUNT           COST
----------------------------------------------------------------------------------------------------------------------------------
Foreign exchange contracts       $45,714           $245          $428            $580           $158        $29,848           $165
Interest rate contracts           64,363            237           100             304             77         38,564            256
Equity contracts                     344             47            10              57             18            492             45
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                           $110,421           $529          $538            $941           $253        $68,904           $466
----------------------------------------------------------------------------------------------------------------------------------

                                       1996

                                      FUTURE         CREDIT           RISK
                                      CREDIT     EQUIVALENT       WEIGHTED
                                        RISK                    EQUIVALENT
---------------------------------------------------------------------------
Foreign exchange contracts              $342           $472           $136
Interest rate contracts                   43            278             66
Equity contracts                          23             68             21
---------------------------------------------------------------------------
TOTAL                                   $408           $818           $223
---------------------------------------------------------------------------

                                                   NATIONAL BANK OF CANADA    65

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

19. DERIVATIVE FINANCIAL INSTRUMENTS (CONT.)

As at September 30, the distribution of risk exposure by counterparty was as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           1997                        1996
----------------------------------------------------------------------------------------------------------------------------------
                                                                               REPLACEMENT   FUTURE CREDIT       CREDIT     CREDIT
                                                                                      COST            RISK   EQUIVALENT EQUIVALENT
----------------------------------------------------------------------------------------------------------------------------------
OECD governments                                                                      $  6            $  3         $  6       $ 10
OECD banks                                                                             640             391          712        606
Other                                                                                  117             144          223        202
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      $763            $538         $941       $818
----------------------------------------------------------------------------------------------------------------------------------

20. CREDIT RISK EXPOSURE

(In accordance with the guidelines of the Bank for International Settlements)
----------------------------------------------------------------------------------------------------------------------------------
                                                          BALANCE                                 RISK    RISK-WEIGHTED BALANCE
ON-BALANCE SHEET ITEMS                               SHEET AMOUNT                            WEIGHT (%)        1997       1996
----------------------------------------------------------------------------------------------------------------------------------
Cash and deposits with Bank of Canada                     $   304                                    0      $     -     $     -
Deposits with other banks                                   4,172                               20-100          981         761
Securities issued or guaranteed by Canada,
  provinces, municipalities or school corporations          5,692                                 0-20          105          51
Other securities                                            4,318                                0-100        2,177       2,810
Mortgage loans                                             13,695                                0-100        4,200       4,156
Other loans and acceptances                                35,837                                0-100       24,475      21,868
Other assets                                                2,217                                0-100        1,749       1,373
----------------------------------------------------------------------------------------------------------------------------------
                                                          $66,235                                           $33,687     $31,019
----------------------------------------------------------------------------------------------------------------------------------

                                                         NOTIONAL                   CREDIT        RISK    RISK-WEIGHTED EQUIVALENT
                                                           AMOUNT               CONVERSION    WEIGHT(%)
CREDIT INSTRUMENTS (1)                                                           FACTOR (%)                    1997        1996
----------------------------------------------------------------------------------------------------------------------------------
Guarantees, letters of credit and trade-related
  contingencies                                            $1,614                   50-100      20-100       $1,193      $1,174
Sale and repurchase agreements                                946                      100           0            -           -
Note issuance and revolving underwriting facilities           516                       50       0-100            -           -
Commitments to extend credit                               14,158                     0-50       0-100        2,293      $1,358
----------------------------------------------------------------------------------------------------------------------------------
                                                          $17,234                                            $3,486      $2,532
----------------------------------------------------------------------------------------------------------------------------------
                                                         NOTIONAL REPLACEMENT FUTURE CREDIT        RISK    RISK-WEIGHTED EQUIVALENT
DERIVATIVE FINANCIAL INSTRUMENTS (1)                       AMOUNT        COST         RISK   WEIGHT (%)        1997       1996
----------------------------------------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Swaps                                                   $   488                                 0-50
  Purchased options                                         9,399                                 0-50
  Written options                                           8,559                                 0-50
  Futures                                                     468                                 0-50
  Forwards                                                 26,800                                 0-50
----------------------------------------------------------------------------------------------------------------------------------
                                                          $45,714        $245         $428                     $158        $136
----------------------------------------------------------------------------------------------------------------------------------
Interest rate contracts
  Swaps                                                   $26,632                                 0-50
  Purchased options                                         7,924                                 0-50
  Written options                                           4,719                                 0-50
  Futures                                                  13,000                                 0-50
  Forwards                                                 12,088                                 0-50
----------------------------------------------------------------------------------------------------------------------------------
                                                          $64,363        $237         $100                      $77         $66
----------------------------------------------------------------------------------------------------------------------------------
Equity contracts
  Swaps                                                       $33                                 0-50
  Purchased options                                            79                                 0-50
  Futures                                                     232                                 0-50
----------------------------------------------------------------------------------------------------------------------------------
                                                             $344         $47          $10                      $18         $21
----------------------------------------------------------------------------------------------------------------------------------
Total financial instruments                              $110,421        $529         $538                     $253        $223
----------------------------------------------------------------------------------------------------------------------------------
Total risk-weighted assets                                                                                  $37,426     $33,774
----------------------------------------------------------------------------------------------------------------------------------

RATIOS                                                                                                         1997        1996
----------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                                                                 8.1%        6.9%
Tier 2 capital                                                                                                 3.2%     (2)3.3%
Total capital                                                                                                 11.3%    (2)10.2%
----------------------------------------------------------------------------------------------------------------------------------

(1) AS AT SEPTEMBER 30
(2) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996

66    NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

  21. INTEREST RATE SENSITIVITY POSITION

Analyzing interest rate sensitivity gaps is one of the methods used by the Bank to control interest rate risk.

The following breakdown of assets and liabilities by maturity illustrates the sensitivity of the Bank's balance sheet to interest rate fluctuations as at October 31, 1997.

----------------------------------------------------------------------------------------------------------------------------------
                                VARIABLE    3 MONTHS       3 TO 6     6 TO 12       1 TO 5      OVER 5 NON-INTEREST
                                    RATE   AND UNDER       MONTHS      MONTHS        YEARS       YEARS    SENSITIVE       TOTAL
----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                 $           $            $           $            $           $            $           $
   Cash resources                    906       3,357          169           7            -           -           37       4,476
   Securities                        116       2,098        1,440       1,070        2,060       2,557          669      10,010
   Loans                          16,164      13,962        2,932       3,456       10,441         188          115      47,258
   Other assets                        -           -            -           -            -           -        4,491       4,491
----------------------------------------------------------------------------------------------------------------------------------
                                  17,186      19,417        4,541       4,533       12,501       2,745        5,312      66,235
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
   Deposits                        8,482      12,942        5,524       6,734        9,455          87           46      43,270
   Subordinated debt                   -         148            -           9          285         627            -       1,069
   Other liabilities               2,448       6,937        1,051         110          743       1,864        5,983      19,136
   Shareholders' equity               59           -            -           -          192         125        2,384       2,760
----------------------------------------------------------------------------------------------------------------------------------
                                  10,989      20,027        6,575       6,853       10,675       2,703        8,413      66,235
----------------------------------------------------------------------------------------------------------------------------------
On-balance sheet gap               6,197        (610)      (2,034)     (2,320)       1,826          42       (3,101)          -
----------------------------------------------------------------------------------------------------------------------------------
Off-balance sheet
   financial instruments               -      (1,799)       1,487       2,156       (1,855)        433         (256)        166
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                              6,197      (2,409)        (547)       (164)         (29)        475       (3,357)        166
----------------------------------------------------------------------------------------------------------------------------------
DOMESTIC
   On-balance sheet total          4,875         528         (596)       (572)       1,609         433       (2,611)      3,666
   Off-balance sheet
     financial instruments             -        (652)      (2,427)        477       (1,111)        214           67      (3,432)
----------------------------------------------------------------------------------------------------------------------------------
Domestic - Total                   4,875        (124)      (3,023)        (95)         498         647       (2,544)        234
----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL
   On-balance sheet total          1,322      (1,138)      (1,438)     (1,748)         217        (391)        (490)     (3,666)
   Off-balance sheet
     financial instruments             -      (1,147)       3,914       1,679         (744)        219         (323)      3,598
----------------------------------------------------------------------------------------------------------------------------------
International - Total              1,322      (2,285)       2,476         (69)        (527)       (172)        (813)        (68)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                              6,197      (2,409)        (547)       (164)         (29)        475       (3,357)        166
----------------------------------------------------------------------------------------------------------------------------------

                                            3 MONTHS       3 TO 6     6 TO 12       1 TO 5      OVER 5
INTEREST RATE                              AND UNDER       MONTHS      MONTHS        YEARS       YEARS
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
   Securities                                   3.94%        4.36%       4.49%        5.54%       6.07%
   Loans                                        4.85         6.03        6.97         7.21        7.83
----------------------------------------------------------------------------------------------------------------------------------
   Average weighted yield on assets             4.73         5.48        5.33         6.93        6.19

LIABILITIES
   Deposits                                     4.68         4.80        4.80         6.03        6.28
   Subordinated debt                            4.48            -       10.88         6.90        7.85
----------------------------------------------------------------------------------------------------------------------------------
   Average weighted cost of liabilities         4.67         4.80        4.81         6.06        7.66
----------------------------------------------------------------------------------------------------------------------------------
NET TOTAL                                       4.97%        2.23%       1.60%       10.03%       5.67%
----------------------------------------------------------------------------------------------------------------------------------

                                                   NATIONAL BANK OF CANADA    67

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

22. FAIR VALUE OF FINANCIAL INSTRUMENTS

----------------------------------------------------------------------------------------------------------------------------------
AS AT OCTOBER 31, 1997                                 BOOK VALUE               FAIR VALUE               DIFFERENCE
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash resources                                          $4,476                   $4,476                       $-
   Securities                                              10,010                   10,119                      109
   Loans                                                   47,259                   47,691                      432
   Other assets                                             4,490                    4,490                        -
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     $66,235                  $66,776                     $541
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
   Deposits                                               $43,270                  $44,132                     $862
   Subordinated debt                                        1,069                    1,111                       42
   Other liabilities                                       19,136                   19,136                        -
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     $63,475                  $64,379                     $904
----------------------------------------------------------------------------------------------------------------------------------

The fair value of derivatives is as follows:
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1997        1996
----------------------------------------------------------------------------------------------------------------------------------
                          CONTRACTS HELD FOR TRADING PURPOSES   CONTRACTS HELD FOR NON-TRADING PURPOSES       TOTAL        TOTAL
                                   GROSS       GROSS          NET       GROSS        GROSS         NET          NET         NET
                                  ASSETS LIABILITIES      AMOUNT       ASSETS  LIABILITIES      AMOUNT       AMOUNT      AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
Interest rate contracts             $137        $136           $1        $193         $100         $93          $94        $149
Foreign exchange contracts           705         619           86         204          207         (3)           83          32
Equity contracts                       -           -            -          46            -          46           46          45
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                               $842        $755          $87        $443         $307        $136         $223        $226
----------------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING METHODS AND ASSUMPTIONS WERE USED TO ESTIMATE THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

Cash resources, other
assets and other
liabilities:                       Due to their short-term maturity, the fair
                                   values of these financial instruments are assumed to be equal to their carrying values.

Securities:                        The fair values of securities are presented
                                   in Note 3 to the financial statements. They are based on quoted market prices. If quoted market prices are not available, fair values are estimated using the quoted market prices of similar securities.

Loans: The fair values of variable-rate loans are assumed to be equal to their carrying values. The fair values of other loans are estimated using a discounted cash flow calculation that uses market interest rates currently charged for similar new loans as at the balance sheet date applied to expected maturity amounts (adjusted for any prepayments).

Deposits:                          The fair values of fixed-rate deposits are
                                   determined by discounting the contractual cash flows, using market interest rates currently offered for deposits with the same remaining terms. The fair values of deposits with no stated maturity are assumed to be equal to their carrying values.

Subordinated debt:                 The fair value of subordinated debt is
                                   determined by discounting the contractual cash flows, using market interest rates currently offered for similar financial instruments with the same remaining terms.

Derivatives:                       The fair values of derivatives are
                                   determined, before the impact of master
                                   netting agreements, using various
                                   methodologies including quoted market
                                   prices, prevailing market rates for
                                   instruments with similar characteristics and maturities, net present value analysis or other pricing models as appropriate.

68    NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

23. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Bank provides various banking services to its subsidiaries which are recorded at the exchange value reflecting the consideration determined and accepted by both parties.

The Bank also grants loans to its directors, officers and personnel under various conditions. Total outstanding loans of this type amounted to:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               1997        1996
----------------------------------------------------------------------------------------------------------------------------------
Loans to directors (August 31)                                                                                 $270        $260
Loans to officers and personnel (October 31)                                                                   $475        $462
----------------------------------------------------------------------------------------------------------------------------------

24. LITIGATION

Various legal proceedings are pending against the Bank and its subsidiaries. In management's opinion, the aggregate amount of potential liability related thereto will not have a material impact on the Bank's financial position.

25. DOMESTIC AND INTERNATIONAL OPERATIONS

Domestic operations encompass all business carried on by the Bank's network of branches and commercial banking centres in Canada, treasury operations on Canadian financial markets and international commercial operations carried out by the Canadian branch network.

International operations comprise transactions on international financial markets effected with public and private sector corporations in Canada and abroad, and with governments and their agencies.

                                        DOMESTIC                            INTERNATIONAL                          TOTAL
----------------------------------------------------------------------------------------------------------------------------------
                                                              UNITED STATES               OTHER
                                                            ------------------       ------------------
                                    1997       1996         1997        1996         1997         1996         1997        1996
Net interest income (a)          $ 1,143     $   984       $  118      $  100       $   63      $   58      $ 1,324     $ 1,142
Other income                       1,024         852           29          32            3          86        1,056         970
Provision for credit losses          246         190           32          43           12           2          290         235
Non-interest expenses              1,414       1,336           55          56           20          21        1,489       1,413
Income taxes (a)                     205         103           25          16           13          17          243         136
Non-controlling interest              16          10            -           -            -           -           16          10
----------------------------------------------------------------------------------------------------------------------------------
Net income                       $   286     $   197       $   35      $   17       $   21      $  104      $   342     $   318
----------------------------------------------------------------------------------------------------------------------------------
Average total assets             $46,901     $41,584       $4,997      $4,250       $3,626      $3,405      $55,524     $49,239
----------------------------------------------------------------------------------------------------------------------------------

(a) NET INTEREST INCOME WAS GROSSED UP BY $5 MILLION ($6 MILLION IN 1996) TO BRING THE TAX-EXEMPT INCOME EARNED ON CERTAIN SECURITIES IN LINE WITH THE INCOME ON OTHER FINANCIAL INSTRUMENTS. AN EQUAL AMOUNT WAS ADDED TO INCOME TAXES.

26. ACQUISITIONS

FAMILY TRUST CORPORATION
On March 31, 1996, the Bank acquired all of the voting common shares of Family Trust Corporation, an Ontario trust company, for a consideration of $16 million paid in cash. The assets acquired amounted to approximately $229 million and were composed mainly of mortgage loans, while the liabilities assumed, totalling approximately $218 million, consisted chiefly of guaranteed investment certificates.

This acquisition was accounted for using the purchase method.

The results of Family Trust Corporation are recorded in the Consolidated Statement of Income as of the date of acquisition. Goodwill of $5 million is amortized using the straight-line method over a 20-year period.

THE MUNICIPAL SAVINGS & LOAN CORPORATION
On August 21, 1996, the Bank acquired all of the common shares of The Municipal Savings & Loan Corporation, an Ontario loan company, and its wholly owned subsidiaries The Municipal Trust Company, MSL Properties Limited and Municipal Securities Inc. As at October 31, 1996, the final acquisition price had not been determined but an initial payment of $29 million had been made. The acquisition was finalized during fiscal 1997, with the Bank paying an additional $9 million.

                                                   NATIONAL BANK OF CANADA    69

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

26. ACQUISITIONS (CONT.)

This acquisition was accounted for using the purchase method and is summarized below:

----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS ACQUIRED
Tangible assets
  Cash resources and securities                                                                                            $281
  Mortgages and other loans                                                                                                 596

  Other assets                                                                                                               41
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            918
----------------------------------------------------------------------------------------------------------------------------------
Less liabilities assumed
  Deposits                                                                                                                  883
  Other liabilities                                                                                                           2
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            885
----------------------------------------------------------------------------------------------------------------------------------
Net tangible assets acquired                                                                                                 33
Goodwill                                                                                                                      5
----------------------------------------------------------------------------------------------------------------------------------
Total cost of investment                                                                                                    $38
----------------------------------------------------------------------------------------------------------------------------------
Consideration paid in cash                                                                                                  $38
----------------------------------------------------------------------------------------------------------------------------------

The results of The Municipal Savings & Loan Corporation are recorded in the Consolidated Statement of Income as of the date of acquisition. Goodwill is amortized using the straight-line method over a 20-year period.

27. COMPARISON BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

The consolidated financial statements of the Bank are prepared in accordance with Canadian generally accepted accounting principles (GAAP), including the requirements of the Superintendent of Financial Institutions Canada. Material differences between Canadian and United States GAAP are described below.

CONSOLIDATED BALANCE SHEET
The first material difference, as at October 31, 1997 and 1996, between assets and liabilities reported in the Consolidated Balance Sheet prepared under Canadian GAAP as opposed to United States GAAP stems from the adoption of the Statement of Financial Accounting Standard (SFAS) No. 115 regarding the accounting of securities.

Under Canadian GAAP, the Bank classifies securities as trading account securities if they are held for resale in the near term and as investment account securities in other cases. Investment account securities are recorded at amortized cost while trading account securities are reported at their fair value. According to United States GAAP, the Bank's investment account securities would be separated into two categories: securities held to maturity and securities available for sale. Securities held to maturity include those which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Securities available for sale include those which are not classified as either held to maturity or as trading account securities. They are reported at fair value, with unrealized gains and losses excluded from income and reported in a separate component of shareholders' equity.

If the Bank had reported its investment account securities as at October 31, 1997 in accordance with United States GAAP, securities would have increased by $109 million, deferred income taxes included in "Other Assets" would have declined by $43 million, and an after-tax net unrealized gain of $66 million would have been reported as a separate component of shareholders' equity.

As at October 31, 1996, securities would have risen by $151 million, deferred income taxes included in "Other Assets" would have decreased by $59 million, and an after-tax net unrealized gain of $92 million would have been reported as a separate component of shareholders' equity.

The second material difference results from the application of SFAS No. 106 on employers' accounting for postretirement benefits other than pensions for United States reporting purposes. In the United States, the cost of postretirement benefits other than pension plans are recognized in the same way as pension costs, namely, over the working lives of the employees covered, based on actuarial assumptions. In Canada, these costs are charged to income as incurred.

Had the Bank adopted this standard, other liabilities and deferred income taxes included in "Other Assets" would have increased by $69 million and $27 million respectively and retained earnings would have declined by $42 million as at October 31, 1997.

CONSOLIDATED STATEMENT OF INCOME
As stated in Note 16, further to the new accounting standard governing impaired loans which took effect on November 1, 1995, the estimated realizable value of impaired loans must be measured by discounting expected future cash flows. The guidelines set out in SFAS No. 114 and 118, which also took effect on November 1, 1995, are similar to the Canadian standard in this regard. However, the cumulative impact of adopting the United States standard must be charged to income rather than reported as an after-tax charge to the opening balance of retained earnings as at November 1, 1995, as prescribed by Canadian GAAP.

Had the Bank adopted SFAS No. 114 and 118 as at November 1, 1995, the provision for credit losses would have increased by $84 million and net income after tax would have decreased by $52 million for fiscal 1996. Earnings per share would have decreased by 31 cents.

CONSOLIDATED STATEMENT OF CHANGES
IN SHAREHOLDERS' EQUITY
Except for the impact on shareholders' equity owing to the above differences, there is no material difference between the Consolidated Statement of Changes in Shareholders' Equity as reported under Canadian and United States GAAP.

CONSOLIDATED STATEMENT OF CHANGES
IN FINANCIAL POSITION
Except for the reporting of the cumulative impact of adopting the new standard governing impaired loans effective November 1, 1995 and the after-tax unrealized gain of $66 million in 1997 and $92 million in 1996 on investment account securities, there is no material difference between the Consolidated Statement of Changes in Financial Position as reported under Canadian and United States GAAP.

70    NATIONAL BANK OF CANADA

NOTES  to the Consolidated Financial Statements
-----------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
SUBSIDIARIES AND AFFILIATED CORPORATIONS
AS OF OCTOBER 31, 1997

                                                                                          PERCENTAGE               INVESTMENT
                                                  PRINCIPAL                            OF VOTING AND                  AT COST
NAME                                              OFFICE ADDRESS                PARTICIPATING SHARES          (MILLIONS OF $)
----------------------------------------------------------------------------------------------------------------------------------
Natcan Trust Company                              Montreal, Canada                               100%                   $ 55
General Trust of Canada                           Montreal, Canada                               100%                   $155
National Bank Life Insurance Company              Montreal, Canada                               100%                   $ 10
Fonds de placement SFBN Inc.                      Montreal, Canada                               100%                   $  -
NBC Export Development
  Corporation Inc.                                Montreal, Canada                               100%                   $  -
Levesque, Beaubien and Company Inc.               Montreal, Canada                                75%                   $129
  - Levesque Beaubien Geoffrion Inc.              Montreal, Canada                                75%                   $  -
National Bank Securities Inc.                     Montreal, Canada                               100%                   $  5
NBC Clearing Services Incorporated                Montreal, Canada                               100%                   $  -
Natcan Investment Management Inc.                 Montreal, Canada                               100%                   $  8
SIBN Calculus Inc.                                Montreal, Canada                               100%                   $  -
Municipal Securities Inc.                         Barrie, Canada                                 100%                   $  -
Cancap Preferred Corporation                      Montreal, Canada                               100%                   $  -
National Bank Financial Planning Inc.             Montreal, Canada                               100%                   $  -
Mercantile Canada Finance B.V.                    Amsterdam, Netherlands                         100%                   $  6
National Bank Information Corporation             Montreal, Canada                               100%                   $  -
NBC Holdings USA, Inc.                            New York, United States                        100%                   $437
  - National Canada Finance Corp.                 New York, United States                        100%                   $  -
  - National Canada Business Corp.                New York, United States                        100%                   $  -
  - National Canada Corporation                   New York, United States                        100%                   $  -
  - National Canada Export Corporation            New York, United States                        100%                   $  -
NB Capital Corporation                            New York, United States                        100%                   $258
NB Finance Ltd.                                   Hamilton, Bermuda                              100%                   $186
NatBC Holding Corporation                         Florida, United States                         100%                   $ 19
  - Natbank, F.S.B.                               Florida, United States                         100%                   $  -
Natcan Holdings International Limited             Nassau, Bahamas                                100%                   $  5
  - National Bank of Canada
  (International) Limited                         Nassau, Bahamas                                100%                   $  -
Natcan Finance (Asia) Ltd.                        Hong Kong, China                               100%                   $  7
National Bank of Canada (Asia) Ltd.               Singapore, Singapore                           100%                   $  3
Natcan Insurance Company Limited                  Bridgetown, Barbados                           100%                   $  1
----------------------------------------------------------------------------------------------------------------------------------

AFFILIATED CORPORATIONS
                                                                                          PERCENTAGE               INVESTMENT
                                                                                       OF VOTING AND                AT EQUITY
                                                                                PARTICIPATING SHARES          (MILLIONS OF $)


Natdev Inc.                                       Quebec City, Canada                             50%                   $  1
National Bank Financial Services Inc.             Montreal, Canada                                50%                   $  2
----------------------------------------------------------------------------------------------------------------------------------

                                                   NATIONAL BANK OF CANADA    71

  STATISTICAL REVIEW

                                                1997         1996        1995         1994        1993         1992        1991

BALANCE SHEET DATA
Cash resources                             $   4,476    $   3,528   $   5,174    $   3,765   $   3,204    $   3,693   $   1,883
Securities                                    10,010        8,414       7,285        6,071       5,985        4,273       3,899
Loans                                         47,259       37,935      33,795       32,226      30,692       30,003      28,360
Bankers' acceptances                           2,273        1,725       1,293        1,255       1,081          940       1,335
Other assets                                   2,217        1,532       1,366       1,457        1,772        1,126         962

TOTAL ASSETS                               $  66,235    $  53,134   $  48,913    $  44,774   $  42,734    $  40,035   $  36,439

Deposits                                   $  43,270    $  40,125   $  40,424    $  36,850   $  35,113    $  33,433   $  29,987
Other liabilities                             19,136        9,494       4,895        4,253       4,476        3,645       3,451
Long-term debt
Variable-capital notes                             -            -         106          113         120            -           -
Bank debentures                                1,069        1,016       1,177        1,241       1,037          969         806
Liabilities of subsidiaries                        -            -           -            -          17          234         408
Capital stock
Preferred                                        376          376         376          532         426          468         385
Common                                         1,309        1,268       1,234        1,207       1,083          906         905
Retained earnings                              1,075          855         701          578         462          380         497


TOTAL LIABILITIES AND
SHAREHOLDERS'EQUITY                        $  66,235    $  53,134   $  48,913    $  44,774   $  42,734    $  40,035   $  36,439

Average assets                             $  55,524    $  49,239   $  47,582    $  43,160   $  39,657    $  38,908   $  36,740

Average capital funds(1)                       3,744        3,511       3,620        3,230       2,871        2,723       2,593

INCOME STATEMENT DATA
Net interest income                        $   1,319    $   1,136   $   1,170   $    1,081   $     996    $   1,012   $     972
Other income                                   1,056          970         712          719         635          541         472

TOTAL INCOME                               $   2,375    $   2,106   $   1,882    $   1,800   $   1,631    $   1,553   $   1,444

Provision for credit losses                      290          235         255          275         325          570         270
Non-interest expenses                          1,489        1,413       1,229        1,168       1,042        1,016         919
Income taxes                                     238          130         146          131          81         (41)          64
Non-controlling interest                          16           10           7            9           8            7           5

NET INCOME                                 $     342    $     318   $     245    $     217   $     175    $       1   $     186

COMMON STOCK DATA
Number of common shares
   at end of year (IN THOUSANDS)             170,461      167,151     163,963      160,976     148,474      127,152     127,031
Number of common shareholders
   of record                                  34,433       36,549      39,053       41,974      46,121       49,200      56,901
Net income (loss) per share
   - Basic                                 $    1.86    $    1.76   $    1.26    $    1.12   $    1.01    $  (0.29)   $    1.20
   - Fully diluted                         $    1.84    $    1.74   $    1.24    $    1.10   $    1.00    $  (0.29)   $    1.19
Dividend per share                         $   0.575    $    0.49   $    0.40    $    0.40   $    0.40    $    0.70   $    0.80
Stock trading range
-High                                          20.30        13.90       11.88        11.63       10.75        12.75       11.38
-Low 13.20                                     10.38         8.63        8.25         7.25        7.38         7.00        7.13
-Close                                         20.15        13.00       11.00         9.38       10.50         8.13       11.13

Book value per share                       $   13.99    $   12.70   $   11.88    $   11.09   $   10.41    $   10.11   $   11.03

FINANCIAL RATIOS
Return on common
shareholders'equity                             14.0%        14.5%       11.0%        10.5%        9.9%       (2.6)%       11.0%
Return on average assets                        0.62%        0.64%       0.51%        0.50%       0.44%           -%       0.51%
Return on average
capital funds                                   10.5%        10.6%        8.3%         7.9%        7.3%         1.5%        8.7%
Capital ratios (BIS)
-Tier 1                                          8.1%         6.9%        6.8%         6.9%     (3)6.2%         5.0%        5.2%

-Total                                          11.3%     (2)10.2%       10.4%        11.1%     (3)9.6%         8.7%        8.8%

OTHER INFORMATION
Impaired loans,net                               297          406         511          688         904        1,097         733
Number ofBank employees
(full-time equivalent)(4)
-In Canada                                    11,245       11,022      10,249       10,423      11,822       11,629      12,275
-Outside Canada                                  406          380         371          323         327          333         369
-LBG 1,676                                     1,425        1,578       1,481        1,398       1,339        1,293       1,291
Number of branches in Canada                     637          632         629          641         650          652         662

Number of banking machines                       738          712         624          551         496          482         454


(1) AVERAGE CAPITAL FUNDS INCLUDE COMMON SHAREHOLDERS' EQUITY, REDEEMABLE PREFERRED SHARES AND BANK DEBENTURES.
(2) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996.
(3) TAKING INTO ACCOUNT THE REDEMPTION OF $100 MILLION IN DEBENTURES THROUGH THE ISSUE OF COMMON SHARES AS AT NOVEMBER 1, 1993.
(4) THE BASIS FOR DETERMINING FULL-TIME EQUIVALENCE WAS CHANGED IN 1996.


                                                1990        1989          1988

BALANCE SHEET DATA
Cash resources                             $   2,216   $   2,206        $2,420
Securities                                     3,129       2,842         2,407
Loans                                         27,420      25,322        22,894
Bankers' acceptances                           2,151       2,618         2,395
Other assets                                     987         939           810

TOTAL ASSETS                               $  35,903   $  33,927       $30,926

Deposits                                   $  28,929   $  26,646       $24,319
Other liabilities                              3,976       4,295         3,899
Long-term debt
Variable-capital notes                             -           -            -
Bank debentures                                  727         765          691
Liabilities of subsidiaries                      535         589          446
Capital stock
Preferred                                        387         394          274
Common                                           904         828          786
Retained earnings                                445         410          511


TOTAL LIABILITIES AND
SHAREHOLDERS'EQUITY                        $  35,903   $  33,927      $30,926


Average assets                             $  36,040   $  32,267      $30,909


Average capital funds(1)                       2,463       2,397        2,261


INCOME STATEMENT DATA
Net interest income                        $     902   $     927         $887

Other income                                     439         381          301

TOTAL INCOME                               $   1,341   $   1,308       $1,188
Provision for credit losses                      250         442          232

Non-interest expenses                            868         785          611
Income taxes                                      54          55          123
Non-controlling interest                           -           -            -

NET INCOME                                 $     169   $      26         $222

COMMON STOCK DATA
Number of common shares
   at end of year (IN THOUSANDS)             126,875     118,200      114,725
Number of common shareholders
   of record                                  60,911      64,478       66,914
Net income (loss) per share
   - Basic                                 $    1.10   $    0.01        $1.84
0.73%
   - Fully diluted                         $    1.09   $    0.01        $1.81
Dividend per share                         $    0.80   $    0.72        $0.64
Stock trading range
-High                                          14.00       15.13        12.63
-Low 13.20                                                 11.00         8.75
-Close                                          7.13       14.00        12.00

Book value per share                       $   10.63   $   10.48       $11.30

FINANCIAL RATIOS

Return on common
shareholders'equity                              9.8%        0.1         17.0%
Return on average assets                        0.47%       0.08         0.73%
Return on average
capital funds                                    8.7%        3.3%        12.4%
Capital ratios (BIS)
-Tier 1                                          4.9%        4.8%         5.0%
-Total                                           8.2%        8.1%         8.3%

OTHER INFORMATION
Impaired loans, net                              665         345          372
Number ofBank employees
(full-time equivalent)(4)
-In Canada                                    12,210      12,030       11,661
-Outside Canada                                  372         316         296
-LBG 1,676                                     1,291       1,478       1,167
Number of branches in Canada                     650         625         603
Number of banking machines                       397         335         271


(1) AVERAGE CAPITAL FUNDS INCLUDE COMMON SHAREHOLDERS' EQUITY, REDEEMABLE PREFERRED SHARES AND BANK DEBENTURES.
(2) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996.
(3) TAKING INTO ACCOUNT THE REDEMPTION OF $100 MILLION IN DEBENTURES THROUGH THE ISSUE OF COMMON SHARES AS AT NOVEMBER 1, 1993.
(4) THE BASIS FOR DETERMINING FULL-TIME EQUIVALENCE WAS CHANGED IN 1996.


72    NATIONAL BANK OF CANADA

CORPORATE GOVERNANCE PRACTICES OF THE BANK

This section gives effect to the requirements set out in Policy I-15 of the Montreal Exchange and the rules of the Toronto Stock Exchange on the subject.

The Board of Directors of the Bank recognizes the importance of maintaining sound internal governance practices at all times in the interest of the Bank's shareholders. It also considers that the relevance of these practices must be reevaluated on a regular basis to ensure their proper implementation and development.

The text below is a report on the membership, main responsibilities and activities of the Conduct Review and Corporate Governance Committee of the Board of Directors of the Bank since November 1, 1996. It also describes the mandate and composition of the Board of Directors and outlines certain preferred corporate governance practices of the Bank.

COMPOSITION, MAIN DUTIES AND ACTIVITIES OF THE CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE

COMPOSITION OF THE COMMITTEE
The Committee consists mainly of directors who are considered unrelated directors as defined in Policy I-15 of the Montreal Exchange(1) and who are not affiliated with the Bank as defined in banking regulations(2). No officer or employee of the Bank or its affiliated companies is a member of this Committee.

MAIN DUTIES OF THE COMMITTEE
Pursuant to the terms of its mandate, the Conduct Review and Corporate Governance Committee advises or recommends to the Board of Directors, as applicable, that the orientations, policies and practices of the Bank regarding conduct review, human resources and corporate governance be adopted and updated.

The Committee has in particular the following powers and responsibilities:

- Periodically review the selection criteria and procedures used at the Bank to select new directors. Select these new directors in conjunction with the Chairman of the Board and Chief Executive Officer as well as the President and Chief Operating Officer of the Bank;

- Periodically review the performance of the members of the Board of Directors and of the various committees, together with the Chairman of the Board and Chief Executive Officer as well as the President and Chief Operating Officer of the Bank;

- Submit, to the Board of Directors, recommendations concerning changes to be made to the compensation and benefits payable to Bank directors;

- Examine and submit recommendations regarding the salary policy and the aggregate remuneration of executive officers;

- Monitor and periodically assess the performance of executive officers, taking into account previously determined quantitative and qualitative objectives, in order to submit a report and make recommendations thereon to the Board of Directors;

- Periodically review the profile of officers possessing the required competencies to hold senior management positions at the Bank;

- Apply and monitor the requirements of the Bank Act with respect to transactions with related parties of the Bank (directors and officers).

MAIN ACTIVITIES OF THE CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE
Since November 1, 1996, the activities of the Committee have concerned various matters; more specifically, the Committee:


CORPORATE GOVERNANCE

- Identified and examined, after the last Annual Meeting of Shareholders of the Bank, the major concerns of the Bank's shareholders regarding corporate governance in order to ensure proper follow-up;

- Reviewed and updated the mandates governing all the committees of the Board, namely, the Conduct Review and Corporate Governance Committee, the Executive Committee, the Credit Committee and the Audit Committee. The new mandates contain a more precise description of the mission and responsibilities of the various committees in relation to one another. The revised mandates take into account the most recent statutory and regulatory developments and provide for more flexible committee operations;


                                                     NATIONAL BANK OF CANADA  73

CORPORATE GOVERNANCE PRACTICES OF THE BANK

- Reviewed the Bank's position concerning the separation of the role of Chairman of the Board from that of Chief Executive Officer. After due consideration, the Conduct Review and Corporate Governance Committee still recommends that these duties continue to be combined as it is of the opinion that the reasons provided by the Board of Directors in October 1995 in this regard still apply;

- Established criteria facilitating the preparation of a succession plan for the Board aimed at ensuring adequate membership at all times in view of the environment in which the Bank operates;

- Made recommendations to the Bank's management concerning the selection of new directors to sit on the Bank's Board of Directors commencing in 1998;

- Held an informal meeting of Bank directors, without Bank officers being present, enabling them to express their expectations of how the Board and its committees should function.

HUMAN RESOURCES

- Updated aggregate compensation of the executive officers of the Bank in order for the Bank to remain competitive in relation to its comparison market, taking into account the salary policy applied at the Bank. This update also included the findings and intervention possibilities suggested by an external consulting firm specializing in compensation.

     Taking into consideration the results of the external consultants' study, the Conduct Review and Corporate Governance Committee recommended that the following orientations for the aggregate compensation of executive officers be adopted:

- Increase in salaries within the parameters of the Bank's compensation policy;

-    Increase in the scope of the long-term incentive-based program;

- Adoption of a new management method, as of fiscal 1997-98, for setting up and distributing short-term incentive compensation, taking into account the Bank's overall results and the individual performance of the officers concerned;

- Adoption of a process to refine, in the short and medium term, the concrete and precise assessment standards used for executive officers.

CONDUCT REVIEW


- Adopted a new policy applicable to the management and monitoring of transactions with related parties of the Bank, with emphasis on the supervision of these transactions in keeping with the current spirit of the Bank Act;

- Received and followed up on management's reports on transactions with related parties of the Bank (directors and officers);

- Reviewed the procedures for examining client complaints and statistical reports produced for this purpose;

-    Reviewed procedures for regulatory disclosure of information to clients;

- Approved the report to the Superintendent of Financial Institutions on the work and other matters studied by the Committee for fiscal 1996-97.

MANDATE AND COMPOSITION OF THE BOARD OF DIRECTORS

MANDATE OF THE BOARD OF DIRECTORS
The Board of Directors helps to direct the business and internal affairs of the Bank, and supervises the management thereof. It assumes, directly or through its various committees, overall responsibility for supervision and management, in particular with respect to the following:


- Description of the Bank's mission, its objectives, both quantitative and qualitative, and the approval of strategies geared to ensuring their realization;


74  NATIONAL BANK OF CANADA

CORPORATE GOVERNANCE PRACTICES OF THE BANK

-    Changes made from time to time to the Bank's management structures;

- Policies on the business and financial practices of the Bank regarding risks and internal controls and the annual compliance reports relating thereto;

- Credit risk management policies as well as credit limits and latitudes applied at the Bank;

- Aggregate compensation policies and annual salary conditions applicable to employees, officers and executive officers of the Bank;

- Selection and succession of the Bank's senior management, as well as the compensation of its members and other employment conditions;

-    All matters for which directors are exclusively responsible under the Bank
     Act.

COMPOSITION OF THE BOARD
As at October 31, 1997, three Bank directors were "related directors" as defined in the rules of the Montreal and Toronto stock exchanges pertaining to corporate governance. Consequently, 20 out of the 23 Bank directors, or 87% of the duly-appointed directors, were not considered related directors as defined in such rules.

As at the same date, 14 Bank directors were "affiliated with the Bank" as defined in banking regulations. This number is within the limit of two-thirds allowed under the Bank Act.

The Chairman of the Board and Chief Executive Officer as well as the President and Chief Operating Officer of the Bank are both directors of the Bank. As at the date hereof, the Board of Directors and the Conduct Review and Corporate Governance Committee are still of the opinion that these executive officers' in-depth knowledge of the Bank's operations and their participation in the deliberations of the Board and certain of its committees make a significant contribution to the efficiency and effectiveness of the Board and the committees in question.

NUMBER AND REPRESENTATIVENESS OF THE NOMINEES PROPOSED FOR THE POSITION OF DIRECTOR IN 1998

The Bank intends to propose the election of 24 directors at the next Annual Meeting of Shareholders. At the previous meeting, 23 nominees were proposed.

It is important for the Board of Directors to be balanced from a geographical, economic and socio-cultural standpoint. The nominees proposed as directors by the Bank meet these requirements.

FUTURE ORIENTATION

The Board of Directors must simultaneously be experienced and dynamic. In the years ahead, so as to ensure that the Bank has a good understanding of the new issues facing it, special consideration should be given to selecting nominees who will assist the Bank in making appropriate decisions in this regard. The vision of the successors chosen, judiciously combined with the experience of existing directors, will be indisputable assets for the future.

OTHER CORPORATE GOVERNANCE CONCERNS

COMMUNICATIONS OF THE BANK WITH ITS SHAREHOLDERS, CLIENTS AND THE GENERAL PUBLIC Shareholders may communicate at any time with the Bank on a regular basis by contacting the Corporate Secretary's Office, the Public Relations Department or General Trust of Canada, the Bank's Transfer Agent and Registrar.

Within the framework of the annual meetings of shareholders, the Bank maintains ongoing communications with its shareholders of record and non-registered shareholders through General Trust of Canada and other financial intermediaries, in particular by sending them disclosure material prescribed by statute or regulation.


                                                     NATIONAL BANK OF CANADA  75

CORPORATE GOVERNANCE PRACTICES OF THE BANK

In addition to the communications which it must provide to its clients by law, the Bank remains close to its clients and the public in general through its involvement in numerous charitable, social and business activities in the community. The Bank also acts through its Business Development Committees in the regions as well as its Farm Advisory and High Technology Committees, which advise the Bank on the expectations and needs of its various client groups. Further information in this regard is presented in the "Business Development Committees" section on page 79 and on pages 82 to 84.

BOARD'S EXPECTATIONS OF MANAGEMENT
Important matters on which the Bank's management must provide reports and recommendations on a regular basis are:

-    strategic issues;

-    business practices and strategies;

- accounting procedures, internal controls and various risk management conditions;

-    human resources management;

-    technological development;

-    monitoring of statutory and regulatory requirements.

For the Board of Directors and its committees to function properly, they rely on the quality of the information provided, on the identification and analysis of the various options and strategies available under the circumstances and lastly, on the recommendation of the solution considered to be the most appropriate in each individual case.

APPROVED BY THE BOARD OF DIRECTORS OF THE BANK ON
DECEMBER 18, 1997


(1) "UNRELATED DIRECTOR" MEANS A DIRECTOR WHO IS INDEPENDENT OF MANAGEMENT AND IS FREE FROM ANY INTEREST AND ANY BUSINESS OR OTHER RELATIONSHIP WHICH COULD, OR COULD REASONABLY BE PERCEIVED TO, MATERIALLY INTERFERE WITH THE DIRECTOR'S ABILITY TO ACT IN THE BEST INTEREST OF THE COMPANY, OTHER THAN INTERESTS AND RELATIONSHIPS ARISING FROM SHAREHOLDING.

(2) "DIRECTOR AFFILIATED WITH THE BANK" REFERS TO ANY DIRECTOR WHO IS AN OFFICER OR EMPLOYEE OF THE BANK, AN OFFICER OR EMPLOYEE OF A CORPORATION CONTROLLED BY THE BANK OR A PERSON WHO, DIRECTLY OR THROUGH COMPANIES WITH WHOM SUCH PERSON IS AFFILIATED, MAINTAINS SIGNIFICANT RELATIONS COVERING A RANGE OF BUSINESS OR SHAREHOLDING SITUATIONS, AS WELL AS THE SPOUSE OF SUCH PERSON.


76  NATIONAL BANK OF CANADA

DIRECTORS

ANDRE BERARD
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
National Bank of Canada
Montreal, Quebec

MAURICE J. CLOSS
CORPORATE DIRECTOR
St. Clair Beach, Ontario

GERARD COULOMBE
SENIOR PARTNER
Desjardins Ducharme
Stein Monast
Sainte-Marthe, Quebec

LEON COURVILLE
PRESIDENT AND
CHIEF OPERATING OFFICER
National Bank of Canada
Outremont, Quebec

FRANCOIS JEAN COUTU
PRESIDENT AND
CHIEF OPERATING OFFICER
The Jean Coutu Group
(PJC) Inc.
Outremont, Quebec

SHIRLEY A. DAWE
PRESIDENT
Shirley Dawe Associates Inc.
Toronto, Ontario

JEAN DOUVILLE
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
UAP Inc.
Montreal, Quebec

MARCEL DUTIL
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Canam Manac Group Inc.
Outremont, Quebec

PAUL GOBEIL
VICE-CHAIRMAN OF THE BOARD
Metro-Richelieu Inc.
Montreal, Quebec

DONALD M. GREEN
CHAIRMAN OF THE BOARD
ACD Tridon Inc.
Burlington, Ontario

SUZANNE LECLAIR
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Transit Truck Bodies Inc.
Laval, Quebec

BERNARD LEMAIRE
CHAIRMAN OF THE BOARD
Cascades Inc.
Kingsey Falls, Quebec

GASTON MALETTE
CHAIRMAN OF THE BOARD
Malette Inc.
Timmins, Ontario

LEONCE MONTAMBAULT
CORPORATE DIRECTOR
Sillery, Quebec

GORDON F. OSBALDESTON
PROFESSOR EMERITUS
Ivey School of Business
University of Western Ontario
London, Ontario

J.-ROBERT OUIMET
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Ouimet-Cordon Bleu Inc.
Montreal, Quebec

ROBERT PARIZEAU
CHAIRMAN OF THE BOARD
AON Parizeau Inc.
Montreal, Quebec

MICHEL PERRON
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Somiper Inc.
Westmount, Quebec

RAYMOND ROYER
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Domtar Inc.
Ile-Bizard, Quebec

GUY ST-GERMAIN
PRESIDENT
Placements Laugerma inc.
Outremont, Quebec

LINO SAPUTO
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Saputo Cheese Limited
Montreal, Quebec

CLAUDE F. SAVOIE
PRESIDENT
Acadian Construction
(1991) Ltd.
Moncton, New Brunswick

PAUL-GASTON TREMBLAY
PRESIDENT
Primo-Gestion Inc.
Chicoutimi, Quebec


                                                     NATIONAL BANK OF CANADA  77

COMMITTEES  OF THE BOARD OF DIRECTORS

EXECUTIVE COMMITTEE
The Executive Committee reviews the policies concerning the Bank's business and financial practices with respect to risk management and internal controls, the related annual reports and the updates made to the Management Proxy Circular and the Bank's Code of Ethics, and subsequently recommends the adoption thereof to the Board of Directors. It examines the overall compensation policy and other employment conditions applicable to the Bank's employees and officers, excluding the five most highly compensated officers, and recommends the approval thereof to the Board of Directors; it periodically examines officers' performance and makes recommendations to the Board of Directors regarding salary increases and short-term bonuses. As well, the Committee approves the investment policy of the Pool Fund for Participating Pension Plans, the actuarial valuation and the financial statements of these Plans and Pool Fund as well as the aggregate performance of the Pool Fund and its managers.

The Executive Committee is authorized to exercise all the powers that come within the purview of the Board of Directors, except for those assigned exclusively to the Bank's directors under the Bank Act. When necessary, it also exercises the functions of the Credit Committee. During the past fiscal year, this Committee met seven times.


MEMBERS

ANDRE BERARD
CHAIR AND EX-OFFICIO MEMBER

LEON COURVILLE
EX-OFFICIO MEMBER

MARCEL DUTIL

BERNARD LEMAIRE

ROBERT PARIZEAU

GUY ST-GERMAIN

LINO SAPUTO


THE CHAIR OF EACH OF THE OTHER COMMITTEES OF THE BOARD OF DIRECTORS IS INVITED ON A ROTATING BASIS.

-------------------------------------------------------------------------------

CREDIT COMMITTEE
The Credit Committee approves the credits of clients, by borrower and by group of borrowers, which exceed the powers delegated to Bank officers. It approves any transaction between the Bank and related parties in accordance with the requirements of the Bank Act and makes recommendations thereon to the Board of Directors. This Committee ensures that changes in non-current loans are monitored and approves the taking of provisions required in that regard. It forwards to the Board of Directors the recommendations it deems appropriate concerning matters that come within its competence. During the past fiscal year, this Committee met nine times.


MEMBERS

RAYMOND ROYER
CHAIR

ANDRE BERARD
EX-OFFICIO MEMBER

LEON COURVILLE
EX-OFFICIO MEMBER

FRANCOIS JEAN COUTU

DONALD M. GREEN

J.-ROBERT OUIMET

LINO SAPUTO


THE MEMBERS OF THE BOARD OF DIRECTORS ARE INVITED ON A ROTATING BASIS.

-------------------------------------------------------------------------------

AUDIT COMMITTEE
The Audit Committee examines all documents containing financial information and the annual and quarterly financial statements of the Bank and its subsidiaries and recommends approval thereof to the Board of Directors. It examines the mandate, nature and scope of the Bank's internal and external audit work and veries the effectiveness of its internal control policies, systems and procedures; it ensures that internal audit personnel cooperates with the external auditors. It ensures that the necessary measures are taken to follow up the suggestions resulting from the internal and external auditors' reports and recommends the appointment and remuneration of the Bank's external auditors. The Committee meets with external auditors and representatives of the Office of the Superintendent of Financial Institutions and takes their recommendations into consideration. During the past fiscal year, this Committee met four times.


MEMBERS

PAUL-GASTON TREMBLAY
CHAIR

PAUL GOBEIL

SUZANNE LECLAIR

GASTON MALETTE

CLAUDE F. SAVOIE


78  NATIONAL BANK OF CANADA

COMMITTEES  OF THE BOARD OF DIRECTORS

CONDUCT REVIEW AND CORPORATE
GOVERNANCE COMMITTEE

This Committee makes recommendations to the Board of Directors concerning the adoption and updating of the Bank's orientations, policies and practices with respect to conduct review, human resources and corporate governance. It consists exclusively of external Directors, most of whom are unrelated directors within the meaning of the rules and corporate governance policies of the Montreal and Toronto stock exchanges, and not affiliated directors of the Bank within the meaning of the Bank Act.

The Conduct Review and Corporate Governance Committee has a threefold mandate:

- With respect to conduct review, the Committee ensures that procedures for reviewing transactions with related parties of the Bank are established and followed. The Committee also monitors the application of procedures established to resolve conflicts of interest and for disclosing information to Bank clients.

- With respect to human resources, the Committee appraises the performance of the Named Executive Officers of the Bank and submits its recommendations regarding their aggregate remuneration and other employment conditions to the Board of Directors.

- With respect to corporate governance, the Committee determines and periodically revises the criteria for selecting directors and the terms and conditions of their remuneration. It also oversees the entire disclosure process with respect to any discrepancy between the Bank's conduct in terms of corporate governance and the Montreal and Toronto stock exchange guidelines.

During the past fiscal year, this Committee met six times.


MEMBERS

PAUL GOBEIL
CHAIR

GERARD COULOMBE

GASTON MALETTE

LEONCE MONTAMBAULT

ROBERT PARIZEAU

MICHEL PERRON

GUY ST-GERMAIN

-------------------------------------------------------------------------------

BUSINESS DEVELOPMENT COMMITTEES

The mandate of the Business Development Committees is to help the Bank obtain a better understanding of the needs of each region and of its development potential. The members of these Committees therefore advise the Bank's regional vice-presidents on the orientations, needs, means, business opportunities and customer service in their respective regions. They contribute to the Bank's visibility, defend its interests and act at all times as Bank ambassadors.

A senior Bank officer has been assigned to liaise with each of these Committees in order to facilitate the exchange of information between the Committees and the Bank's management. In addition, each year, one of the Business Development Committees is selected as the "Business Development Committee of the Year" based on a certain number of preset criteria dealing primarily with business development.


MEMBERS

THE LIST OF MEMBERS APPEARS ON PAGES 82 TO 84.


                                                     NATIONAL BANK OF CANADA  79

OFFICERS

ANDRE BERARD
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

LEON COURVILLE
PRESIDENT AND
CHIEF OPERATING OFFICER


SENIOR EXECUTIVE VICE-PRESIDENT
--------------------------------------------------------------------------------

JEAN TURMEL
TREASURY, BROKERAGE
AND CORPORATE BANKING


SENIOR VICE-PRESIDENTS
--------------------------------------------------------------------------------

GILLES BISSONNETTE
BANKING AND OPERATIONS

HARVEY L. BROOKS
ONTARIO AND WESTERN CANADA

RICHARD CARTER
PRESIDENT
National Bank
Information Corporation Inc.

JACQUES DAOUST
EXECUTIVE VICE-PRESIDENT
General Trust of Canada

PIERRE DESBIENS
INSURANCE

GISELE DESROCHERS
HUMAN RESOURCES AND ADMINISTRATION

JULES G. GAGNE
ELECTRONIC NETWORKS

JEAN HOUDE
BANKING AND RETAIL MARKET

MICHEL LABONTE
FINANCE AND CONTROL

MARIO LECALDARE
CORPORATE BANKING, CANADA

TONY P. METI
BANKING AND
COMMERCIAL MARKET

REAL RAYMOND
SENIOR EXECUTIVE VICE-PRESIDENT
CORPORATE FINANCING
Levesque Beaubien
Geoffrion Inc.

ROGER P. SMOCK
UNITED STATES

GABY TOUMA
INTERNATIONAL


EXECUTIVE VICE-PRESIDENTS
--------------------------------------------------------------------------------

JEAN-PIERRE BELANGER
CHAIRMAN OF THE
CREDIT COMMITTEE

PIERRE DESROCHES
WEALTH MANAGEMENT AND PRESIDENT AND
CHIEF EXECUTIVE OFFICER
General Trust of Canada


PRESIDENTS OF SUBSIDIARIES
--------------------------------------------------------------------------------

PIERRE BRUNET
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Levesque Beaubien
Geoffrion Inc.

MARC ST-PIERRE
PRESIDENT AND
CHIEF OPERATING OFFICER
Natcan Investment Management Inc.


OMBUDSMEN
--------------------------------------------------------------------------------

ROLAND ROBICHAUD
INDEPENDENT BUSINESSES

JEAN-PIERRE NOBERT
CONSUMER SERVICES


80  NATIONAL BANK OF CANADA

OFFICERS


VICE-PRESIDENTS
--------------------------------------------------------------------------------

RICHARD BARRIAULT
TAXATION

ANDRE BELANGER
CORPORATE SERVICES
General Trust of Canada

GUY BERARD
RISK MANAGEMENT AND ADMINISTRATION
FINANCIAL MARKETS

ANDRE BOILEAU
CHAUDIERE/APPALACHES

ANDRE BOLDUC
FINANCE AND ADMINISTRATION
National Bank Securities Inc.

LUC BORDELEAU
LOWER ST. LAWRENCE/GASPE

MICHEL BROUILLETTE
DRUMMOND/BOIS-FRANCS

DIANE CADIEUX
MONTEREGIE SUD

JEAN-MARIE CANUEL
EASTERN TOWNSHIPS

JEAN-PAUL CARON
CORPORATE AFFAIRS

GILLES CHOQUET
LAURENTIANS/LANAUDIeRE

ROBERT COURCHESNE
SALES AND BUSINESS
DEVELOPMENT

PATRICIA CURADEAU-GROU
SPECIAL LOANS,
QUEBEC/ATLANTIC
AND REAL ESTATE

JEAN DAGENAIS
CHIEF ACCOUNTANT

FRANCE DAVID
AUDIT

PHILIPPE DESROSIERS
ATLANTIC

YVAN DESROSIERS
SAGUENAY/LAC SAINT-JEAN/ NORTH SHORE

FRANK DE VRIES
SPECIAL LOANS, ONTARIO,
WESTERN CANADA, UNITED STATES AND REAL ESTATE

TOM DOSS
CREDIT, UNITED STATES

LEVIS DOUCET
RICHELIEU/YAMASKA

CHRISTOPHER ELGAR
TREASURY, EUROPE

MICHEL FAUBERT
OPERATIONS SUPPORT

LUC FREDETTE
CREDIT, CANADA

F.W. LYNN GALLANT
CENTRAL ONTARIO EAST

FRANCINE GAUDREAULT
ABITIBI/TEMISCAMINGUE

RENALD GELINAS
GOVERNMENT AND
PUBLIC SECTOR BANKING

JACQUES GRANDMAISON
EASTERN AND NORTHERN ONTARIO

GORDON C. HAINSTOCK
LATIN AMERICA

RAYMOND H. KEROACK
BANK TOWER AND
NORTH/CENTRAL MONTREAL

PIERRETTE LACROIX
TREASURY, UNITED STATES

JEAN-PIERRE LAMBERT
OUTAOUAIS

JACQUES LATENDRESSE
NASSAU

RICHARD LECLERC
PERSONAL TRUST SERVICES
General Trust of Canada

REJEAN LEVESQUE
WESTERN MONTREAL

BENOIT LORANGER
CENTRAL MONTREAL

PAUL-ANDRE MALO
SPECIAL PROJECTS - REAL ESTATE

J. ARCHIE MARSHALL
CENTRAL ONTARIO NORTH

RENAUD NADEAU
SOUTH SHORE

MARTIN OUELLET
TREASURY

PAUL ANDRE PARADIS
EASTERN MONTREAL

DENIS PELLERIN
INTERNATIONAL CREDIT AND INVESTMENT

JACQUES PICHE
INTERNATIONAL
COMMERCIAL OPERATIONS

GERARD PROULX
LAVAL/NORTH SHORE

JOHN RICHTER
EASTERN UNITED STATES

NICOLE RONDOU
MARKETING

LILI J. SHAIN
CORPORATE BANKING

VINCENT SOFIA
ASIA

JOHN W. SWENDSEN
WESTERN CANADA

MARC TAILLON
SAINTE-FOY/PORTNEUF

DOMINIQUE VACHON
CHIEF ECONOMIST

JACINTHE VAILLANCOURT
QUEBEC CITY

KATHLEEN ZICAT
HUMAN RESOURCES DEVELOPMENT


                                                     NATIONAL BANK OF CANADA  81

BUSINESS DEVELOPMENT COMMITTEE  MEMBERS

ATLANTIC PROVINCES

NORMAND CAISSIE
PRESIDENT
Imperial Sheet Metal Ltd
Richibucto

BERNARD CYR *
PRESIDENT
Cyr Holding Inc.
Moncton

EUGENE DURETTE
PRESIDENT
Brunswick Shopping
Centre Ltd.
Edmundston

BRIGITTE ROBICHAUD
LAWYER
Drapeau, Robichaud & McNally
Moncton

JEAN-CLAUDE SAVOIE
PRESIDENT
Cedre Restigouche Ltee
Saint-Quentin

BRIGITTE SIVRET
LAWYER
Cabinet Brigitte Sivret
Bathurst


QUEBEC

ABITIBI/TEMISCAMINGUE

JACQUES AUBE
PRESIDENT
Gabriel Aube Inc.
La Sarre

LOUIS BLANCHETTE
Malartic

FRANTZ BOIVIN
MANAGER
CKVD & CHOI Rock DEtente
Val-d'Or

ROBERT CLOUTIER *
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Gestion Montemurro Ltee
Rouyn-Noranda

CLAUDE GAGNON
PRESIDENT
Corporation Zodiaque Ltee
Ville-Marie

NORMAND LANGLOIS
SECRETARY AND TREASURER
Blais & Langlois Inc.
Matagami

GEORGES LAROUCHE
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Papeterie Larouche Inc.
Amos

GUYLAINE PAQUIN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Lesage Tremblay Ultima
Rouyn-Noranda

JEAN-GUY ROBERGE
REGIONAL VICE-PRESIDENT
Imprimerie QuEbEcor Lebonfon
Val d'Or


CHAUDIERES/APPALACHES

RICHARD DUVAL
PRESIDENT
Les Lainages Victor Ltee
Saint-Victor



ANDRE GOSSELIN
PRESIDENT
Entreprises Dufour &
Gosselin Inc.
Quebec City

PAUL-EMILE GRENIER *
PRESIDENT
Societe Grenco Inc.
Thetford Mines

MONIQUE JACOB
CHARTERED ACCOUNTANT
Renaud & Jacob, C.A.
Ville Saint-Georges


DRUMMOND/BOIS-FRANCS

ALAIN DUMONT
PRESIDENT
Cercueils Vic Royal Inc.
Victoriaville

FERNAND LALLIER
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Imprimerie d'Asbestos
(1980) Inc.
Asbestos

LUCIE LATRAVERSE
PRESIDENT
Voyage Conseil
Drummondville Inc.
Drummondville

MICHELINE LOCAS *
GENERAL MANAGER
Association des Clubs d'Entrepreneurs d'Etudiants - Quebec
Drummondville

CLAUDE PEPIN
SALES REPRESENTATIVE
Warwick

LEO-PAUL THERRIEN
PRESIDENT
Les Petroles Therrien Inc.
Drummondville

JEAN-LUC VIGNEAULT
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Vexco Inc.
Plessisville


EASTERN TOWNSHIPS

GERALD BOUCHARD
SECRETARY AND TREASURER
Service de l'Estrie
Sherbrooke



JACINTHE DUBE
PRESIDENT
Groupe Immobilier
Jacinthe Dube Courtier Inc.
Sherbrooke

GILLES FONTAINE *
LAWYER
Fontaine Desy et Associes
Sherbrooke

YVAN MICHEL
DIRECTOR OF
ADMINISTRATIVE SERVICES
Industries manufacturieres Megantic Inc.
Lac Megantic

JEAN PELCHAT
PRESIDENT
Marche Jean Pelchat Inc.
Magog

YOLANDE VANIER
COUNCILLOR
Municipality of Rock Forest
Rock Forest

MALCOLM L. WHEELER
PRESIDENT
Herwood Inc.
Windsor


LANAUDIERE

PAUL ARBEC *
PRESIDENT
Paul Arbec Inc.
Rawdon

MARIE BERNIER
VICE-PRESIDENT
Imprimerie Bernier & Fils Inc.
Repentigny

LISE CHARBONNEAU
OWNER
Ferme Lise Charbonneau
Saint-Roch-de-L'Achigan

LUC GAUDREAULT
PRESIDENT
Sabem Inc.
Repentigny

PAUL MICHAUD
PRESIDENT
Carriere Saint-Barthelemy
(1990) Ltee
Saint-Barthelemy

DIANE NICOLETTI
PRESIDENT
Maison de la Cigogne au Pierro
Joliette


GEORGES SAULNIER
PRESIDENT
Les Industries Saulnier Inc.
Saint-Gabriel-de-Brandon


LAURENTIANS

CAROLE BEAUCHAMP
NOTARY
Sainte-Adele

ANDRE BILODEAU
PRESIDENT
Pneus Legault Inc.
Saint-Jovite

ANDRE BOLDUC
PHARMACIST
Pharmacie Andre Bolduc
Mont-Laurier

LISE BOURGAULT
MANAGER - SPECIAL PROJECTS
Lafarge Canada
Chatham

DENIS DAVID
PRESIDENT
Esthetique d'auto Sainte-Agathe-des-Monts Inc.
Sainte-Agathe Sud

SUZANNE FORTIN
PARTNER
Prevost, Auclair, Fortin & D'Aoust
Saint-Jerome

FRANCOIS LEGER
MANAGER
Groupe Sutton Laurentides
Saint-Sauveur-des-Monts

CHANTAL ROCHETTE *
PRESIDENT
Au Coin du Jardin Inc.
Saint-Sauveur-des-Monts

82  NATIONAL BANK OF CANADA

BUSINESS DEVELOPMENT COMMITTEE  MEMBERS


LAVAL/NORTH SHORE

PIERRE BELLE
PRESIDENT
Groupe Litho Mille-Iles Ltee
Terrebonne

GUY BOISVERT
PRESIDENT
Boisvert Pontiac Buick Ltee
Blainville

DENIS F. GAUTHIER *
LAWYER
Gauthier, Dion, Avocats
Laval

PIERRE GRAND'MAISON
PRESIDENT
Thermoplast Inc.
Laval

MARIELLE HEBERT
PRESIDENT
ISO Concept Inc.
Laval

EDMOND LAVALLEE
CHARTERED ACCOUNTANT
Lavallee Hebert, C.A.
Saint-Eustache

CLAIRE LEGER
VICE-CHAIRMAN OF THE BOARD
Groupe Alimentaire
St-Hubert Inc.
Laval

BENOIT ROY
GENERAL MANAGER
Intermat
Terrebonne


LOWER ST. LAWRENCE/ GASPE

GILLES BERUBE
PRESIDENT
Groupe Cedrico Inc.
Price

GEORGES HARRISSON
MANAGEMENT CONSULTANT
Les Habitations Mont-Carleton 1994 Inc.
Carleton

CLAIRE LANGLOIS
NOTARY AND LEGAL ADVISOR
Amqui

DANIEL MARQUIS
PRESIDENT
Marquis Pontiac Buick Inc.
Matane

ANDRE RACINE
PRESIDENT
Boutique Vagabond Inc.
Rimouski

REINE-MARIE ROY *
LAWYER
Gendreau, Roy, Beaulieu & Carrier
Rimouski

RENAUD SAMUEL
PRESIDENT
Groupe RT
Riviere-au-Renard

PIERRE SIMON
PRESIDENT
Le Cable de Riviere-du-Loup Ltee
Riviere-du-Loup


MAURICIE

FERNANDE BOISVERT
PRESIDENT
Secretariat Plus
(Trois-Rivieres) Inc.
Trois-Rivieres

NICOLE DIAMOND-GELINAS
VICE-PRESIDENT AND
GENERAL MANAGER
Aspasie Inc.
Saint-Barnabe-Nord

LOUISE GAMACHE
VICE-PRESIDENT - FINANCE
Estampage J.P.L. Ltee
Sainte-Marthe-du-Cap-de-la-Madeleine

RAYMOND MAILHOT
PRESIDENT
B.S.G. Inc.
Cap-de-la-Madeleine

PIERRE TREMBLAY
CHAIRMAN OF THE COMMISSION SCOLAIRE DE TROIS-RIVIERES
Director of Personnel
Universite du Quebec
a Trois-Rivieres
Trois-Rivieres

LAURENT VERREAULT *
CHAIRMAN OF THE BOARD,
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Groupe Laperriere &
Verreault Inc.
Trois-Rivieres


MONTEREGIE SUD

GILLES AUDETTE
FARM PRODUCER
Saint-Polycarpe

CLAUDE BOYER
CHARTERED ACCOUNTANT
Societe Bourassa Boyer, C.A.
Vaudreuil-Dorion

CLEMENT LEBLANC
NOTARY AND LEGAL ADVISOR
Chateauguay

YVES LOISELLE
PRESIDENT
Excavation Loiselle &
freres Inc.
Saint-Timothee

LOUISE MONTPETIT *
PRESIDENT
Automobiles Regate Inc.
Valleyeld

JEAN-PAUL REGIS
GENERAL MANAGER
Commission scolaire des
Trois-Lacs
Vaudreuil-Dorion

ANIE ROULEAU
EXECUTIVE VICE-PRESIDENT
Hydrocom International
Chateauguay


OUTAOUAIS

ANDRE BEAUDOIN *
PRESIDENT
Slush Puppie Canada Inc.
Hull

GUSTAVE BRUNET
PRESIDENT AND CHIEF
EXECUTIVE OFFICER
Sylvio Brunet & Fils Ltee
Fassett

GILLES DESJARDINS
PRESIDENT
Groupe Brigil Inc.
Gatineau

JEAN-GUY HUBERT
PRESIDENT
G. Hubert Auto Ltee
Maniwaki

MARTIN LACHAPELLE
MANAGER
Roger Lachapelle
Pontiac Buick G.M.
Hull

MAURICE MAROIS
PRESIDENT
Marois Electrique
(1980) Ltee
Hull

ROBERT ROY
PRESIDENT
Le Groupe Sotramont
Hull


RICHELIEU/YAMASKA

GERARD BERNARD
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Les Placements Robert
Bernard Ltee
Saint-Paul-d'Abbotsford

JEAN CARTIER *
PRESIDENT
Emballages Jean Cartier Inc.
Saint-Cesaire

MARIE-PAULE LANGELIER
PRESIDENT
Laboratoire M.P.
Langelier Inc.
Beloeil

JACQUELINE LAROCHELLE
Chambly

PIERRETTE LUSSIER
Granby

JEAN-PIERRE ROBIN
PRESIDENT
Gestion Valentine Inc.
Saint-Hyacinthe

REJANE SALVAIL
Sainte-Anne-de-Sorel

JACQUES SYLVESTRE
PARTNER
Sylvestre & Associes, avocats
Saint-Hyacinthe


SAGUENAY/LAC ST-JEAN/ NORTH SHORE

MARCEL BOUCHARD
OWNER
Auberge des 21
La Baie

GERMAIN DESCHENES
PRESIDENT
Hamilton & Bourassa
(1988) Enr.
Baie-Comeau

MARC-ANDRE LEVESQUE
CO-PRESIDENT
Groupe Radio Antenne 6
Roberval

PIERRE LEVESQUE
GENERAL MANAGER
Gravel & LEvesque Inc.
Jonquiere

MARLENE OUELLET *
NOTARY
Chicoutimi


                                                     NATIONAL BANK OF CANADA  83

BUSINESS DEVELOPMENT COMMITTEE  MEMBERS

BENOIT ROUSSEAU
PRESIDENT
Motel Chutes des Peres Inc.
Mistassini

RAOUL THIBEAULT
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Construction R. Thibeault
Sept-Iles


SOUTH SHORE

RAYMOND LANDRY
PRESIDENT
Gestion Savoie Landry Inc.
Saint-Hubert

JEAN MONTPETIT
VICE-PRESIDENT
Power Battery (Iberville) Ltd.
Iberville

CLAUDETTE PIGEON
CERTIFIED GENERAL ACCOUNTANT
Varennes

CAROLE ST-CHARLES
PRESIDENT
J.L. Freeman Inc.
Boucherville

PIERRE TRAHAN
PRESIDENT
Cedarome Canada Inc.
Brossard


FARM COMMITTEE

JACYNTHE GAGNON
FARM PRODUCER
Union des producteurs
agricoles
Sainte-Agnes

VICTOR GIROUARD
ENGINEER - AGRONOMIST
Saint-Valerien

HEINZ GROGG
FARM PRODUCER
Maskinonge

JEAN-MARC LACROIX
PRESIDENT
J.M. Lacroix & Fils
Laval

MARIE-CLAIRE LAFRENIERE
FARM PRODUCER
Saint-Charles-de-Bellechasse


HIGH TECHNOLOGY COMMITTEE

FRANCOIS AIRD
PRESIDENT
CEDROM SNi
Outremont

ROBERT CARRIER
PRESIDENT
Genicom Consultants Inc.
Montreal

RICHARD CORMIER
PRESIDENT
Jazz Reseau Medias
Montreal

GILLES L. GAGNON
EXECUTIVE VICE-PRESIDENT
Protec Microsystemes Inc.
Montreal

LOUISE GUAY
PRESIDENT
Public Technologies
Multimedias
Montreal

BERNARD HAMEL *
PRESIDENT
GTI Capital
Montreal

CLAUDE MARTEL
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Inno-Centre
Montreal

CLAUDE MCMASTER
PRESIDENT
Avingco Consulting
Group Inc.
Boucherville

SERGE PICHETTE
LAWYER - PARTNER
Hudon, Gendron, Harris, Thomas
Montreal

JACQUES PLOURDE
PRESIDENT AND
CHIEF OPERATING OFFICER
Institut de la technologie
du magnesium
Quebec City


REGIONAL COMMITTEE (ONTARIO)

CHARLES COPPA
PRESIDENT
Highland Farms Inc.
North York



JOHN K. MACDONALD
PRESIDENT
Armak Resilient Floor Covering Corporation
Mississauga

W. JOHN MORRIS
CHAIRMAN, MANAGING PARTNER
McLaren Morris & Todd Ltd.
Mississauga

MARLENE OILGISSER
Richmond Hill

TED PATTENDEN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National Rubber
Toronto

CLAUDE THEBERGE *
CHIEF EXECUTIVE OFFICER
C.M.L. Industries Ltd.
Unionville


EASTERN ONTARIO (OTTAWA)

NOEL J. BERTHIAUME
LAWYER
Berthiaume, Perrier, Brisebois, D'Amours
Hawkesbury

JOCELYNE DOYLE-RODRIGUE
PRESIDENT
Translex Translations
Ottawa

JACQUES LAMARCHE
Lefaivre

CHRISTINE LAMOTHE-MOIR
MANAGING PARTNER
Performance Development Training
Ottawa

JEAN-GUY RIVARD
PRESIDENT
Valecraft Homes Limited
Orleans

ANDREW WOLFF
VICE-PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
Fulcrum Technologies Inc.
Ottawa

CAROLE WORKMAN *
VICE-RECTOR - RESOURCES
University of Ottawa
Ottawa


WINDSOR/ESSEX

FRED COWLIN
PRESIDENT
Clydesdale Insurance
Brokerage Limited
Windsor

MURRAY G. CUMMINGS
PRESIDENT
TSC Stores Ltd.
London

JOHN FURLAN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
H.E. Vannatter Limited
Wallaceburg

TOM O'BRIEN
SENIOR PARTNER
Price Waterhouse
Windsor

JOHN E. OMSTEAD
PRESIDENT
Family Tradition Foods Inc.
Wheatley

ELEANOR PAINE *
VICE-PRESIDENT
Capitol Theatre & Arts Centre
Windsor

KARL RICHTER
PRESIDENT
Schukra of North
America Ltd.
Windsor

JEFFREY M. SLOPEN
PARTNER
Wilson, Walker, Hochberg, Slopen
Windsor

MICHAEL G. SOLCZ
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Valiant Machine & Tool Inc.
Windsor

ROCHELLE TEPPERMAN
VICE-PRESIDENT
Tepperman Furniture
Appliance Electronic
Windsor

* CHAIR OF THE COMMITTEE


84  NATIONAL BANK OF CANADA

MAJOR SUBSIDIARIES AND OFFICES ABROAD

SUBSIDIARIES

CANADA

TREASURY AND SECURITIES

Levesque Beaubien
Geoffrion Inc.
1155 Metcalfe, 5th Floor
Montreal, Quebec  H3B 4S9

NBC Clearing Services Incorporated
1155 Metcalfe
Montreal, Quebec  H3B 4S9

Natcan Investment Management Inc.
1100 University
Montreal, Quebec  H3B 2G7

Innocap Investment Management Inc.
1100 University
Montreal, Quebec H3B 2G7

Cancap Preferred Corporation
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


EXPORT FINANCING

NatExport, a division of Natcan Trust Company
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2

NBC Export Development Corporation Inc.
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


INFORMATION SERVICES

National Bank Information Corporation Inc.
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


WEALTH MANAGEMENT

INSURANCE

National Bank Life Insurance Company
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2

National Bank Financial Services Inc.
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


TRUST SERVICES

General Trust of Canada
1100 University
Montreal, Quebec  H3B 2G7

Natcan Trust Company
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


DISCOUNT BROKERAGE AND GROUP SAVINGS

National Bank Securities Inc.
1100 University
Montreal, Quebec  H3B 2G7

Fonds de placement SFBN Inc.
1100 University
Montreal, Quebec  H3B 2G7

Municipal Securities Inc.
70 Collier Street
P.O. Box 147
Barrie, Ontario  L4M 4S9


FINANCIAL PLANNING

National Bank Financial
Planning Inc.
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


UNITED STATES

Natbank, F.S.B.
4031 Oakwood Boulevard
Oakwood Plaza
Hollywood, FL 33020

National Canada Corporation
125 West 55th Street
New York, NY 10019

National Canada
Finance Corp.
125 West 55th Street
New York, NY 10019

National Canada
Business Corp.
125 West 55th Street
New York, NY 10019

National Canada Export Corporation
125 West 55th Street
New York, NY 10019


BAHAMAS

National Bank of Canada (International) Limited
Charlotte House
Charlotte Street, P.O. Box N3015
Nassau, Bahamas


BARBADOS

Natcan Insurance Company Limited
Alleyne House
White Park Road
Bridgetown, Barbados


HONG KONG

Natcan Finance (Asia) Ltd.
Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong


SINGAPORE

National Bank of Canada
(Asia) Ltd.
331 North Bridge Road
#11-04/06
Odeon Towers
Singapore 188720


OFFICES ABROAD

UNITED STATES

REGIONAL OFFICE

125 West 55th Street
New York, NY 10019


BRANCHES

225 West Washington Street
Suite 1100
Chicago, IL 60606

125 West 55th Street
New York, NY 10019


AGENCIES

200 Galleria Parkway, Suite 800
Atlanta, GA 30339

725 South Figueroa Street
Suite 1690
Los Angeles, CA 90017


REPRESENTATIVE OFFICES

World Trade Center
401 East Pratt Street, Suite 631
Baltimore, MD 21202

5100 Town Center Circle
Suite 430
Boca Raton, FL 33486

One Federal Street, 27th Floor
Boston, MA 02110

Empire Tower
350 Main Street, Suite 2540
Buffalo, NY 14202

Two First Union Center
Suite 2020
Charlotte, NC 28282

312 Walnut Street, Suite 1900
Cincinnati, OH 45202

One Cleveland Center
1375 East 9th Street, Suite 2430
Cleveland, OH 44114

2121 San Jacinto Street
Suite 1850
Dallas, TX 75201

One Tabor Center
1200 17th Street, Suite 2760
Denver, CO 80202

165 Madison Avenue
Suite 1610
Memphis, TN 38103

201 St. Charles Avenue
Suite 4205
New Orleans, LA 70170


                                                     NATIONAL BANK OF CANADA  85

MAJOR SUBSIDIARIES AND OFFICES ABROAD

One Oxford Center
301 Grant Street, Suite 3440
Pittsburgh, PA 15219-6496

Riverfront Plaza
901 East Byrd Street
Suite 1140
Richmond, VA 23219

Columbia Seafirst Center
701 Fifth Avenue, Suite 6601
Seattle, WA 98104

Post Office Plaza
50 Division Street, Suite 201
Somerville, NJ 08876

American Center
27777 Franklin Road
Suite 1570
Southfield, MI 48034

One Metropolitan Square
Suite 2980
St. Louis, MO 63102

OFFICES OF NATIONAL CANADA CORPORATION

225 West Washington Street
Suite 1100
Chicago, IL 60606

725 South Figueroa Street
Suite 1690
Los Angeles, CA 90017

125 West 55th Street
New York, NY 10019

OFFICES OF NATIONAL CANADA BUSINESS CORP.

Two First Union Center
Suite 2020
Charlotte, NC 28282

One Cleveland Center
1375 East 9th Street
Suite 2350
Cleveland, OH 44114

165 Madison Avenue
Suite 1610
Memphis, TN 38103

Post Office Plaza
50 Division Street, Suite 201
Somerville, NJ 08876

American Center
27777 Franklin Road
Suite 1570
Southfield, MI 48034

OFFICES OF NATBANK, F.S.B.

4031 Oakwood Boulevard
Oakwood Plaza
Hollywood, FL 33020

990 North Federal Highway
Pompano Beach, FL 33062


CHILE

REPRESENTATIVE OFFICE

Pedro De Valdivia 100
Piso 13
Santiago, Chile


MEXICO

REPRESENTATIVE OFFICE

Montes Urales 723
Piso 3
Colonia Lomas de Chapultepec
C.P. 11000,  Mexico, D.F.


EUROPE, AFRICA,
MIDDLE EAST

REGIONAL OFFICE

Princes House
95 Gresham Street
London, England EC2V 7LU

BRANCH

Princes House
95 Gresham Street
London, England EC2V 7LU

REPRESENTATIVE OFFICE

123, avenue des Champs-Elysees
Paris 75008 France


ASIA, PACIFIC

REGIONAL OFFICE

Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong

BRANCHES

Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong

6th Floor, Leema Building
146-1 Soosong-Dong
Chongro-Ku
Seoul 110-140
Republic of Korea

331 North Bridge Road
#11-04/06
Odeon Towers
Singapore 188720


REPRESENTATIVE OFFICES

8th Floor
117, Min Shen East Road
Section 3
Taipei, Taiwan 105
Republic of China

4-C Shanghai Apollo Building
1440 Yan An Road (C)
Shanghai 200040
People's Republic of China


86  NATIONAL BANK OF CANADA

INFORMATION  FOR SHAREHOLDERS AND INVESTORS

STOCK EXCHANGE LISTINGS
The Common Shares of the Bank as well as the First Preferred Shares, Series 7, 8, 10, 11 and 12 are listed on the Montreal, Toronto and Vancouver stock exchanges. The First Preferred Shares, Series 5 are listed on the Montreal Exchange. The ticker symbols and newspaper abbreviations for the Bank's shares listed on the Montreal, Toronto and Vancouver stock exchanges are as follows:

--------------------------------------------------------------------------------
                     TICKER                           NEWSPAPER
                     SYMBOL                         ABBREVIATIONS
--------------------------------------------------------------------------------
                                         Montreal                Toronto
                                         Exchange            & Vancouver
                                                         Stock Exchanges
Common
Shares              NA                    Natl Bk                Natl Bk
--------------------------------------------------------------------------------
First Preferred
Shares

- Series 5          NA.PR.C            Natl Bk s5                     --

- Series 7          NA.PR.D            Natl Bk s7             Natl Bk s7

- Series 8          NA.PR.E            Natl Bk s8             Natl Bk s8

- Series 10         NA.PR.G           Natl Bk s10            Natl Bk s10

- Series 11         NA.PR.H           Natl Bk s11            Natl Bk s11

- Series 12         NA.PR.I           Natl Bk s12            Natl Bk s12


TRANSFER AGENT AND REGISTRAR

General Trust of Canada
1100 University
9th Floor
Montreal, Quebec
H3B 2G7
Telephone: (514) 871-7171
1-800-341-1419


HEAD OFFICE

National Bank Tower
600 de La Gauchetiere West
Montreal, Quebec
H3B 4L2
Telephone: (514) 394-5000
Telex: 0525181
(Nabacan Montreal)
Internet address:
http://www.nbc.ca/


General Trust of Canada acts as Transfer Agent and Registrar in Montreal, Toronto, Regina, Calgary, Halifax, Saint John, Vancouver and Winnipeg.

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
Under the Dividend Reinvestment and Share Purchase Plan, holders of Common Shares or Preferred Shares of the Bank may invest in Common Shares of the Bank without paying a commission or administration fee.

Participants in the Plan may acquire shares by reinvesting cash dividends paid on shares held by them or by making optional cash payments of a minimum of $500 per cash payment, up to $5,000 per quarter.

For additional information, contact the Registrar, General Trust of Canada, at
(514) 871-7171 or 1-800-341-1419.


DIRECT DEPOSIT SERVICE
Shareholders of the Bank may elect to have their dividends deposited directly into the bank account of their choice by advising General Trust of Canada.

NUMBER OF SHAREHOLDERS
As at October 31, 1997, there were 34,433 registered holders of Common Shares listed with the Registrar.

PAYMENT OF DIVIDENDS
Declared dividend payments for Common Shares are made on the 1st of February, May, August and November; for First Preferred Shares, Series 5, 7, 8, 10, 11 and 12, the dividend payment date is the 15th day of the above months.

The dividend record dates for Common Shares are December 29, 1997, and March 26, June 25 and September 24, 1998; for First Preferred Shares, Series 5, 7, 8, 10, 11 and 12, they are January 9, April 9, July 10 and October 9, 1998.

INFORMATION
For any additional information, shareholders are requested to contact the Transfer Agent and Registrar, General Trust of Canada.

Shareholders who receive more than one copy of a document, particularly of quarterly or annual reports, are requested to notify the Registrar.

ANNUAL MEETING
The Annual Meeting of Holders of Common Shares of the Bank will be held on Wednesday, March 11, 1998, at 8:30 a.m. at The Queen Elizabeth Hotel, 900 Rene-Levesque Blvd. West, Montreal, Quebec.


                                                     NATIONAL BANK OF CANADA  87

GLOSSARY  OF FINANCIAL TERMS

ALLOWANCE FOR CREDIT LOSSES
Reserve taken to absorb anticipated credit-related losses (loans, acceptances, guarantees, letters of credit, deposits by other banks and derivatives), namely, the sum of annual provisions less write-offs, net of recoveries. The allowance for credit losses includes country risk allowances, specific provisions and the general allowance.

ASSET-BASED LENDING
Loans or other forms of credit secured by assets belonging to the borrower (e.g. accounts receivable or inventory items) which are strictly controlled by the lender until settlement of the debt.

ASSETS UNDER ADMINISTRATION
Assets in respect of which a financial institution provides administrative services such as custodial services, collection of investment income, settlement of purchase and sale transactions and record-keeping. Assets under administration, which are beneficially owned by clients, are not reported on the balance sheet of the institution offering such services.

ASSETS UNDER MANAGEMENT
Assets managed by a financial institution which are beneficially owned by clients. Management services are more comprehensive than administrative services, and include selecting investments or offering investment advice. Assets under management, which may also be administered by the financial institution, are not reported on its balance sheet.

AVERAGE ASSETS
Daily average of balance sheet assets.

BANKERS' ACCEPTANCE
Short-term debt security traded on the money market which a bank guarantees on behalf of a borrower and for which the borrower pays a stamping fee.

CAPITAL
Amount which would be owed to the holders of shares and bank debentures if assets had to be liquidated to reimburse depositors and other creditors. Capital consists of bank debentures, shareholders' equity, and non-controlling interest.

CAPITAL RATIOS
Ratios of capital, as defined by regulatory authorities, to risk-weighted assets. The Bank for International Settlements distinguishes two types of capital: Tier 1 capital, or base capital, consists of common shareholders' equity, non-cumulative preferred shares and non-controlling interest in subsidiaries less goodwill. Tier 2, or supplementary capital, consists of other preferred shares and subordinated debentures at their book value and the general allowance for credit losses less investments in associated companies. Total regulatory capital, or total capital, is the sum of Tier 1 and Tier 2 capital.

DERIVATIVES
Financial futures or options whose value is "derived" from interest rates, foreign exchange rates or equity prices. Derivatives are used in treasury operations as well as for hedging regular financial instruments. The most common types of derivatives include foreign currency or interest rate futures, swaps and options.

EARNING ASSETS
Total assets which generate interest for the Bank. Earning assets are calculated as total assets less cash and other non-interest bearing assets.

FOREIGN CURRENCY AND INTEREST RATE SWAPS
Transactions in which counterparties agree to exchange, for a specified period, currencies or streams of interest payments (generally by exchanging a fixed rate for a floating one) based on an amount of notional principal.

FOREIGN CURRENCY FUTURE
Contractual obligation to buy or sell, on or before a specified future date, a given quantity of foreign currency at a given exchange rate.

FOREIGN CURRENCY OR INTEREST RATE OPTION
The right, but not the obligation, to buy (call option) or sell (put option) at or by a set date, a given amount of foreign currency or securities at a set price (strike price).

GUARANTEES AND LETTERS OF CREDIT
Irrevocable assurances that
a bank will make payments for a client which cannot meet its financial obligations to third parties.

IMPAIRED LOAN
A loan is considered impaired when, in the opinion of management, there is reasonable doubt as to the payment of principal or interest. Any loan where payments are 90 days past due falls into this category, unless there is no doubt as to the collectibility of principal and interest.

INTEREST RATE FUTURE
Contractual obligation to buy or sell, on or before a specified future date, a given quantity of a financial instrument at a given interest rate.

LIQUID ASSETS
Assets held as cash or securities easily convertible to cash, such as deposits with other banks and securities.

NET INCOME PER SHARE
Net income available to holders of common shares, namely, net income less dividends on preferred shares, divided by the average number of common shares outstanding during the fiscal year.

NET INTEREST INCOME
Difference between the interest earned on assets and the interest paid on liabilities. When expressed as a percentage of average assets, it is called net interest margin or interest spread.

NOTIONAL PRINCIPAL
Contract amount used as a reference point to calculate payments for off-balance sheet instruments such as forward rate agreements and interest rate swaps. It is considered "notional" as the principal amount itself never changes hands.

POINT
Unit of measure equal to one percentage (1%).

PROVISION FOR CREDIT LOSSES
Amount added to the allowance for credit losses to bring it to a level that management considers adequate, taking into account write-offs and recoveries with respect to specific loans.

RETURN ON COMMON SHAREHOLDERS' EQUITY
Amount available to holders of common shares, namely, net income less dividends on preferred shares, expressed as a percentage of average common shareholders' equity.

RISK WEIGHTING
Risk-weighting factors are applied to the face value of certain assets in order to present comparable risk levels. This procedure is also used to recognize the risk in off-balance sheet instruments by adjusting the notional value to balance sheet (or credit) equivalents and then applying the appropriate risk-weighting factors. Total risk-weighted assets are used in calculating the various capital ratios according to the rules of the Bank for International Settlements.

SECURITIZATION
Transaction in which certain assets, such as mortgages, are sold to an entity which finances their acquisition by issuing negotiable securities.

SUBORDINATED DEBENTURE
Unsecured debt instrument issued by a bank and for which repayment, in the event of liquidation, ranks behind the claims of depositors and certain other creditors. Convertible subordinated debentures can be exchanged for shares at the option of the holder, the issuer or both.

TAXABLE EQUIVALENT BASIS
Calculation method used to gross up certain tax-exempt income (primarily dividends) by the income tax that would have been payable had it not been taxable. The gross-up of such income permits a uniform comparison of the yield on the various types of assets, such as those comprising net interest income, regardless of their tax treatment.

TRADING ACCOUNT
Liquid assets used for trading on financial markets. This account is recorded on the balance sheet at its market value.


88 NATIONAL BANK OF CANADA

This Annual Report is published
by the Public Relations Department,
National Bank of Canada.

POUR OBTENIR UN EXEMPLAIRE DE LA
VERSION FRANCAISE DU RAPPORT ANNUEL,
VEUILLEZ VOUS ADRESSER A :

Service des relations publiques
Banque Nationale du Canada 600,
rue de La Gauchetiere Ouest
8e etage
Montreal (Quebec)  H3B 4L2

Legal deposit: 4th quarter 1997
Bibliotheque nationale du Quebec


Printed in Canada

ISBN 2-921835-05-3

GRAPHIC DESIGN:
Belanger Legault
Communications Design ltee

PHOTOGRAPHY: MESSRS. BERARD AND COURVILLE
Guy Schiele

PRINTING:
Richard Veilleux imprimeur

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Head Office:
National Bank Tower
600 de La Gauchetiere West
Montreal, Quebec
H3B 4L2






Printed in Canada